UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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BARNES GROUP INC.

(Name of Registrant as Specified In Its Charter)

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Notice of 2022 Annual Meeting of Stockholders & Proxy Statement

May 6, 2022

BARNES™

  NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

March 25, 2022

Dear Stockholders:

You are invited to attend the 2022 Annual Meeting of Stockholders of Barnes Group Inc. (“Barnes” or the “Company”) to be held on May 6, 2022 at 11:00 A.M. Eastern Time (E.T.) at the DoubleTree by Hilton, 42 Century Drive, Bristol, CT 06010. For your convenience, the 2022 Annual Meeting will be a hybrid meeting*. This means that you may attend the 2022 Annual Meeting either in person, or virtually via a live audio webcast by visiting www.virtualshareholdermeeting.com/B2022. Instructions on how to attend and participate virtually in the live audio webcast of the 2022 Annual Meeting and how to vote your shares virtually while attending this live audio webcast are detailed on the following page and posted on www.virtualshareholdermeeting.com/B2022.

The Board of Directors of the Company (the “Board of Directors” or the “Board”) is soliciting proxies, in the accompanying form, to be used at the 2022 Annual Meeting and any adjournments thereof. This proxy statement, along with the accompanying Notice of 2022 Annual Meeting of Stockholders, summarizes the purpose of the 2022 Annual Meeting and the information you need to know to vote at the 2022 Annual Meeting. The enclosed materials were first mailed or provided on or about March 25, 2022 to our stockholders of record as of March 11, 2022. A list of stockholders entitled to vote at the 2022 Annual Meeting will be available to stockholders of record during the entire time of the 2022 Annual Meeting both at the in person meeting and on the virtual meeting website. This list will also be available during the 10 days prior to the 2022 Annual Meeting at the Company’s principal executive offices located at 123 Main Street, Bristol, CT 06010.

Following a report on business operations, stockholders will vote on the following proposals:

Proposals		Board Vote Recommendation
1.	Election of 11 directors (page 13)	FOR each of the nominees
2.	Advisory vote for the resolution to approve the Company’s executive compensation (page 28)	FOR
3.	Ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2022 (page 68)	FOR
●	To transact such other business that may properly come before the meeting

Your vote is important. Whether or not you plan to attend the 2022 Annual Meeting, we encourage you to vote as promptly as possible. You are eligible to vote if you were a stockholder of record at the close of business on March 11, 2022 (the “Record Date”) or hold a legal proxy for the meeting provided by your broker, bank or nominee as of the Record Date. Each share of our common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on. As of the Record Date, there were 50,694,661 shares of common stock outstanding and entitled to vote at the 2022 Annual Meeting.

*As part of our COVID-19 precautions and related public health measures, we will monitor the need to potentially alter the location of the in person 2022 Annual Meeting of Stockholders or to switch to solely a virtual meeting format. If we take this step, we will announce the decision to do so in advance via a press release and the filing of necessary proxy materials with the Securities and Exchange Commission. Please monitor our website at www.barnesgroupinc.com for updated information. If you are planning to attend our meeting in person, please check the website one week prior to the meeting date.

Stockholders of record as of the Record Date are entitled to vote at the 2022 Annual Meeting, either in person or virtually by live audio webcast. Stockholders of record as of the Record Date may also vote before the 2022 Annual Meeting in the following ways:

Vote by Phone: 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. E.T. the day prior to the 2022 Annual Meeting date. Have your proxy card in hand when you call and then follow the instructions.

Vote by Mail: Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Vote by Internet:

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. E.T. the day prior to the 2022 Annual Meeting date. Go to www.proxyvote.com or scan the QR Barcode in the proxy card you received.

Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

If you vote by Internet or telephone, you should not return your proxy card. If you hold your shares through a broker, bank or other nominee, you will receive separate instructions from the nominee describing how to vote your shares. Proxies will be solicited on behalf of the Board by mail and other electronic means or in person, and we will pay the solicitation costs.

How to Attend and Vote Virtually During the Live Audio Webcast of the 2022 Annual Meeting

Go to www.virtualshareholdermeeting.com/B2022 and follow the instructions below:

●	To be admitted to the live audio webcast of the 2022 Annual Meeting, use the following link: www.virtualshareholdermeeting.com/B2022.
●	Enter the control number found on your proxy card, voting instruction form or notice you received with the proxy materials. If you are a beneficial shareholder, you may contact the bank, broker or other institution where you hold your account if you have questions about obtaining your control number.
●	Once admitted to the live audio webcast of the 2022 Annual Meeting, you may vote and/or submit questions by following the instructions available on the 2022 Annual Meeting website, www.virtualshareholdermeeting.com/B2022.
●	If you do not have your control number, you may attend the 2022 Annual Meeting as a guest (non-stockholder). As a guest, you will not have the option to vote your shares at the 2022 Annual Meeting.

Whether or not you plan to attend the 2022 Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the 2022 Annual Meeting. You may revoke your proxy at any time prior to the meeting. If you attend and vote during the 2022 Annual Meeting, your proxy will be revoked automatically and your vote at the 2022 Annual Meeting will be counted.

Cordially,

Thomas O. Barnes
Chairman of the Board

Proxy Statement for 2022
Annual Meeting of Stockholders
May 6, 2022

We are sending this proxy statement and a proxy or voting instruction form in connection with Barnes Group Inc.’s solicitation of proxies on behalf of its Board of Directors for our 2022 Annual Meeting of Stockholders. Availability of this proxy statement and accompanying materials is scheduled to begin on or about March 25, 2022. “Voting Information” may be found on page 69.

PROXY SUMMARY

	Proposals	Board Vote Recommendation
1.	Election of 11 directors (page 13)	FOR each of the nominees
2.	Advisory vote for the resolution to approve the Company’s executive compensation (page 28)	FOR
3.	Ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2022 (page 68)	FOR
●	To transact such other business that may properly come before the meeting

2022 Director Nominees

	Thomas O. Barnes	Mylle H. Mangum	Patrick J. Dempsey	JoAnna L. Sohovich	Elijah K. Barnes	Hans-Peter Männer	Thomas J. Hook	Richard J. Hipple	Anthony V. Nicolosi	Daphne E. Jones	Jakki L. Haussler
INDEPENDENCE	●	●		●	●	●	●	●	●	●	●
DIRECTOR TENURE[1]	43 yrs.	19 yrs.	8 yrs.	7 yrs.	5 yrs.	5 yrs.	5 yrs.	4 yrs.	4 yrs.	2 yrs.	0 yrs.
Director Since	1978	2002	2013	2014	2016	2016	2016	2017	2017	2019	2021
Age	73	73	57	50	41	59	59	69	68	65	64
Term Expires	2022	2022	2022	2022	2022	2022	2022	2022	2022	2022	2022
BGI BOARD COMMITTEES[1]	1	3	0	1	1	1	2	2	1	1	1
Audit						●	●		C	●
Corporate Governance		C			●		●	●
Compensation		●		C				●			●
Executive	C	●
OTHER PUBLIC COMPANY BOARDS	0	2	1	0	0	0	0	2	0	2	2
QUALIFICATIONS/ ATTRIBUTES/ EXPERIENCE
Global Business	●	●	●	●		●	●	●	●	●
Manufacturing/Operational	●	●	●	●		●	●	●	●
Aerospace, Industrial, Medical/Pharma, Automation, Robotics or Plastics End-Markets	●	●	●	●		●	●	●	●	●
Government/Regulatory			●	●			●	●	●		●
Talent Management/Development	●	●	●	●	●	●	●	●	●	●	●
Technology/Innovation		●	●	●		●	●	●		●	●
Marketing/Branding		●	●	●	●	●	●	●			●
Risk Management/Oversight		●	●	●		●	●	●	●	●	●
Current/Past Board Committee Chair	●	●		●			●	●	●		●
Prof. License/ MBA/Econ. or Engineering Degree	●		●	●	●	●	●	●	●	●	●
[1]	Director tenure is listed in full years.
[2]	“C” indicates Committee Chair.

Governance Highlights1

Barnes Group Inc. (“Barnes” or the “Company”) is committed to good corporate governance, which promotes the long-term interests of the Company’s stockholders. Key features of the Company’s corporate governance practices include:

Board Independence	Lead Independent Director

●   Independent Chairman of the Board

●   11 of our 12 directors are independent (and 10 of 11 directors standing for election are independent)

●   CEO is the only management director

●   All board committees are composed exclusively of independent directors

●   Clearly established authority and responsibility over board governance and operations

●   Selected by independent directors

●   Serves as a liaison between the Chairman of the Board and the independent directors

●   Presides at executive sessions of the independent directors

Board Practices	Other Best Practices

●   Committee Charters reflect the Committees’ respective oversight of the Company’s environmental, social and governance efforts

●   Consideration of gender, race, ethnicity and national origin among the qualifications reviewed when selecting director nominees

●   Annual board and committee evaluations

●   Regular review of committee chair and member rotation

●   Director retirement age of 75, extendable in special circumstances

●   Corporate Governance Guidelines require directors to attend education programs and briefing sessions

●   Prohibition on directors simultaneously serving on more than 4 public company boards and 3 public company audit committees, including the Company’s

●   Annual election of directors and declassified board

●   Regular executive sessions of board and committees without management present

●   Separate CEO and Chairman of the Board roles

●   Prohibition on the CEO, or directors who serve as CEO for another public company, simultaneously serving on more than 2 public company boards, including the Company’s

●   Corporate Governance Committee approval required before an executive officer accepts outside board membership with a for-profit entity

●   Stockholder engagement and outreach to allow for management and the board to understand and consider issues that matter most to stockholders and enable the Company to effectively address them

●   Restrictions on hedging and pledging Company stock by directors and executive officers

●   Annual say-on-pay vote

●   Policy prohibiting corporate contributions to political candidates, election campaigns or political parties

Stockholder Rights and Accountability	Stock Ownership Requirement

●   Directors must receive more “for” than “withhold” votes in uncontested elections

●   Stockholders have right to hold special meetings

●   Stockholder right to proxy access

●   No stockholder rights (poison pill) or similar plan

	Directors	5X	Annual Cash Retainer
	CEO	5X	Annual Salary
	Other NEOs	3X	Annual Salary

[1]	The metrics in these Governance Highlights include current directors as of the date of this proxy statement, including Director William J. Morgan. Director Morgan will retire from the Board effective as of the 2022 Annual Meeting in accordance with the mandatory retirement provisions of our Corporate Governance Guidelines.

Director Highlights1

Women in Board Leadership Roles Mylle H. Mangum - Lead Independent Director and Chair, Corporate Governance Committee JoAnna L. Sohovich - Chair, Compensation and Management Development Committee
[1]	The metrics in these Director Highlights include current directors as of the date of this proxy statement, including Director William J. Morgan. Director Morgan will retire from the Board effective as of the 2022 Annual Meeting in accordance with the mandatory retirement provisions of our Corporate Governance Guidelines. Metrics above are based on the number of full years of service that each director has served as of the date of this proxy statement. Metrics are based on director self-reporting.

Governance	Health, Safety & Environmental Affairs	Employee Development & Engagement	Community	Products & Processes

Environmental, Social and Governance Highlights

Striving for Next with Respect for Now

Barnes is committed to corporate responsibility and furthering environmental, social and governance (ESG) principles. We believe this allows us to create value for our stakeholders and is key to our success as a responsible and environmentally friendly organization. Since the launch of our company-wide ESG initiative in 2014, we continue to identify and implement ways in which we can benefit our customers, the environment, and society while executing our vision and strategy.

Where We Plan to Go – Setting Ambitious Goals

Setting ambitious goals is an integral aspect of our Barnes Enterprise System (BES). As part of our strong commitment to furthering ESG principles, the Company has established environmental targets for 2025. We will work to reduce the energy we use in our factories[1] – as measured in carbon dioxide equivalents - by 15%, the amount of water we use by 20%, and the amount of industrial process waste we generate by 15%.

Energy Water Waste

Pillars of our ESG Program

How We Will Get There – Understanding Our Risks, Aligning with Standards and Planning a Path to Success

In 2021, we conducted our first climate scenario analysis. We are focused on further aligning our ESG activities with the United Nations Global Compact (UNGC). We have selected disclosures from the Global Reporting Initiative (GRI) and Sustainability Accounting Standards Board’s (SASB) 2018 Industrial Machinery & Goods standard. We published indices detailing our disclosure against select items from the GRI and SASB standards and began to report results against the Task Force for Climate-related Financial Disclosures (TCFD) standard. In January 2022, we launched a project to develop an energy roadmap and identify opportunities to decarbonize and reduce emissions through renewable energy use.

Who Will Guide Us – Our Company Leaders

Our Board of Directors exercises governance over ESG through its three key standing committees - Corporate Governance, Audit, and Compensation and Management Development. In addition, ESG is driven by a Steering Committee consisting of members of the Senior Leadership Team. In 2022, our Corporate Governance, Audit, and Compensation and Management Development Committees amended their Charters to reflect their respective ESG governance and oversight responsibilities. These Committee Charters and our ESG Steering Committee Charter are published on our Company’s website, www.barnesgroupinc.com. More detail on the Board’s oversight of ESG efforts and risk can be found in the “Board Role in Risk Oversight” section on page 23.

[1]	On a normalized basis versus 2019 baseline year.

ESG Recognition

We were honored to be recognized in 2021 for our ESG efforts.

EcoVadis, the worldwide Sustainability Ratings Provider, re-evaluated our Automation Gimatic business, increasing its rating of Gimatic and awarding it a Silver EcoVadis medal, placing Gimatic among the top 25% of companies assessed. The EcoVadis rating is a common tool used globally for supplier evaluation.

Newsweek has recognized the Company as one of “America’s Most Responsible Companies 2021”.

Our Barnes Values

Our Barnes Values are the cornerstone of our Company and the bedrock upon which Barnes has been built and sustained for 165 years. Consistent with these values, we strive to conduct business with the highest ethical standards, always mindful that our Values define who we are and what we stand for, both as employees and as a company. We maintain a Code of Business Ethics and Conduct (the “Code”) and compliance program. We offer the Code in nine languages and train our employees to ensure they are familiar with the Code. In 2022, we published a new, modernized Code, with enhanced emphasis on respect for human rights and the importance of diversity and inclusion.

Integrity. Respect. Collaboration. Empowerment. Determination.

At Barnes, we believe in:

Integrity

We uphold the highest ethical standards - rooted in openness, transparency, and honesty.

Respect

We treat each other with respect and dignity - and don’t tolerate any other way. As a global business that spans across cultures, promoting fairness, equality, safety, and diversity is fundamental to how we work together to do business.

Collaboration

We solve complex challenges by bringing together the best minds with diverse backgrounds to build inclusive teams that collaborate and inspire one another. Together, we challenge the status quo and reimagine what’s possible.

Empowerment

We empower each other to make positive impacts on our communities, customers, and shareholders by being accountable to one another.

Determination

We embrace change and break down barriers through the relentless pursuit of next. We continuously challenge ourselves, learn from one another, and deepen our expertise as we seek the next generation of solutions from our stakeholders.

In 2022, Newsweek recognized the Company as one of “America’s Most Trusted Companies 2022”.

Our Commitments

Human Rights	Our Human Capital

We respect the value and dignity of every individual. We do not tolerate any human rights abuses in any part of our business, anywhere we do business, and we expect the same of our partners.

We pulse our global leadership to help identify any facts or circumstances which may indicate a potential human rights concern in our businesses.

In early 2022, we published a Human Rights Policy formalizing our belief of respecting the value and dignity of every individual and clearly stating our intolerance for human rights abuses in any part of our business, anywhere we do business.

Grounded in our Values and an integral part of our Barnes Enterprise System (BES), we manage human capital through our Talent Management System (TMS).

TMS integrates our key human resource processes and tools to facilitate talent management decisions. The TMS framework focuses on five key areas – Attract, Perform, Develop, Engage and Recognize.

TMS enhances our ability to attract and hire talented employees and supports their growth, development and engagement.

Safety of Our Employees	Our Products
We have a strong health, safety and environmental affairs (HSE) program led by our Vice President, HSE and ESG. We maintain a “safety first” mindset and strive to integrate safe practices in everything we do. We continue to implement preventive measures and controls to protect our employees. Our strong focus on safety resulted in zero serious injuries and zero work-related fatalities with over 9.3 million hours worked in 2021.	Our products and product roadmaps are focused on delivering or accelerating automation capabilities, lighter-weight products for our end markets, and technology and equipment to ultimately enable our customers to manufacture products using recycled and biofriendly polymers.

Our Communities	Our Environment
Being a good corporate citizen begins with being a great community leader, which is why we encourage philanthropy, compassion, and change through our Barnes Group Foundation. Founded in 1945 and funded by the Company, the Barnes Group Foundation is committed to the support of education, the arts, civic and youth activities, and health- related charities in the communities in which the Company operates.	We have established environmental targets, maintain HSE standards that require internal reporting of metrics and internally audit select data. In 2021, we established additional controls to further validate our data and upgraded our centralized HSE information system.

Diversity & Inclusion

We are committed to diversity and inclusion (D&I). This commitment is anchored by our D&I Mission Statement: At Barnes, we promote and embrace a diverse and inclusive workplace, where everyone is treated with dignity and respect; where all employees are supported, encouraged and empowered to engage, contribute and achieve their fullest potential in a safe and rewarding environment.

In 2021, we updated our Corporate Governance Guidelines to reflect our Board’s practice of considering gender, race, ethnicity and national origin when recruiting for director nominees. Our Board is 33% women, and 25% self-identify as racially and/or ethnically diverse.

Responsible Sourcing We maintain a Supplier Code of Business Ethics and Conduct and a Conflicts Mineral Policy to support ethical sourcing practices.

Additional Information

For additional information, please see the Company’s 2021 Environmental, Social and Governance Report, Code of Business Ethics and Conduct, and our Human Rights Policy on www.barnesgroupinc.com. Additionally, please see the forward-looking statement at the end of this proxy statement.

Compensation Highlights

2021 Executive Compensation - Key Elements

The following summarizes key features of the compensation program for our named executive officers (NEOs).

Executive Compensation - Key Elements

Short-Term		Long-Term Equity Incentive Award
Base Cash Salary	Annual Cash Incentive Award	PSAs	Stock Options	RSUs
Base salaries are reviewed annually and are typically increased at periodic intervals, often at the time of a change in position or assumption of new responsibilities.

Stockholder-approved program with payouts based on achieving targeted financial performance measures.

Annual incentive targets for our NEOs range from 45% to 75% of base salary at target level performance[1].

Actual payouts may range from zero to three times target based on performance compared to our three performance measures.

Performance-based vesting at the end of a 3-year period; based on three equally weighted measures in 2021:

(1)  EBITDA growth relative to the performance of the Russell 2000 Index companies;

(2)  Total Shareholder Return (TSR) relative to the performance of the Russell 2000 Index companies; and

(3)  Return On Invested Capital (ROIC) performance against an absolute internal goal as determined by the Compensation and Management Development Committee.

			Time-based vesting; 18, 30 and 42 months from the grant date in equal installments.	Time-based vesting; 18, 30 and 42 months from the grant date in equal installments.
1.	With the exception of Marian Acker, Vice President, Controller of the Company, and the Company’s Principal Accounting Officer. Ms. Acker served as the Company’s Interim Chief Financial Officer and Principal Financial Officer from January 1, 2021 – May 2, 2021. Ms. Acker resumed her role as Vice President, Controller of the Company, and the Company’s Principal Accounting Officer, as of May 3, 2021. Ms. Acker’s annual incentive target is 35% of base salary at target level performance.

Other Compensation and Benefits

Retirement: NEOs participate in qualified retirement programs generally available to the Company’s U.S. employees. NEOs also participate in a nonqualified retirement program that provides benefits on base salary earnings in excess of Internal Revenue Service (IRS) limits on qualified plans. In 2021, Mr. Dempsey and Ms. Acker participated in grandfathered nonqualified executive retirement programs that are closed to new entrants.

Change in Control and Severance: NEOs participate in severance programs where severance is payable and benefits continue upon termination of employment in certain specified circumstances or upon a change in control. Severance ranges from a multiple of one times base salary plus pro rata bonus for certain non-change in control events, to two times base salary plus pro rata bonus and additional benefits for other change in control events.

Limited Perquisites: NEOs are provided financial planning and tax preparation services, annual physicals (for amounts not otherwise covered by health insurance) and executive life insurance (with a tax gross-up benefit for grandfathered participants only).

2021 NEO Compensation Summary

Name & Principal Position	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Comp.	Change in Pension Value & Nonqualified Deferred Comp. Earnings	All Other Comp.	Total
Patrick J. Dempsey President and Chief Executive Officer, Barnes Group Inc.	$900,000	$0	$4,240,076	$1,322,973	$1,861,758	$1,981,776	$189,885	$10,496,468
Julie K. Streich[1] Senior Vice President, Finance and Chief Financial Officer, Barnes Group Inc.	316,667	100,000	573,670	174,536	439,218	0	55,382	1,659,472
Marian Acker[1] Vice President, Controller, Barnes Group Inc.	305,000	60,000	352,874	110,970	294,434	0	82,831	1,206,109
Michael A. Beck[2] Senior Vice President, Barnes Group Inc. and President, Barnes Aerospace	460,000	0	628,127	201,134	603,589	0	48,898	1,941,748
Stephen G. Moule Senior Vice President, Barnes Group Inc. and President, Barnes Industrial	500,000	170,000	628,127	201,134	493,616	0	47,474	2,040,351
Patrick T. Hurley, Ph.D. Senior Vice President and Chief Technology Officer, Barnes Group Inc.	387,000	0	496,350	157,786	480,334	0	32,562	1,554,032
1.	Julie K. Streich joined the Company as Senior Vice President, Finance and Chief Financial Officer effective May 3, 2021. Marian Acker, Vice President, Controller of the Company, and the Company’s Principal Accounting Officer, served as the Company’s Interim Chief Financial Officer and Principal Financial Officer from January 1, 2021 – May 2, 2021. Ms. Acker resumed her role as Vice President, Controller of the Company, and the Company’s Principal Accounting Officer, as of May 3, 2021.
2.	Michael A. Beck advised in November, 2021 that he will retire from the Company, effective April 30, 2022. In connection with his retirement, on March 11, 2022, Mr. Beck entered into a Covenant Agreement and Release of Claims with the Company as further detailed in the “Additional Information” section on page 46, and in the Form 8-K filed by the Company on March 15, 2022.

GOVERNANCE

Our Board and senior management devote considerable time and attention to corporate governance matters, and we maintain a comprehensive set of policies and procedures to enable effective corporate governance. We regularly review best practices in corporate governance and modify our policies and procedures as warranted. We solicit feedback from stockholders on governance and executive compensation practices. The following governance materials are available on our website at www.barnesgroupinc.com; click on “Investors” and then “Governance.” These materials will also be provided without charge to any stockholder upon written request to Legal Services, Barnes Group Inc., 123 Main Street, Bristol, Connecticut 06010.

Governance Materials

●	Bylaws
●	California Transparency in Supply Chains Act Disclosure
●	Certificate of Incorporation
●	Charters for Board Committees
●	Charter of the ESG Steering Committee
●	Code of Business Ethics and Conduct
●	Code of Business Ethics and Conduct for Suppliers
●	Policy Regarding Reporting of Complaints and Concerns
●	Human Rights Policy
●	Conflict Minerals Policy
●	Corporate Governance Guidelines
●	Political Expenditures and Public Policy Matters Policy
●	UK Tax Disclosure

Code of Business Ethics and Conduct

Integrity, and the way we treat our employees, stockholders, customers, suppliers, competitors and communities, are key to our Company’s longevity and success. Our Barnes Values, as well as BES, form the foundation of our business culture and serve as a roadmap for navigating the complex and dynamic marketplaces in which we do business. Our Code reinforces the Barnes Values and establishes the behaviors that we expect from all of our employees, officers and directors. Our Code applies to everyone at our Company and unites us as “One Team, One Company.”

Key Governance Changes

Board Oversight of ESG: The Company’s ESG efforts are managed by the ESG Steering Committee which consists of members of the Company’s Senior Leadership Team. Our Board of Directors exercises governance over ESG through its three key standing committees: Audit, Corporate Governance, and Compensation and Management Development. In February 2022, the Board amended the Charters of each of these three committees to reflect each committee’s specific role in overseeing ESG. Also in 2022, the Company published a revised Charter of its ESG Steering Committee.

Diversity and Inclusion: We believe that a board that is diverse and inclusive is more effective in meeting the Company’s strategic needs and serving the long-term interests of the Company and its stockholders. In February 2021, the Company amended its Corporate Governance Guidelines to formalize our practice of considering gender, race, ethnicity and national origin, among other qualifications, when evaluating director candidates for nomination to the Company’s Board. The Board assesses the effectiveness of this practice when reviewing the composition of the Board. Additionally, the Company recently published a Diversity and Inclusion Mission Statement reflecting the Company’s practice of promoting and embracing a diverse and inclusive workplace, where everyone is treated with dignity and respect; where all employees are supported, encouraged, and empowered to engage, contribute and achieve their fullest potential in a safe and rewarding environment.

Human Rights Policy: In 2022, the Company published a Human Rights Policy, formalizing the Company’s current practice of respecting the value and dignity of every individual and intolerance of human rights abuses in any part of our business, anywhere we do business.

Proposal 1 – Election Of Directors1

Upon the recommendation of the Corporate Governance Committee, the Board has nominated Thomas O. Barnes, Elijah K. Barnes, Patrick J. Dempsey, Jakki L. Haussler, Richard J. Hipple, Thomas J. Hook, Daphne E. Jones, Mylle H. Mangum, Hans-Peter Männer, Anthony V. Nicolosi and JoAnna L. Sohovich to be elected at the 2022 Annual Meeting for continuing membership to the Board.

William J. Morgan, a current member of the Company’s Board of Directors, will retire from the Board, effective as of the 2022 Annual Meeting in accordance with the mandatory retirement provisions of the Company’s Corporate Governance Guidelines and is therefore not standing for re-election.

The Board has determined that except for Mr. Dempsey, each nominee is an independent director. If elected, each nominee will hold office until the 2023 Annual Meeting unless the nominee earlier dies, resigns, retires or is removed, as provided in the Bylaws. The eleven nominees are listed herein with brief biographies. None of the organizations listed as business affiliates of the nominees is a subsidiary or other affiliate of the Company unless otherwise noted. If a nominee for director should become unavailable for any reason, it is intended that votes will be cast for a substitute nominee designated by the Board. The Board has no reason to believe the persons nominated will be unable to serve if elected.

The Board recommends a vote FOR all Director nominees.

Nominees for Board of Directors

THOMAS O. BARNES	Age: 73	Director since: 1978 (43 yrs.)	Committees: E

QUALIFICATIONS/ATTRIBUTES/EXPERIENCE

●    Global Business

●    Manufacturing/Operational

●    Aerospace, Industrial, Medical/Pharma, Automation, Robotics or Plastics End-Markets

●    Talent Management/Development

●    Board Committee Chair

●    Prof. License/MBA/Econ. or Engineering Degree

Other Current Public Directorships: None

Mr. Barnes is Chairman of the Board and was a non-management employee of the Company through December 31, 2014. From 2007 until 2012, he served as a director of New England Bank Shares, Inc. He served as a director of Valley Bank from 2005 to 2007, when it was merged into New England Bank Shares, Inc. Mr. Barnes’ qualifications to be a member of our Board include his experience in the fields of manufacturing, finance and governance with numerous organizations throughout his career, including the Company’s former distribution business. In addition, Mr. Barnes has owned and managed several businesses and has experience in the commercial lending field. He has served on the Board for over 40 years, has served as Chairman of our Board since 1995, and has served as chairman, trustee or director for over 20 non-profit organizations.

[1]	As previously disclosed, effective March 8, 2022, Mr. Dempsey began a temporary leave of absence from his role as President and Chief Executive Officer to address health matters affecting a family member and Ms. Streich will serve as Interim Chief Executive Officer (principal executive officer) until Mr. Dempsey’s return. Ms. Streich will also continue to serve as the Company’s Senior Vice President, Finance and Chief Financial Officer during this interim period.

ELIJAH K. BARNES	Age: 41	Director since: 2016 (5 yrs.)	Committees: CG

QUALIFICATIONS/ATTRIBUTES/EXPERIENCE ● Talent Management/Development ● Marketing/Branding ● Prof. License/MBA/Econ. or Engineering Degree Other Current Public Directorships: None	Mr. Barnes serves on the Corporate Governance Committee of the Board of Directors. Mr. Barnes has over 18 years of experience in the areas of commercial real estate, lease negotiation, marketing and finance. He has been a Principal at Avison Young, where he is the co-head of the Agency Leasing Practice Group for the Washington, D.C. office, since September 2014. From 2008 to 2014, he was Managing Director and Principal at Cassidy Turley. Prior to Cassidy Turley, he was a Vice President for the Leasing Management Group at Jones Lang LaSalle. He received his bachelor’s degree in Economics from the University of Virginia and his Master of Business Administration from Johns Hopkins University. Mr. Barnes is a former National Association of Corporate Directors (NACD) Governance Fellow, having demonstrated his commitment to the highest standards of boardroom excellence by earning NACD Fellowship - The Gold Standard Director Credential. NACD Fellowship is a comprehensive and continuous program of study that empowered directors with the latest insights, intelligence, and leading boardroom practices. Mr. Barnes’ qualifications to serve on our Board include his significant commercial real estate experience that contributes to the Company’s management of its extensive owned and leased real estate portfolio. In addition to his business and financial qualifications, Mr. Barnes is the sixth generation of the Barnes family to serve on the Board, continuing a legacy of family oversight that is uniquely devoted to the Company’s long-term success and returning value to Company stockholders.

PATRICK J. DEMPSEY	Age: 57	Director since: 2013 (8 yrs.)	Committees: None

QUALIFICATIONS/ATTRIBUTES/EXPERIENCE

●    Global Business

●    Manufacturing/Operational

●    Aerospace, Industrial, Medical/Pharma, Automation, Robotics or Plastics End-Markets

●    Government/Regulatory

●    Talent Management/Development

●    Marketing/Branding

●    Technology/Innovation

●    Risk Management/Oversight

●    Prof. License/MBA/Econ. or Engineering Degree

Other Current Public Directorships: 1

●    Nucor Corporation

Mr. Dempsey was appointed the President and Chief Executive Officer of the Company in March 2013. Prior to this appointment, since February 2012, he served as the Company’s Senior Vice President and Chief Operating Officer, and was responsible for oversight and direction of the Company’s global business segments, as well as working closely on the development and execution of the Company’s strategic plan. Mr. Dempsey joined the Company in October 2000 and has held a series of roles of increasing responsibility. He was appointed Vice President, Barnes Group Inc. and President, Barnes Aerospace in 2004, Vice President, Barnes Group Inc. and President, Barnes Distribution in October 2007, and Vice President, Barnes Group Inc. and President, Logistics and Manufacturing Services in October 2008. He is currently a director of Nucor Corporation having been appointed in 2016. He also serves as the Chair, Executive Committee and Board of Trustees of the Manufacturers Alliance for Productivity and Innovation (MAPI) and on the Board of Trustees for Connecticut Science Center. Mr. Dempsey’s qualifications to be a member of our Board include his extensive knowledge of the Company’s business operations and his depth of experience in the fields of business management, enterprise management systems, business development and international operations.

JAKKI L. HAUSSLER	Age: 64	Director since: 2021 (0 yrs.)	Committees: CMDC

QUALIFICATIONS/ATTRIBUTES/EXPERIENCE

●    Government/Regulatory

●    Talent Management/Development

●    Technology/Innovation

●    Marketing/Branding

●    Risk Management/Oversight

●    Prof. License/MBA/Econ. or Engineering Degree

●    Board Committee Chair

Other Current Public Directorships: 2

●    Service Corporation International

●    Various Morgan Stanley Funds

Ms. Haussler was appointed to the Board of Directors in July 2021 and will stand for election at the 2022 Annual Meeting of Stockholders. Ms. Haussler serves on the Compensation and Management Development Committee of the Board of Directors. From 1996 until 2019, Ms. Haussler was Co-founder, Chairman, and CEO of Opus Capital Management, Inc., a registered investment advisory firm, where she currently remains non-executive Chairman. Ms. Haussler previously served on the Board of Cincinnati Bell Inc. where she was Chair of the Audit and Finance Committee, as well as the Governance and Nominating Committee, and served on the Executive Committee and Compensation Committee. Ms. Haussler is currently on the Board of Directors/Trustees of various Morgan Stanley Funds where she serves on the Audit Committee and Equity Committee, and is also on the Board of Directors of Service Corporation International where she serves on the Investment Committee and the Audit Committee. Ms. Haussler’s qualifications to be a member of our Board of Directors include her extensive experience in public accounting, investment banking, venture capital and asset management.

RICHARD J. HIPPLE	Age: 69	Director since: 2017 (4 yrs.)	Committees: CMDC, CG

QUALIFICATIONS/ATTRIBUTES/EXPERIENCE

●    Global Business

●    Manufacturing/Operational

●    Aerospace, Industrial, Medical/Pharma, Automation, Robotics or Plastics End-Markets

●    Government/Regulatory

●    Talent Management/Development

●    Technology/Innovation

●    Marketing/Branding

●    Risk Management/Oversight

●    Board Committee Chair

●    Prof. License/MBA/Econ. or Engineering Degree

Other Current Public Directorships: 2

●    Luxfer Holdings

●    KeyCorp.

Mr. Hipple serves on the Board of Director’s Corporate Governance and Compensation and Management Development Committees. Mr. Hipple is the retired Executive Chairman of the board of directors of Materion Corporation, a title he held until December 2017. Materion supplies highly engineered advanced enabling materials and coatings used in a range of electrical, electronic, thermal, optical, and structural applications. Previously, he was the Chairman, President and Chief Executive Officer of Materion from 2006 to 2017 and its President and Chief Operating Officer from 2005 to 2006. He initially joined Materion in 2001. Prior to joining Materion, Mr. Hipple served 26 years in roles of increasing responsibility at LTV Corporation, a large U.S. metals conglomerate, culminating in the position of President. Mr. Hipple has previously served on the board of directors of Ferro Corporation and is currently a director of KeyCorp (serving as Chair of the Audit Committee and a member of the Nominating and Governance Committee and Director of Key Bank) and Luxfer Holdings (serving as Chair of the Remuneration Committee and a member of the Audit Committee). He also is a Chair Emeritus and current member of the Board of Trustees for the Cleveland Institute of Music. Mr. Hipple is a graduate of Drexel University with a Bachelor of Science degree in engineering. Mr. Hipple’s qualifications to be a member of our Board include his extensive executive management and leadership experience and an accomplished record of leading transformational global growth and product diversification, including through acquisitions. Additionally, Mr. Hipple brings a wealth of additional public company board experience to our Board.

THOMAS J. HOOK	Age: 59	Director since: 2016 (5 yrs.)	Committees: Audit, CG

QUALIFICATIONS/ATTRIBUTES/EXPERIENCE

●    Global Business

●    Manufacturing/Operational

●    Aerospace, Industrial, Medical/Pharma, Automation, Robotics or Plastics End-Markets

●    Government/Regulatory

●    Talent Management/Development

●    Technology/Innovation

●    Marketing/Branding

●    Risk Management/Oversight

●    Board Committee Chair

●    Prof. License/MBA/Econ. or Engineering Degree

Other Current Public Directorships: None

Mr. Hook has been the Chief Executive Officer of SaniSure, Inc. since February 2021 and a director of SaniSure, Inc. since December 2019. He has been a director of Q Holding Company since September 2017, where he served as Chief Executive Officer from September 2017 to January 2021. Mr. Hook also serves as a director of NeuroNexus Inc. Mr. Hook was the President and Chief Executive Officer of Integer (formerly Greatbatch) from August 2006 to May 2017. Prior to this, he was Chief Operating Officer of Integer (formerly Greatbatch), a position he held from September 2004 to August 2006. From August 2002 until September 2004, Mr. Hook was employed by CTI Molecular Imaging where he served as President, CTI Solutions Group. From March 2000 to July 2002, he was General Manager, Functional and Molecular Imaging for General Electric Medical Systems. From 1997 to 2000, Mr. Hook worked for the Van Owen Group Acquisition Company and prior to that, Duracell, Inc. Until March 1, 2021, Mr. Hook served as Chairman of the Board and member of the Executive Committee of HealthNow New York, Inc., a leading health care company in Western New York, and he is also former director of Tactiva Therapeutics, Inc. Mr. Hook’s qualifications to be a member of our Board include his leadership experience, particularly in the high-tech manufacturing industry, together with his substantial knowledge of finance and accounting by virtue of his educational background and multiple executive management positions.

DAPHNE E. JONES	Age: 65	Director since: 2019 (2 yrs.)	Committees: Audit

QUALIFICATIONS/ATTRIBUTES/EXPERIENCE

●    Global Business

●    Aerospace, Industrial, Medical/Pharma, Automation, Robotics or Plastics End-Markets

●    Talent Management/Development

●    Technology/Innovation

●    Risk Management/Oversight

●    Prof. License/MBA/Econ. or Engineering Degree

Other Current Public Directorships: 2

●    Masonite International Corporation

●    AMN Healthcare

Ms. Jones has been a director of Masonite International Corporation since February 2018, where she currently is a member of the Sustainability and Governance Committee. Ms. Jones has served as a director of AMN Healthcare since September 2018, where she is a member of the Audit Committee and Compensation Committee. Previously, Ms. Jones served as the Senior Vice President - Digital/Future of Work for GE Healthcare, the healthcare business of GE, from May 2017 to October 2017 and prior to that, she served as the Senior Vice President - Chief Information Officer for GE Healthcare Diagnostic Imaging and Services since August 2014. Prior to joining GE Healthcare, Ms. Jones was the Senior Vice President, Chief Information Officer for Hospira, Inc., a provider of pharmaceuticals and infusion technologies, from October 2009 through June 2014. Ms. Jones also served as Chief Information Officer at Johnson & Johnson from 2006 to 2009 and served in various information technology roles with Johnson & Johnson from 1997 through 2006. Ms. Jones began her career in sales and systems engineering at IBM. She previously served on the board of the Thurgood Marshall College Fund, a not-for-profit organization and the nation’s largest organization representing historically black colleges and universities, medical schools, and law schools. Ms. Jones’ qualifications to be a member of our Board include her extensive executive and leadership experience, and experience driving innovation using digital technology.

MYLLE H. MANGUM	Age: 73	Director since: 2002 (19 yrs.)	Committees: CG (Chair), CMDC, E

QUALIFICATIONS/ATTRIBUTES/EXPERIENCE

●    Global Business

●    Manufacturing/Operational

●    Aerospace, Industrial, Medical/Pharma, Automation, Robotics or Plastics End-Markets

●    Talent Management/Development

●    Technology/Innovation

●    Marketing/Branding

●    Risk Management/Oversight

●    Board Committee Chair

Other Current Public Directorships: 2

●    Express, Inc.

●    Haverty Furniture Companies, Inc.

Ms. Mangum has served as Chief Executive Officer of IBT Enterprises, LLC, a leading provider of branch banking solutions, since October 2003. Prior to this, she served as the Chief Executive Officer of True Marketing Services, LLC since July 2002, focusing on consolidating marketing services companies. From 1999 to 2002, she was the Chief Executive Officer of MMS Incentives, Inc., a private equity company involved in developing and implementing marketing and loyalty programs in high-tech environments. She is currently a director of Haverty Furniture Companies, Inc. (serving on the Executive Committee and Chair of the Nominating, Compensation and Governance Committee) and Express, Inc. (serving as Chairman of the Board and member of the Audit Committee and Compensation and Governance Committee). Additionally, Ms. Mangum is an advisory board member of Piedmont College and The Shopping Center Group. She also served as a director of PRGX Global Inc. from 2013 until March, 2021, Collective Brands Inc., and its predecessor PaylessShoeSource, Inc., from 1997 to 2012, Scientific-Atlanta, Inc. from 1993 to 2006, Respironics, Inc. from 2004 to 2008, Matria Healthcare, Inc. from 2006 to 2008, and Emageon Inc. from 2004 to 2009, and as an advisory board member of Emory University/Goizueta Business School. Ms. Mangum’s qualifications to be a member of our Board include her current service as a chief executive officer, and extensive business and management experience including, in addition to that mentioned above, serving as an executive with General Electric, BellSouth and Holiday Inn Worldwide. She has extensive knowledge of marketing, accounting and finance, as well as compliance and internal controls.

HANS-PETER MÄNNER	Age: 59	Director since: 2016 (5 yrs.)	Committees: Audit

QUALIFICATIONS/ATTRIBUTES/EXPERIENCE

●    Global Business

●    Manufacturing/Operational

●    Aerospace, Industrial, Medical/Pharma, Automation, Robotics or Plastics End-Markets

●    Talent Management/Development

●    Technology/Innovation

●    Marketing/Branding

●    Risk Management/Oversight

●    Prof. License/MBA/Econ. or Engineering Degree

Other Current Public Directorships: None

Mr. Männer is the former Chief Executive Officer of Otto Männer GmbH, a leader in the development and manufacture of high precision molds, valve gate hot runner systems, and micro-injection molding systems, which the Company acquired in 2013. Prior to joining Männer in 1990, Mr. Männer studied product engineering at the University of Applied Sciences, graduating as a civil engineer completing three years of vocational training as a toolmaker. He has over 18 years of experience as a board member for Volksbank Freiburg and over 10 years of experience as a board member for WVIB Wirtschaftsverband, a trade association. Mr. Männer is currently the Managing Director of HPM Invest GmbH, a limited partnership managing properties and capital assets, and an Advisory Board member of EMERAM Capital Partners. He holds an Executive MBA from Steinbeis University, Berlin. The Board appointed Mr. Männer to the Board as a director in 2016. Mr. Männer’s qualifications to be a member of our Board include his extensive experience in the plastic injection molding industry and industrial manufacturing, together with a background in finance and asset management. As such, Mr. Männer is well-qualified to help lead the strategic direction and investment decisions for the Company’s evolving portfolio of differentiated technologies.

ANTHONY V. NICOLOSI	Age: 68	Director since: 2017 (4 yrs.)	Committees: Audit (Chair)

QUALIFICATIONS/ATTRIBUTES/EXPERIENCE

●    Global Business

●    Manufacturing/Operational

●    Aerospace, Industrial, Medical/Pharma, Automation, Robotics or Plastics End-Markets

●    Government/Regulatory

●    Talent Management/Development

●    Risk Management/Oversight

●    Prof. License/MBA/Econ. or Engineering Degree

Other Current Public Directorships: None

Mr. Nicolosi is a retired partner of the accounting firm KPMG, where he had an approximately 39 year career. Most recently, Mr. Nicolosi served in the firm’s National Office from 2008 to 2013 as the Regional Risk Management Partner for the Americas (one of three KPMG Global Regions), the National Partner in charge of risk management for the US Audit Practice and the Coordinator of the firm-wide Enterprise Risk Management Process. He also served as a member of the Global Quality and Risk Management Steering Group; U.S. Legal, Risk and Regulatory Committee; Audit Operations Leadership and others. From 1987 to 2008, Mr. Nicolosi held positions as Engagement Partner or SEC Reviewing Partner for U.S. and multinational clients in many industries, including diversified industrials and power generation. For certain years in this period, Mr. Nicolosi served in the National Office’s Department of Professional Practice and held various leadership positions. Mr. Nicolosi also served for over 10 years as a panel member on KPMG’s Audit Committee Institute roundtables and other related initiatives. Mr. Nicolosi’s qualifications to be a member of our Board include his extensive practice as a certified public accountant and experience relative to accounting, auditing, internal controls, risk management, compliance and corporate governance acquired through serving notable multinational companies, leadership positions, audit committee contributions and more. He is the Audit Committee financial expert of our Board.

JOANNA L. SOHOVICH	Age: 50	Director since: 2014 (7 yrs.)	Committees: CMDC (Chair)

QUALIFICATIONS/ATTRIBUTES/EXPERIENCE

●    Global Business

●    Manufacturing/Operational

●    Aerospace, Industrial, Medical/Pharma, Automation, Robotics or Plastics End-Markets

●    Government/Regulatory

●    Talent Management/Development

●    Technology/Innovation

●    Marketing/Branding

●    Risk Management/Oversight

●    Prof. License/MBA/Econ. or Engineering Degree

Other Current Public Directorships: None

Ms. Sohovich is the Chair of the Board of Directors for Chamberlain Group, a role she assumed on January 1, 2022 after serving as the Chief Executive Officer of Chamberlain Group from February 2016 until December 31, 2021. Prior to that, from January 2015 to February 2016, she was the Global President, STANLEY Engineered Fastening at Stanley Black & Decker, Inc. where she led a global technology and manufactured goods business. Before being appointed to this position in 2015, she served as Global President, Industrial & Automotive Repair since 2012 and, prior to that, Industrial & Automotive Repair President - North America, Asia and Emerging Regions since 2011, both at Stanley Black & Decker, Inc. From 2001 to 2011, Ms. Sohovich served in several roles of increasing responsibility at Honeywell International, including President, Security & Communications from 2010 to 2011 emphasizing new product development and innovation, Vice President & General Manager, Commercial Building Controls from 2008 to 2010 leading growth initiatives across a broad commercial building controls portfolio, and Integration Leader from 2007 to 2008 resulting in Honeywell’s successful acquisition and integration of Maxon Corporation. Ms. Sohovich served as General Manager, Building Controls Field Devices from 2005 to 2007 and Vice President, Six Sigma for Honeywell from 2004 to 2005. Her earlier experience includes plant management, repair and overhaul shop management, quality management and service as an officer in the United States Navy. Ms. Sohovich’s qualifications to be a member of our Board include her extensive executive management and leadership experience, broad knowledge of industrial manufacturers, global mindset and direct experience in driving innovation and strategic growth initiatives.

Family Relationships

Other than Chairman Thomas O. Barnes as the father of Director Elijah K. Barnes, there are no family relationships among the officers and directors, nor are there any arrangements or understandings between any of the directors or officers of our Company or any other person pursuant to which any officer or director was or is to be selected as an officer or director.

Director Independence Assessment

The Board has adopted categorical standards to guide it in determining director independence. Under these standards, which are part of our Corporate Governance Guidelines, an “independent” director must meet the independence requirements in the New York Stock Exchange (NYSE) listing standards, including the requirement that the Board must have affirmatively determined that the director has no material relationships with the Company, either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company.

a.	A director will not be independent if (i) the director is, or was within the preceding three years, employed by the Company; (ii) an immediate family member of the director is, or was within the preceding three years, employed by the Company as an “executive officer” (as such term is defined by the NYSE) other than on an interim basis; (iii) the director or any immediate family member has received from the Company, during any 12 consecutive months within the preceding three years, more than $120,000 in direct compensation from the Company, other than compensation received by an immediate family member of a director for service as a non-executive employee of the Company and director and committee fees and deferred compensation for prior service, provided that such deferred compensation is not contingent on continued service; (iv) the director is employed by the Company’s independent auditor; (v) an immediate family member of the director is employed by the Company’s independent auditor (I) as a partner or (II) otherwise as an employee who personally works on the Company’s audit; (vi) the director or an immediate family member was within the last three years a partner or employee of the Company’s independent auditor and personally worked on the Company’s audit within that time; or (vii) a Company executive officer is, or was within the preceding three years, on the board of directors of a company which, at the same time, employed the Company director or an immediate family member of the director as an executive officer.

b.	The following commercial and charitable relationships will not be considered material relationships that would impair a director’s independence: (i) if a Company director is an employee, or an immediate family member is an executive officer, of another company that does business with the Company and, within any of the last three fiscal years, the annual sales to, or purchases from, the Company are less than 1% of the annual revenues of the other company; (ii) if a Company director is an employee, or an immediate family member is an executive officer, of another company that is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other is less than 1% of the total consolidated assets of the other company; or (iii) if a Company director serves as an officer, director or trustee of a charitable organization, and the Company’s discretionary charitable contributions to the organization are less than 1% of such organization’s total annual charitable receipts, provided that the amount of the Company’s contributions shall not include the matching of charitable contributions by Barnes Group Foundation, Inc. pursuant to the Matching Gifts Program.

c.	For relationships not covered by b. above, the directors who are independent under the Corporate Governance Guidelines in a. and b. above will determine whether the relationship is material or not and, therefore, whether the director is “independent.” The Company will explain in the next proxy statement the basis of any Board determination that a relationship was immaterial despite the fact that it did not meet the categorical standards of immateriality in b. above.

The Board has determined that, other than Mr. Dempsey, all of our director nominees are independent under the listing standards of the NYSE and the above categorical standards.

Process For Selecting Director Nominees,
Stockholder Recommended Director Candidates

Nominee Qualifications

The Corporate Governance Committee strives to maintain an engaged and independent Board with broad and diverse qualifications that serve the long-term interests of our stockholders. Candidates for director shall be selected on the basis of their qualifications, such as:

●	Character, wisdom, judgment and integrity;

●	Experience in positions with a high degree of responsibility;

●	Prominence and accomplishments in areas relevant to the Company’s business activities;

●	Understanding of the Company’s business environment;

●	Strategy development, experience in technology-laden industrial businesses, and/or other relevant firms;

●	Capacity and desire to represent the interests of the Company’s stockholders as a whole;

●	Commitment to maximize stockholder value;

●	The extent to which the interplay of the nominee’s skills, knowledge, expertise, experience and diversity of background (considering, without limitation, gender, race, ethnicity and national origin) with that of the other Board members will help build a Board that is effective in collectively meeting the Company’s strategic needs and serving the long-term interests of the Company and its stockholders; and

●	Ability to devote sufficient time to the affairs of the Company.

Director Nominee Selection Process

The Corporate Governance Committee will consider director candidates recommended by stockholders of the Company, directors, officers and third-party search firms. When utilizing a third-party search firm, the search firm is instructed to identify candidates based on criteria specified by the Corporate Governance Committee, perform initial screenings of the candidates’ resumes and conduct initial interviews. The Corporate Governance Committee evaluates stockholder-recommended candidates in the same manner as all other candidates. Information for stockholders wishing to submit a recommendation is located on page 73.

Board Size

Our Corporate Governance Guidelines provide that the Board should generally have no fewer than six and no more than twelve directors. The Board currently has twelve directors. Each director is required to resign from the Board no later than the annual meeting of stockholders following his or her 75th birthday. Director William J. Morgan will retire from the Board effective as of the 2022 Annual Meeting in accordance with these mandatory retirement provisions. Each director is also required to advise the Chairman of the Board of any change in his or her status, including a change in employment or service on other boards of directors, or retirement from his or her principal occupation or another board of directors. Director Thomas O. Barnes, Chairman of the Board, is designated to preside at executive sessions of non-management directors. Mylle H. Mangum, the Lead Independent Director, is designated to preside at executive sessions of the independent directors.

Board Leadership

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management and a highly engaged and high-functioning Board. The Company’s Corporate Governance Guidelines provide the Board with flexibility to select the appropriate leadership structure for the Company. In making leadership structure determinations, the Board considers many factors including the specific needs of the business and what is in the best interests of the Company’s stockholders.

Our Board has chosen to separate the roles of Chief Executive Officer and Chairperson of the Board. Mr. Dempsey is our Chief Executive Officer and Director Thomas O. Barnes is our Chairman. As Chief Executive Officer, Mr. Dempsey is responsible for day-to-day management of the Company and the overall execution of our strategy. As Chairman, Thomas O. Barnes presides at meetings of the Company’s stockholders and Board of Directors, and is responsible for director orientation and continuing education and review of Board committee assignments and consideration of Chair rotation in conjunction with the Corporate Governance Committee, among other responsibilities as set forth in our Corporate Governance Guidelines and Bylaws.

While our Chairman has been independent under relevant NYSE listing standards as of January 1, 2018, the Board has maintained a Lead Independent Director elected by our independent directors. Director Mangum currently serves as Lead Independent Director.

The responsibilities of the Lead Independent Director are to:

●	Preside at all meetings of the Board at which the Chairman of the Board is not present;

●	Preside at executive sessions of the independent directors;

●	Serve as a liaison between the Chairman of the Board and the independent directors;

●	Together with the Chairman of the Board, determine the nature and scope of the information sent to the Board;

●	Approve the final meeting agendas for the Board following review by the Chairman of the Board; and

●	Approve meeting schedules to ensure that there is sufficient time for discussion of all agenda items.

The Board believes that the current structure is appropriate for the Company and provides for effective independent Board leadership and engagement. This structure is enhanced by the fact that the Board’s Audit Committee, Compensation and Management Development Committee (Compensation Committee), Corporate Governance Committee and Executive Committee are comprised entirely of independent directors. Further, the Company’s independent directors periodically meet in executive sessions.

Board Committees

We have a standing Audit Committee, Compensation Committee and Corporate Governance Committee. The primary responsibilities for each of these committees are summarized below. Charters for the committees are available on the Company’s website, www.barnesgroupinc.com, under the Governance tab of Investors (https://ir.barnesgroupinc.com/governance/highlights/default.aspx). All members of the Audit Committee, Compensation Committee and Corporate Governance Committee are independent within the meaning of the NYSE listing standards and the Board’s categorical standards, and all members of both the Audit Committee and the Compensation Committee meet the additional independence requirements of the NYSE listing standards that are applicable to members of such committees. The Executive Committee meets only (i) when action between Board meetings is necessary or desirable, and the convening of a special Board meeting is not practical, or (ii) at the request of a majority of the independent directors. The Executive Committee did not meet in 2021.

Audit Committee

By its charter, the Audit Committee’s primary responsibility is to assist the Board of Directors in fulfilling its oversight of the integrity of the Company’s financial statements; the effectiveness of the Company’s internal control over financial reporting; the Company’s compliance with legal and regulatory requirements; the performance of the Company’s internal audit function; and the review of the qualifications, independence, and performance of the independent registered public accounting firm. The Audit Committee has responsibility for overseeing the guidelines and policies that govern the processes by which the Company assesses and manages its exposure to risk. The Audit Committee also reviews and discusses with management the ESG reporting process, climate related metrics and management’s evaluation of the adequacy and effectiveness of controls for related disclosures. For additional information about the Audit Committee’s oversight of the risks faced by the Company and the Audit Committee’s role with respect to ESG oversight, see “Board Role in Risk Oversight” on page 23 and the “Audit Committee Report” on page 67. The Board has determined that Mr. Nicolosi, who qualifies as an independent director under the NYSE listing standards and the Company’s Corporate Governance Guidelines, is an “audit committee financial expert” as defined by the Securities and Exchange Commission (SEC).

Meetings in 2021: 8 Attendance: 100% Current Members: ● Chair: Anthony V. Nicolosi ● Thomas J. Hook ● Daphne E. Jones ● Hans-Peter Männer ● William J. Morgan

Compensation and Management Development Committee

The Compensation Committee acts on behalf of the Board to establish the compensation of executive officers and other senior management and provides oversight of the Company’s compensation philosophy and of compensation policies and practices as they relate to risk management. The Compensation Committee also acts as the oversight committee with respect to the Performance-Linked Bonus Plan (annual cash incentive program), the 2014 Barnes Group Inc. Stock and Incentive Award Plan (the “Stock and Incentive Award Plan”), and other arrangements covering executive officers and other senior management. The Compensation Committee’s processes for establishing and overseeing executive compensation can be found in the Compensation Discussion and Analysis section. In overseeing those plans and programs, the Compensation Committee may delegate authority for day-to-day administration and interpretation of the plans, including selection of participants, determination of award levels within plan parameters, and approval of award documents, to officers of the Company or the Company’s Benefits Committee. However, the Compensation Committee may not delegate any authority under those plans for matters affecting the compensation and benefits of the executive officers.

With respect to ESG, the Compensation Committee oversees the Company’s effort to ensure the Company is seeking, developing and retaining human capital appropriate to support the ongoing transformation of the Company, to drive business performance, to foster diversity and inclusion across the organization and support the successful execution of the Company’s growth strategy. The Compensation Committee also oversees succession planning programs, including plans for the Chief Executive Officer and key officers, and reports to the Board at least annually regarding the strengths and weaknesses of the Company’s processes for management development and succession planning. Compensation Committee agendas are established in consultation with the Compensation Committee Chair and its independent compensation consultant. The Compensation Committee has sole authority to retain outside advisors to assist in evaluating executive officer compensation and approve the terms of engagement including the fees of such advisors. The Compensation Committee typically meets in executive session without management present during each meeting.

Meetings in 2021: 4 Attendance: 100% Current Members: ● Chair: JoAnna L. Sohovich ● Jakki L. Haussler ● Richard J. Hipple ● Mylle H. Mangum

Corporate Governance Committee

The Corporate Governance Committee makes recommendations concerning Board membership, functions and director compensation and the Company’s overall corporate governance policies and practices. The Corporate Governance Committee serves as the nominating committee for the Board. Additional responsibilities include board succession matters, the annual performance review of the Chairman of the Board, reviewing matters relating to potential director conflicts of interest and director independence, overseeing the Company’s practices related to political activities and the engagement with the Company’s stockholders on topics of environmental, social and governance matters, and administering the Company’s related person transactions policy.

Meetings in 2021: 4 Attendance: 95% Current Members: ● Chair: Mylle H. Mangum ● Elijah K. Barnes ● Richard J. Hipple ● Thomas J. Hook ● William J. Morgan

Board and Committee Meeting Attendance 2021

Directors are strongly encouraged to attend our annual meeting of stockholders, all Board meetings and meetings of the committees on which they serve. Our Board held 8 regular (in person or videoconference/telephonic) meetings during 2021. Overall attendance at Board and committee meetings during 2021 was 99% for directors. All twelve directors serving at the time of the 2021 Annual Meeting attended the 2021 Annual Meeting.

Board Role In Risk Oversight

While risk management is the responsibility of the Company’s management team, the Board is responsible for oversight of the Company’s risk management activities generally. The Audit Committee has been designated by the Board to take the lead in overseeing risk management at the Board level and each of the committees of the Board are tasked with assisting the Board with the oversight of certain categories of risk management within their respective areas of responsibility.

Board of Directors

Consistent with its oversight role, the full Board regularly receives information about the Company’s risk management activities and the most significant risks faced by the Company. This is accomplished through attendance at committee meetings by the other Board members when warranted, periodic reports on these matters from each of the committees, and by addressing significant risks with the full Board at Board meetings or in executive sessions as appropriate.

Audit Committee

The Audit Committee has primary responsibility for reviewing and discussing the guidelines and policies that govern the processes by which the Company assesses and manages its exposure to risk, including the Company’s enterprise risk management program.

The Audit Committee periodically meets with management and the Board of Directors to discuss these guidelines and policies, and reviews and assesses management’s identification and assessment of major risk exposure and the manner in which risk is being monitored and controlled in areas such as: external financial reporting and controls, litigation and compliance, safety, data protection and cybersecurity. The Audit Committee also reviews and discusses with management the ESG reporting process, climate related metrics and management’s evaluation of the adequacy and effectiveness of controls for related disclosures. In conducting the above, the Audit Committee considers the nature of the material risks the Company faces and the adequacy of the Company’s guidelines and policies to respond to and manage these risks. The Audit Committee receives updates from management and others, including the Company’s internal and external auditors and, in many instances, the discussion of these risk factors is integrated within the topics on the Board and committee agendas.

Compensation and Management Development Committee

The Compensation and Management Development Committee oversees compensation programs so that they are designed with the appropriate balance of risk and reward in relation to the Company’s overall business strategy and performance, and are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee also:

●	Evaluates and reviews our incentive compensation arrangements annually based on an inventory of all relevant compensation programs prepared by the Human Resources department which includes details of the principal features of the programs, including key risk mitigation factors to ensure that our employees, including our NEOs, are not encouraged to take unnecessary risks in managing our business;

●	Reviews and provides input to management regarding compensation risk management, including whether compensation arrangements incentivize unnecessary and excessive risk taking; and

●	Oversees the Company’s effort to ensure the Company is seeking, developing and retaining human capital appropriate to support the ongoing transformation of the Company, to drive business performance, to foster diversity, equity and inclusion across the organization and support the successful execution of the Company’s growth strategy.

Corporate Governance Committee

The Corporate Governance Committee makes recommendations concerning the Company’s overall corporate governance policies and practices, including:

●	Reviewing potential director conflicts of interest and director independence;

●	Overseeing engagement with the Company’s stockholders on topics of environmental, social and governance matters;

●	Overseeing practices related to political activities;

●	Reviewing feedback from shareholder outreach; and

●	Administering the related person transactions policy.

Communication With Our Board

We have posted our Policy Regarding Reporting of Complaints and Concerns on our website. The policy provides that stockholders and other interested parties may communicate with the Board, a committee of the Board, the independent directors or with an individual director, by any of the following methods:

By Phone - 1-800-300-1560

(alternatively, access the Reporting Tool Phone List at https://www.barnesgroupinc.com/wp-content/uploads/2022/02/2022-EthicsPoint-Dialing-Instructions.pdf to find telephone numbers outside of the United States)

By Mail

Barnes Group Corporate Compliance Hotline
P.O. Box PMB 3667
13950 Ballantine Corporate Place, Ste. 300
Charlotte, NC 28277-2712

By Internet

https://barnesgroupinc.ethicspoint.com

All complaints and concerns reported by the above methods will be received by a third-party provider, who will forward each complaint or concern to the Office of the General Counsel which is responsible for relaying communications to the Board. The Chair of the Audit Committee receives regular summary reports of all reported complaints and concerns.

Investor Outreach

We believe it is critical to maintain a connection with our stockholders. We reach out to our largest institutional stockholders twice per year and invite them to speak with us regarding governance matters, including ESG, and compensation practices, to ensure we know what our stockholders’ top priorities are in those areas. In 2021, we continued this outreach. During those outreach conversations, we highlighted our ESG program enhancements, human capital management, key governance practices including the Company’s focus on director refreshment and diversity, limitations on simultaneous public board service, and aspects of our current executive compensation program.

DIRECTOR COMPENSATION IN 2021

The Corporate Governance Committee reviews and makes recommendations to the Board regarding the form and amount of compensation for non-employee directors. Directors who are also employees do not receive additional compensation for service on the Board. As part of its review, the Corporate Governance Committee periodically obtains competitive market data and retains the services of compensation consultants. The Company’s director compensation program is designed to attract and retain highly qualified directors and to reward the time, effort, expertise and accountability required of active Board membership. In general, the Corporate Governance Committee and the Board believe that annual compensation for non-employee directors should consist of both a cash component, designed to compensate members for their service on the Board and its committees, and an equity component, designed to align the interests of directors and stockholders and, by vesting over time, to create an incentive for continued service on the Board.

Director Compensation Program

The following table describes the components of our non-employee director compensation program for 2021:

Compensation Element	Description
Cash Retainer (paid quarterly)	●	$95,000 annually
Annual Equity Retainer	●	RSUs valued at approximately $105,000 that vest quarterly, granted to Board members in February
●	Accelerated vesting in the event of a change in control, service terminating as a result of death or disability, or retirement
●	Dividend equivalents equal to the dividend per share are paid on each unvested RSU on each dividend payment date
Annual Chair Retainer (paid quarterly)	●	Chairman of the Board:	$100,000	●	Compensation Committee:	$15,000
●	Audit Committee:	$17,500	●	Corporate Governance Committee:	$10,000
Other Fees	●	Eligible to earn a $1,500 fee for participating in specific Board projects, such as attending meetings with the Company’s senior management and interviewing prospective director or senior officer candidates
●	Executive Committee Chair fee of $2,500 payable at the first meeting in any fiscal year in which the Committee meets
Other Benefits	●	Business travel accident insurance
●	Matching charitable gifts under Barnes Group Foundation, Inc., the Company’s charitable foundation
●	Life insurance and accidental death and dismemberment insurance (only for directors who joined before January 1, 2012)
New Director Award (one-time grant)	●	RSUs equal to a pro rata portion of the annual equity retainer vesting over the remainder of the service year
●	Dividend equivalents equal to the dividend per share are paid on each unvested RSU on each dividend payment date
Non-Management Director Stock Ownership Requirements	●	Ownership of five times the annual cash retainer
●	Each of our non-management directors met this requirement as of December 31, 2021, with the exception of Daphne E. Jones, Anthony V. Nicolosi and Jakki L. Haussler who joined the Board in September 2019, May 2017 and July 2021, respectively

Deferred Compensation

Under the Non-Employee Director Deferred Stock Plan, each non-employee director who joined the Board before December 15, 2005 was granted the right to receive 12,000 shares of Common Stock when his or her membership on the Board terminates or, if sooner, when a change in control occurs. The plan also provides for the payment of dividend equivalents equal to one dividend per share for each dividend payment date payable quarterly and in cash.

Under the Directors’ Deferred Compensation Plan (DDCP), each non-employee director may defer all or a portion of his or her Board retainer and meeting fees, and/or the dividend equivalents paid under this plan. Directors may elect to credit such deferred compensation to a cash account, a phantom stock account, or a combination of the two.

Non-Management Director Stock Ownership Requirements

As reflected above, under our stock ownership requirements, each of our non-management directors is required to accumulate an ownership position in the Company’s Common Stock equal in value to five times the annual cash retainer. Two-thirds of the value of unvested RSUs count toward achieving ownership requirements. Directors are required to retain all net after-tax proceeds from Company equity grants until ownership levels are met. Once ownership levels are met, the requirement is converted to a fixed number of shares, subject to increases based on increases to the annual cash retainer.

Director Compensation in 2021

The following table sets forth the aggregate amounts of compensation information for the year ended December 31, 2021 for non-management directors.

Name of Director	Fees Earned or Paid in Cash	Stock Awards[1]	Changes in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation[2,3]	Total
Thomas O. Barnes	$195,000	$104,990	$0	$13,600	$313,590
Elijah K. Barnes	95,000	104,990	0	3,333	203,323
Jakki L. Haussler	49,175	61,009	0	0	110,184
Richard J. Hipple	98,000	104,990	0	0	202,990
Thomas J. Hook	96,500	104,990	0	0	201,490
Daphne E. Jones	95,750	104,990	0	0	200,740
Mylle H. Mangum	109,761	104,990	0	2,703	217,454
Hans-Peter Männer	101,123	104,990	0	0	206,113
Hassell H. McClellan	36,976	104,990	0	4,203	146,169
William J. Morgan	102,663	104,990	0	4,203	211,856
Anthony V. Nicolosi	110,087	104,990	0	0	215,077
JoAnna L. Sohovich	107,718	104,990	0	4,000	216,708
1.	Stock Awards represent the aggregate grant date fair value of RSUs granted to directors under the Stock and Incentive Award Plan. The amounts differ from the annual retainer amount of $105,000 because the number of RSUs subject to the annual equity retainer is rounded to the nearest whole number. As of December 31, 2021, each non-management director held 501 unvested RSUs, which vested on February 1, 2022.
2.	The compensation represented by the amounts for 2021 set forth in the “All Other Compensation” column for the directors includes life and accidental death and dismemberment insurance premiums paid by the Company for the benefit of Ms. Mangum and Messrs. McClellan and Morgan. Director McClellan retired effective as of the Company’s 2021 Annual Meeting in accordance with the mandatory retirement provisions of our Corporate Governance Guidelines.
3.	The compensation represented by the amounts for 2021 set forth in the “All Other Compensation” column for the directors also includes the amount of matching gift donations provided by Barnes Group Foundation Inc. pursuant to a charitable matching gifts program that is available to the Company’s full-time active U.S. employees, Directors and spouses of eligible employees or Directors. Matching gift donations were as follows: Thomas O. Barnes – $13,600, Elijah K. Barnes – $3,333, Mylle H. Mangum – $2,500, Hassell H. McClellan – $4,000, William J. Morgan – $4,000, and JoAnna L. Sohovich – $4,000.

COMPENSATION DISCUSSION AND ANALYSIS

Proposal 2 – Advisory Vote For The Resolution To Approve The Company’s Executive Compensation

We seek our stockholders’ advisory (non-binding) vote for the resolution to approve the compensation of our named executive officers (NEOs) as described in the Compensation Discussion and Analysis (CD&A), the executive compensation tables, and the accompanying narrative disclosure. This advisory proposal, known as a “say-on-pay” vote, gives stockholders the opportunity to vote, on an advisory basis, whether to approve the compensation of our NEOs as described in this proxy statement.

We recognize our stockholders’ interest in the Company’s executive compensation program. As such, we currently hold an annual say-on-pay vote. Our next say-on-pay vote will occur at our 2023 Annual Meeting.

The Company’s executive compensation program is designed to attract, engage and retain highly qualified, high performing executive officers. The Company has a strong pay-for-performance philosophy, so we closely align our NEOs’ compensation with the Company’s performance. We encourage stockholders to review the CD&A for a detailed description of our executive compensation program. The Board recommends that stockholders vote FOR the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the accompanying executive compensation tables and the related narrative discussion.”

This vote is advisory, which means that it is not binding on the Board or the Compensation and Management Development Committee (Compensation Committee), nor will it affect any compensation paid or awarded to any NEO. However, the Board and the Compensation Committee will review and consider the voting results when evaluating our future executive compensation arrangements.

The Board recommends an advisory vote FOR the resolution to approve the Company’s executive compensation.

Executive Summary

This CD&A describes:

●	Our executive compensation philosophy and program;
●	The compensation decisions that the Compensation Committee made under the program and the underlying factors considered in making those decisions; and
●	The alignment and relationship between the Company’s 2021 performance and the resulting compensation.

Our NEOs for 2021 were:

NEO	Title
Patrick J. Dempsey	President and Chief Executive Officer, Barnes Group Inc.
Julie K. Streich[1]	Senior Vice President, Finance and Chief Financial Officer, Barnes Group Inc.
Marian Acker[2]	Vice President, Controller, Barnes Group Inc.
Michael A. Beck[3]	Senior Vice President, Barnes Group Inc. and President, Barnes Aerospace
Stephen G. Moule	Senior Vice President, Barnes Group Inc. and President, Barnes Industrial
Patrick T. Hurley, Ph.D.	Senior Vice President and Chief Technology Officer, Barnes Group Inc.
1.	Ms. Streich joined the Company as Senior Vice President, Finance and Chief Financial Officer and as the Principal Financial Officer effective May 3, 2021. The terms of Ms. Streich’s offer are outlined in the Form 8-K filed by the Company on April 29, 2021, including a copy of the offer letter filed as an exhibit thereto.
2.	Ms. Acker, Vice President, Controller of the Company, and the Company’s Principal Accounting Officer, served as the Company’s Interim Chief Financial Officer and Principal Financial Officer from January 1, 2021 – May 2, 2021. Ms. Acker resumed her role as Vice President, Controller of the Company, and the Company’s Principal Accounting Officer, as of May 3, 2021.
3.	Mr. Beck advised in November, 2021 that he will retire from the Company, effective April 30, 2022. In connection with his retirement, on March 11, 2022, Mr. Beck entered into a Covenant Agreement and Release of Claims with the Company as further detailed in the “Additional Information” section on page 46, and in the Form 8-K filed by the Company on March 15, 2022.

Performance Highlights

Despite lingering headwinds from external factors including the impacts of COVID-19, inflationary pressure, supply chain disruption and auto semiconductor shortages, the Company delivered strong 2021 results, with sales growth in both our Industrial and Aerospace businesses. Total revenues grew 12% from the prior year period, with organic sales growth of 11%1. Operating income grew 22%, while operating margin improved 90 basis points. The Company invested in strategic marketing and sales, digitalization and innovation and took proactive steps to limit risks and manage costs. These actions, combined with an improved demand environment, allowed us to deliver solid year-over-year performance and position the Company favorably for future performance improvement.

In 2021, our financial results and operational achievements continued to support the Company’s purpose – to advance what’s possible through the relentless pursuit of next. We aim to pioneer technologies that help change the world. To that end, the Company remains focused on executing our strategy:

❖	Build a world-class company focused on high margin, high growth businesses;

❖	Leverage the Barnes Enterprise System (BES) as a significant competitive advantage;

❖	Expand and protect our intellectual property to deliver differentiated solutions; and

❖	Create value for all stakeholders.

Among many highlights for 2021, the Company:

●	Welcomed Julie K. Streich as Senior Vice President, Finance and Chief Financial Officer;
●	Refreshed our brand, establishing a modern identity that aligns with our transformational goals and strategic growth aspirations and signifies the Company’s promise of Persistent Ingenuity™;
●	Hosted our second Investor Day to provide current and potential stakeholders with a deeper understanding of our growth strategy and capital allocation framework;
●	Through our Innovation Hub, advanced our research and development efforts aimed at enabling the widespread use of environmentally friendly and recycled materials;
●	Developed our digital program as an essential component within BES, with a view towards consistent, scalable solutions;
●	Attracted flexible talent with in-demand, specialized skills and capabilities by expanding our BarnesWORX™ program as part of our Talent Management System (TMS), with a focus on digital and business roles; and
●	Focused on strategic marketing with the addition of a Marketing Excellence Playbook, a compilation of over 50 growth tools that form a part of our BES Commercial Excellence standard work.

Pay for Performance

We received strong support for our 2020 executive compensation program (over 96% of votes cast in favor of our say-on-pay resolution in 2021) as discussed under “Say on Pay Vote” below. For 2021, the Company’s executive compensation program remained relatively unchanged from 2020 and there continued to be strong pay-for-performance alignment.

The components of our executive compensation program most directly linked to the Company’s performance are highlighted below. Additional detail can be found in the “Components of Our Executive Compensation Program” section on page 36.

Annual Cash Incentives. For 2021, we continued to use Company-wide consolidated Revenue (Revenue), diluted Earnings Per Share (EPS) and Days Working Capital (DWC) as the corporate performance measures for annual cash incentive awards. These three corporate performance measures applied 100% to Mr. Dempsey, Ms. Streich, Ms. Acker and Mr. Hurley. Mr. Moule was measured 40% on these corporate performance measures and 60% on the performance of the Industrial segment. Mr. Beck was measured 40% on these corporate performance measures and 60% on the performance of the Aerospace segment (excluding Barnes Aerospace Revenue Sharing Programs). Segment performance measures are Operating Profits, Revenue and DWC. We selected this combination of performance measures to emphasize revenue growth, profitability, and cash generation.

[1]	Organic sales growth represents the total reported sales increase within the Company’s ongoing businesses less the impact of foreign currency translation and acquisition and divestitures completed in the preceding twelve months.

Results under our 2021 annual cash incentive plan are determined first according to generally accepted accounting principles (GAAP) but then may be adjusted for certain unusual, or non-recurring items, or other adjustments as provided under the annual cash incentive plan. The adjusted financial performance results as certified by the Compensation Committee under the annual cash incentive plan are non-GAAP financial measures.

For Mr. Dempsey, Ms. Streich1, Ms. Acker2 and Mr. Hurley, we calculated payouts under the annual cash incentive plan using the following corporate performance measures (Corporate Performance Measures) and weighting, resulting in a payout of 276% of target:

Corporate Performance Measures	Weighting (%)	As Certified 2021 Results*	Comparison to Target	% Payout
Diluted EPS	60	$1.98	$0.33 above target	300%
Revenue (in millions)	20	$1,259	$48 above target	179%
Days Working Capital (DWC)	20	140	8 days below (better than) target	300%
1.	Ms. Streich joined the Company as Senior Vice President, Finance and Chief Financial Officer and as the Principal Financial Officer effective May 3, 2021.
2.	Ms. Acker, Vice President, Controller of the Company, and the Company’s Principal Accounting Officer, served as the Company’s Interim Chief Financial Officer and Principal Financial Officer from January 1, 2021 – May 2, 2021. Ms. Acker resumed her role as Vice President, Controller of the Company, and the Company’s Principal Accounting Officer, as of May 3, 2021.

For Mr. Moule, we calculated 40% of the annual cash incentive plan payout using the above Corporate Performance Measures and weighting, and 60% using the following measures and weighting for the Industrial segment, resulting in a payout of 145% of target:

Industrial Performance Measures	Weighting (%)	As Certified 2021 Results*	Comparison to Target	% Payout
Operating Profit (in millions)	60	$103.3	$6.6 below target	73%
Revenue (in millions)	20	$896	$45 above target	207%
Days Working Capital (DWC)	20	127	6 days below (better than) target	300%

For Mr. Beck1, we calculated 40% of the annual cash incentive plan using the above Corporate Performance Measures and weighting, and 60% using the following measures and weighting for the Aerospace segment, resulting in a payout of 253% of target:

Aerospace Performance Measures	Weighting (%)	As Certified 2021 Results*	Comparison to Target	% Payout
Operating Profit (in millions)	60	$25.6	$3.7 above target	292%
Revenue (in millions)	20	$322	$3 below target	92%
Days Working Capital (DWC)	20	153	12 days below (better than) target	300%

*	Detailed descriptions of the measures and process used to determine adjustments are in the “Annual Cash Incentive Awards” section on page 37.
1.	Mr. Beck advised in November, 2021 that he will retire from the Company, effective April 30, 2022. In connection with his retirement, on March 11, 2022, Mr. Beck entered into a Covenant Agreement and Release of Claims with the Company as further detailed in the “Additional Information” section on page 46, and in the Form 8-K filed by the Company on March 15, 2022.

Long-Term Incentive (LTI) Equity Awards. LTI equity awards are the largest component of our NEOs’ compensation opportunity. With the exception of our CEO, our LTI equity awards consist of 50% performance share awards (PSAs) that are earned based on key performance criteria; 30% time-based restricted stock units (RSUs); and 20% stock options. This weighting supports our desire to closely align compensation ultimately realized by the NEOs with financial and shareholder return performance. For 2021, our CEO’s LTI equity award weightings consisted of 60% PSAs, 20% RSUs, and 20% stock options. The heavier weight on PSAs for the CEO reinforces the Company’s emphasis on performance-based compensation reflecting his leadership and responsibility for executing the long-term strategy and continued transformation of the Company.

LTI for NEOs (other than CEO)	LTI for CEO

The 2021 PSA grant payouts are earned based on three equally-weighted Company-wide metrics:

●	Three-year Total Shareholder Return (TSR) performance relative to the Russell 2000 Index companies;
●	Three-year EBITDA growth relative to the Russell 2000 Index companies; and
●	Three-year Return on Invested Capital (ROIC) performance against an absolute internal goal.

The grants made in 2021 cover the 2021 through 2023 performance period. Payouts, if any, under the 2021 grants will be made in 2024.

In 2021, the PSA grant for the 2018-2020 performance period paid out at 22% of target shares, based on the following “As Certified” performance results:

Performance Measures[1]	3 -Year Performance	Relative Performance Level (Percentile)
TSR	-18.5%	33%
EBITDA Growth	-20.2%	34%
ROIC	8.57%	N/A

1.	The PSA program for the 2018-2020 performance period utilized three measures: TSR and EBITDA growth performance relative to the Russell 2000 Index companies and ROIC performance against an absolute internal goal as determined by the Compensation Committee.

Detailed descriptions of the performance results are found in the “Payouts for the 2018-2020 Performance Period” section on page 43.

Pay and Performance Alignment. Our compensation plan is designed to align our NEO realized compensation with stockholders returns.

COVID had a significant adverse impact on the Company’s end markets, financial performance and stock performance in 2020 and continued to impact us in 2021. The impact was also felt by our NEOs in their realized and realizable compensation as shown below.

The following chart shows a comparison of CEO equity compensation as reported in the Summary Compensation Table (as shown on page 49), for the Option Awards and Stock Awards, to the “realizable” value for the prior three years, where we define realizable value as the amounts paid (actually realized) plus estimated amounts attributable to the outstanding awards (potentially realized) at the end of the applicable three-year periods.

There can be a significant difference between what is reported for a given year in the compensation tables as compensation to an executive officer and the value of what the executive actually realizes as compensation in that year or over time. In the Summary Compensation Table, SEC rules require the Company to report the fair value of equity awards based on stock price at the time of grant, valued at the target level, regardless of actual award attainment levels or realized value. Option Awards are also aligned with our pay for performance philosophy, as the ultimate value realizable is impacted by our stock performance (TSR). Option Awards are reported in the Summary Compensation Table using the Black-Scholes option pricing model. The ultimate amount realizable is dependent on stock appreciation from the grant date. In the event the stock price falls below the grant date stock price (which is the exercise price), the options would have no value.

The following chart illustrates the Option Awards and Stock Awards components of compensation for Mr. Dempsey.

	Mr. Patrick J. Dempsey, CEO

2017	2018	2019

TSR for 3 year period ending 12/31/19 +32%	TSR for 3 year period ending 12/31/20 -18.5%	TSR for 3 year period ending 12/31/21 -13.2.%

●	Realizable value for Option Awards assumes all options are outstanding (not exercised) and are based on the closing stock price at 12/31/21. For options where the stock price is below the grant date stock price (which is the exercise price), the options have no value.
●	Realizable value for RSU Awards is based on the stock price on the date awards were realized (released) or, if still outstanding, based on the closing stock price at 12/31/21.
●	Realizable value for PSA Awards for the 2017 and 2018 Awards is based on the stock price on the date awards were realized (released).
●	Realizable value for PSA Awards for the 2019 awards assumes zero payout on TSR and ROIC components and 50% payout on EBITDA growth component, using the closing stock price at 12/31/21.

Realizable compensation is not a substitute for reported compensation in evaluating our executive compensation programs. However, this information demonstrates the impact that Company performance and stock price performance has on what an executive ultimately realizes, and accordingly the alignment between pay and TSR.

Compensation and Governance Practices

The Compensation Committee periodically reviews what it identifies as “best practices” in governance and executive compensation.

What We Do
✓	Link executive pay to objective, pre-established company financial performance goals through our annual cash incentive and PSA plans
✓	Place a majority of executive compensation at risk and subject a significant portion to attainment of performance objectives
✓	Balance short- and long-term incentives, cash and equity, and fixed and variable pay to mitigate compensation-related risk
✓	Compare executive compensation and company performance to our Peer Group (as defined below) for market reasonableness
✓	With oversight from the Compensation Committee, perform annual risk assessments to ensure our compensation program is not likely to have an adverse effect on the Company
✓	Require executives to meet and maintain minimum stock ownership requirements
✓	Maintain clawback agreements with our executive officers
✓	Include forfeiture provisions in our equity award agreements
✓	Provide only limited perquisites
✓	Restrict pledging and margin call arrangements by directors and executives

What We Don’t Do
●	No single-trigger change-in-control severance or equity award provisions
●	No executive employment agreements
●	No hedging by directors, executives or other employees of their holdings in Company securities
●	No dividend equivalents on PSAs unless and until awards are earned
●	No tax gross-ups[1]
●	No guaranteed minimum payout for our annual cash incentive program or long-term incentive equity compensation
●	No repricing of stock options

1.	Except as disclosed below with respect to certain life insurance premium gross-ups for two of our NEOs under the closed SEELIP plan.

Say-On-Pay Vote

The Compensation Committee believes that our executive compensation program is consistent with our pay-for-performance philosophy and provides proper alignment of incentives for our executives while ensuring long-term value creation for our stockholders. Each year, we evaluate our program in light of the strategic direction of the Company, market conditions, stockholder views (including the results of our annual say-on-pay resolution), and governance considerations, and make changes deemed appropriate for our business. Our Board of Directors has recommended that the Company maintain an annual frequency for the say-on-pay vote, such recommendation receiving the support of almost 79% of votes cast at our 2017 Annual Meeting. Our next stockholder vote on the frequency of the Company’s say-on-pay vote will be at our 2023 Annual Meeting.

At the 2021 Annual Meeting, we had strong support for the compensation of our NEOs, with over 96% of the votes cast in favor of our say-on-pay resolution. We continue to evaluate our compensation program by taking into account the voting results, stockholder feedback obtained through our outreach efforts conducted twice per year, and other factors used in assessing the program as discussed in this CD&A.

Executive Compensation Philosophy and General Objectives

We believe that executive compensation should and does align with, support and reinforce the Company’s pay-for-performance philosophy. Our NEO compensation is closely aligned with the Company’s performance on both a short- and long-term basis. We tie a significant portion of our NEOs’ compensation opportunity directly to the Company’s stock performance and other measures that drive stockholder value. As a result, if the Company’s performance meets or exceeds pre-established performance targets, including achieving performance at or above the 50th percentile of Russell 2000 Index companies and/or our stock price increases, the NEOs can realize significant real pay delivery under the annual cash incentives and LTI equity award payouts. If, on the other hand, the Company’s performance does not meet pre-established performance targets, such as achieving performance levels below the 50th percentile of Russell 2000 Index companies and/or our stock price declines, the NEOs bear the risk of lower or no payouts.

The Company aims to provide our NEOs with total direct compensation targeted at market competitive levels relative to our Peer Group or applicable survey data. Individual executive compensation may be above or below the target range based on the NEO’s performance, experience, skill set and responsibilities as well as internal equity.

The primary objective of the Company’s executive compensation program is to support our long-term strategic business goals of building lasting stockholder value and achieving sustainable profitable growth. To support these objectives, for our NEOs, we designed the program to:

●	Provide appropriate incentives by linking and balancing significant short- and long-term compensation opportunities to Company performance and TSR;
●	Motivate and reward NEOs who contribute meaningfully to achieving our financial and strategic objectives;
●	Require NEOs to hold a significant equity investment in our Company, thereby aligning NEOs’ interests with those of our stockholders;

●	Align our compensation polices with stockholders’ long-term interests by allocating a significant portion of potential compensation to performance-based pay elements that depend on achieving the Company’s goals, but that do not encourage excessive risk-taking;
●	Attract, engage and retain highly-qualified, high-performing individuals by offering competitive, balanced compensation arrangements based upon clear goals that vest on continued employment; and
●	Maximize the tax effectiveness, to the extent possible, of the total compensation and benefits package, and minimize potentially adverse tax and accounting consequences to the extent practicable.

Total Direct Compensation In 2021

Total direct compensation includes: annual base salary, annual cash incentives and long-term incentive equity awards. The Compensation Committee can vary the performance measures from year to year as needed to reinforce strategic priorities. In addition, our NEOs are eligible for change-in-control employment termination benefits, benefits under our qualified and non-qualified defined benefit and/or defined contribution plans, executive life insurance plans, and limited perquisites for convenience and well-being.

In 2021, as depicted below, performance-based compensation in the form of annual and long-term incentives constituted:

●	86% of total direct compensation at target for our CEO; and
●	65% of total direct compensation at target for our other NEOs on average.

Total Direct Compensation

CEO	Other NEOs

At Risk: 86%	At Risk: 65%

■ At Risk:	■ At Risk:

The Summary Compensation Table on page 49 provides details regarding each NEO.

Executive Compensation Process

The Compensation Committee is responsible for determining the types and amounts of compensation paid to our NEOs. The Compensation Committee uses several tools to make these determinations, including external consultants and peer group analysis.

External Consultants

The Compensation Committee directly retains its own independent consultant, Meridian Compensation Partners, LLC (Meridian), to assist in its oversight of the executive compensation program. Meridian’s assistance includes reviewing and assessing information provided by Company management, including analysis furnished by Mercer, a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. (Mercer), as described below. Meridian did not provide any services to the Company in 2021 other than advice on director and executive compensation.

Meridian regularly participates in Compensation Committee meetings, both with and without Company management, and advises the Compensation Committee on compensation trends and best practices, program design, and the process used to determine the reasonableness of individual compensation awards. The Compensation Committee believes that using a separate consultant helps ensure that the Company’s executive compensation program is reasonable and consistent with Company goals and evolving governance considerations. In addition, the Compensation Committee from time to time directly retains its own outside legal counsel.

Before retaining a compensation consultant or any other external advisor, the Compensation Committee evaluates the independence of such advisors. In 2021, the Compensation Committee assessed Meridian’s independence, taking into account Rule 10C-1(b)(4) promulgated under the Securities Exchange Act of 1934, as amended, and the corresponding NYSE independence factors regarding compensation advisor independence. Based on this assessment, the Compensation Committee believes that there is no conflict of interest and that its advisor is able to independently advise the Compensation Committee.

Consistent with prior years, management outsourced certain executive compensation analysis to Mercer. As part of these services in 2021, Mercer compiled annual compensation data and data on the Company’s Peer Group compensation practices to help determine competitiveness, appropriateness and alignment with our performance, and mix of pay. This analysis serves as a basis for materials that are presented to and discussed with the Compensation Committee related to the Company’s compensation practices with respect to competitiveness, mix of pay and appropriateness and alignment with the Company’s pay-for-performance philosophy.

Peer Group for 2021

A primary data source used in evaluating NEO compensation is the information publicly disclosed by the companies set forth below (“Peer Group”). We review the Peer Group periodically and update it as appropriate using objective criteria to take into account comparability between the Company and the Peer Group in terms of size, scope, financial performance, ownership structure and business focus. In October 2017 (effective for 2018), the Compensation Committee approved the Peer Group noted below, which is still used as our Peer Group, except as noted due to changes in certain Peer Group companies.

In developing the Peer Group, the Company considered alignment with the Company’s long-term strategy, business portfolio and business model characteristics. The evaluation and review considered companies with revenue ranging from approximately .5 to 2.5 times the Company’s revenue as well as companies that operated in at least one of the same industries as the Company. In addition to these filters, we reviewed the following criteria to evaluate potential peer companies:

●	Critical technologies and intellectual property;
●	Multiple lines of businesses;
●	Multinational footprint;
●	Percent of revenue derived outside of the United States;
●	Included in the peer group assigned to the Company by major proxy advisory firms; and
●	Includes the Company in its peer group.

We also compared fiscal year-end performance using the following performance measures to ensure comparability:

●	Revenue growth;
●	EBITDA/EBIT growth;
●	EPS growth;
●	Net margin;
●	ROIC (average for multi-year periods); and
●	TSR over 1-year, 3-year and 5-year periods.

Our 2021 Peer Group included the following companies1:

Albany International Corp.	Franklin Electric Co., Inc.	RBC Bearings, Incorporated
CIRCOR International, Inc.	Graco Inc.	Standex International Corporation
Crane Co.	Hexcel Corporation	Teleflex Incorporated
Enerpac Tool Group[2]	IDEX Corporation	Valmont Industries Inc.
EnPro Industries Inc.	Middleby Corporation	Watts Water Technologies, Inc.
ESCO Technologies	Nordson Corporation	Woodward, Inc.

1.	Milacron Holdings Corporation was a peer group company as determined in 2017. On Nov. 21, 2019, Hillenbrand, Inc. announced the completion of its acquisition of Milacron Holdings Corporation, so Milacron Holdings Corporation was not considered as part of the Company’s peer group on or after 2020. FLIR Systems, Inc. was also a peer group as determined in 2017. FLIR Systems, Inc. was acquired by Teledyne Technologies, Inc. in 2021 so is not considered as part of the Company’s peer group.
2.	Actuant Corporation was a peer group company as determined in 2017. On Sep. 23, 2019, Actuant Corporation adopted a new business name: Enerpac Tool Group.

For executive positions where public proxy statement data from our peers is not available, we use survey data representing similarly-sized companies in manufacturing and general industry. In addition, in connection with our annual compensation review process, each July, the Compensation Committee reviews tally sheets for each NEO that provide total compensation information, including direct compensation and benefits, as well as possible payments under various termination scenarios.

The Role of Executive Officers

Mr. Dempsey, our CEO, provides the Compensation Committee with his assessments of NEO performance and recommendations on salary changes and annual LTI equity grants. The Compensation Committee uses these assessments, along with other information, to determine NEO compensation. Our CEO, Senior Vice President, Human Resources, and Senior Vice President, General Counsel and Secretary, regularly attend Compensation Committee meetings at the request of the Compensation Committee, but they are not present for any discussion of their own compensation or when the Committee regularly meets in executive session. In addition, our Senior Vice President, Finance, and Chief Financial Officer provides financial information used by the Compensation Committee to make decisions regarding incentive compensation targets and related payouts.

Components of Our Executive Compensation Program

For 2021, compensation for our NEOs included:

●	Base salary;
●	Annual cash incentive awards;
●	LTI equity awards;
●	Change-in-control termination benefits;
●	Defined benefit or defined contribution retirement benefits and executive life insurance plans; and
●	Limited perquisites.

Base salary, annual cash incentive awards and LTI equity awards are taken into account to set the target total direct compensation opportunity for each NEO. On average, the target total direct compensation for Mr. Dempsey, Ms. Streich and Messrs. Hurley, Moule and Beck approximates market competitive levels, with appropriate consideration for performance, experience, skill set and responsibilities as well as internal equity. Target total direct compensation for Mr. Dempsey, Ms. Streich and Messrs. Moule and Beck considers Peer Group data. Target total direct compensation for Mr. Hurley and Ms. Acker considers survey data. In all cases, these represent the best-available data sources for benchmarking the respective positions as determined by the Compensation Committee. Ms. Acker’s 2021 target total direct compensation was based on her Controller role, as she only assumed the Interim Chief Financial Officer role on an interim basis. Ms. Acker received an additional amount in recognition of her service in this interim role (as further described in the Additional Cash Awards section).

Base Salary

Base salaries for executive officers are determined by the Compensation Committee. Base salaries are reviewed annually and increased at periodic intervals, often at the time of a change in position or assumption of new responsibilities. Annual base salary increases, if any, usually take effect on or around April 1st of each year, but may be made at other times if the Compensation Committee deems it appropriate based on internal and external considerations.

From May 1, 2020 through December 31, 2020, the NEOs (other than Ms. Streich, who was not employed with the Company on May 1, 2020) voluntarily adjusted their base salaries downward in response to the impact of the COVID-19 pandemic. On January 1, 2021, the NEOs’ base salaries reverted to their pre-pandemic base salaries (those in effect as of April 1, 2020). The NEOs did not receive additional base salary increases during the 2021 annual salary review cycle.

In determining whether to award merit-based salary increases to our NEOs, the Compensation Committee typically considers a number of factors, including:

●	Peer Group data and external market information;
●	Individual performance;
●	The level of responsibility assumed and the nature and complexity of each NEO’s role (including the number of years in the position, any recent promotion or change in responsibility or “impact” as a member of management, and the amount, timing and percentage of the last base salary increase);
●	The leadership demonstrated to create and promote a day-to-day working environment of unwavering integrity, compliance with applicable laws and the Company’s ethics and compliance policies, and global responsibility; and
●	The desire to attract, engage and retain NEOs capable of achieving the Company’s strategic objectives and the marketability and criticality of retaining NEOs.

The table below reflects the NEO base salaries for 2021:

Name of Executive	Annual Base Salary Effective 4/1/20[1]	Annual Base Salary Effective 4/1/21[2]	Change in Annual Base Salary ($)	Change in Annual Base Salary (%)
P. Dempsey	$900,000	$900,000	$0	0%
J. Streich[3]	N/A	475,000	N/A	N/A
M. Acker[4]	305,000	305,000	0	0%
M. Beck	460,000	460,000	0	0%
S. Moule	500,000	500,000	0	0%
P. Hurley, Ph.D.	387,000	387,000	0	0%

1.	During the period of May 1, 2020 through December 31, 2020, annual base salaries for our NEOs were as follows: P. Dempsey: $630,000; M. Acker: $259,250; M. Beck: $391,000; S. Moule: $425,000; P. Hurley, Ph.D.: $328,950. As of January 1, 2021, base salaries returned to the “Effective 4/1/20” amounts listed above and remained in effect throughout 2021.
2.	Other than as noted above when the temporary voluntary base salary adjustments expired as of December 31, 2020 and base salaries returned to pre-pandemic levels as of January 1, 2021, none of the NEOs received base salary increases in 2021.
3.	Ms. Streich joined the Company as Senior Vice President, Finance and Chief Financial Officer and as the Principal Financial Officer effective May 3, 2021. The annual base salary listed is Ms. Streich’s annual base salary in effect as of her starting date.
4.	Ms. Acker, Vice President, Controller of the Company, and the Company’s Principal Accounting Officer, served as the Company’s Interim Chief Financial Officer and Principal Financial Officer from January 1, 2021 – May 2, 2021. Ms. Acker resumed her role as Vice President, Controller of the Company, and the Company’s Principal Accounting Officer, as of May 3, 2021.

Annual Cash Incentive Awards

The purpose of annual cash incentive awards is to drive high-performance results year-over-year based on achieving pre-established, quantitative performance objectives that focus our NEOs on executing the Company’s strategy, supporting key business initiatives and attaining specified performance goals.

Except in circumstances of retirement, death, or disability, or certain instances of involuntary termination by the Company on or after November 1st of an award period, a NEO generally must be employed by us on the payment date to receive an annual cash incentive award.

Under the annual cash incentive plan, each NEO has an award opportunity expressed as a percentage of his or her base salary. Each NEO’s earned annual cash incentive award is generally determined based on achievement of certain Company performance objectives. NEOs may earn a significantly higher payout if target performance is exceeded; however, NEOs also bear the risk of a lower payout if target performance is not achieved, and the risk of no payout for below-threshold performance.

The chart below details the cash incentive award opportunities for each NEO for 2021 under the annual cash incentive program expressed as a percentage of base salary. Where performance falls between the threshold, target or maximum performance levels, the cash incentive award opportunity calculations use straight-line interpolation.

	% of Salary
Name of Executive	Threshold Level	Target Level	Maximum Level
P. Dempsey	18.75%	75%	225%
J. Streich[1]	12.50%	50%	150%
M. Acker[2]	8.75%	35%	105%
M. Beck[3]	12.50%	50%	150%
S. Moule	12.50%	50%	150%
P. Hurley, Ph.D.	11.25%	45%	135%

1.	Ms. Streich joined the Company as Senior Vice President, Finance and Chief Financial Officer and as the Principal Financial Officer effective May 3, 2021. Ms. Streich was eligible for a prorated cash incentive award due to her start date of May 3, 2021.
2.	Ms. Acker, Vice President, Controller of the Company, and the Company’s Principal Accounting Officer, served as the Company’s Interim Chief Financial Officer and Principal Financial Officer from January 1, 2021 – May 2, 2021. Ms. Acker resumed her role as Vice President, Controller of the Company, and the Company’s Principal Accounting Officer, as of May 3, 2021.
3.	Mr. Beck advised in November, 2021 that he will retire from the Company, effective April 30, 2022. In connection with his retirement, on March 11, 2022, Mr. Beck has entered into a Covenant Agreement and Release of Claims with the Company as further detailed in the “Additional Information” section on page 46, and in the Form 8-K filed by the Company on March 15, 2022.

The Compensation Committee generally establishes the target for each financial performance measure in December of the prior year based on review and approval of the Company’s annual business plan and budget. These targets are reviewed again at the Compensation Committee’s next meeting in February along with the Company’s full-year financial performance. The Compensation Committee may approve revised targets to address any modifications made to the Company’s annual business plan and budget. We use financial performance objectives under the annual cash incentive program because they are consistent with the Company’s focus on driving strong business performance through emphasizing profitable revenue growth, productivity and cash generation.

For 2021, the corporate financial performance measures for the annual cash incentive program continued to be diluted EPS, Revenue and DWC. We believe these measures are essential to our success and provide the proper balance between growth and profitability. Diluted EPS is used because it is a principal driver of our stock price. Revenue is used to drive the growth strategy of our business. DWC is used to sustain focus on driving cash flow from operating activities.

Goal Setting for 2021

The Compensation Committee considered various factors when setting the financial performance measure targets for 2021, including, but not limited to:

●	The Company’s strategic priorities to accelerate our growth with a focus on innovation and investment to drive differentiated new products, services and processes with investments and key initiatives in innovation, strategic marketing and digitalization;
●	The extraordinary disruption in 2020 and the ongoing challenging business conditions due to the impact of the ongoing COVID-19 pandemic, particularly the global disruption in the commercial aerospace industry; and
●	The continued high level of uncertainty in the macro-economic environments in which we operate.

The 2021 goals are lower than the prior year (2020) goals, reflecting the known impact of COVID-19 and our expectations for recovery over a multi-year period.

For 2021, all participating NEOs were evaluated at least in part on Corporate Performance Measures. We evaluated Mr. Dempsey, Mses. Streich and Acker, and Mr. Hurley 100% on the Corporate Performance Measures reflecting their corporate role and scope of responsibilities.

For Messrs. Moule and Beck, 40% of the determination was based on Corporate Performance Measures and 60% of the determination was tied to the performance of their respective business segments (Industrial and Aerospace, respectively), reflecting their specific responsibilities for segment performance and results in operating profits, revenues and DWC.

The charts below show the annual cash incentive performance measures and weightings for participating NEOs for 2021:

Corporate Performance Measures	Segment Performance Measures

The tables below detail performance results certified by the Compensation Committee compared to the goals:

	Goals
	Threshold	Target	Maximum	As Certified 2021 Results	% of Target Payout
Corporate Performance Measures
Diluted EPS[1]	$1.40	$1.65	$1.98	$1.98	300%
Revenue (in millions)[2]	$1,114	$1,211	$1,332	$1,259	179%
Days Working Capital (DWC)[3]	153	148	143	140	300%
Industrial Segment Performance Measures
Operating Profit (in millions)[4]	$91.6	$109.9	$134.3	$103.3	73%
Revenue (in millions)[2]	$783	$851	$936	$896	207%
Days Working Capital (DWC)[3]	138	133	128	127	300%
Aerospace Segment Performance Measures
Operating Profit (in millions)[4]	$19.0	$21.9	$25.8	$25.6	292%
Revenue (in millions)[2]	$299	$325	$358	$322	92%
Days Working Capital (DWC)[3]	170	165	160	153	300%
1.	The “As Certified 2021 Diluted EPS” is based on reported diluted EPS, excluding the impact of restructuring/severance costs and excess tax costs on stock compensation pursuant to the terms of the annual cash incentive program.
2.	The “As Certified 2021 Revenue” Corporate Performance Measure is based on reported Company-wide consolidated revenue. The “As Certified 2021 Revenue” performance measure for the segment-specific portions of Mr. Moule’s annual cash incentive compensation is based on reported revenues for the Industrial Segment. The “As Certified 2021 Revenue” performance measure for the segment-specific portions of Mr. Beck’s annual cash incentive program compensation is based on reported revenues for the Aerospace Segment (excluding Barnes Aerospace Revenue Sharing Programs).
3.	The DWC performance measures represent a four-point average and are calculated as accounts receivable (what the Company’s customers owe the Company) plus inventory (generally, material, labor and overhead costs used to produce products that the Company sells to our customers), less accounts payable (generally, what the Company owes suppliers for products and services the Company purchases). The “As Certified 2021 DWC” Corporate Performance Measure is based on DWC for the consolidated Company. The “As Certified 2021 DWC” performance measure for the segment-specific portions of Mr. Moule’s annual cash incentive compensation is based on DWC for the Industrial Segment. The “As Certified 2021 DWC” performance measure for the segment-specific portions of Mr. Beck’s annual cash incentive program compensation is based on DWC for the Aerospace Segment (excluding Barnes Aerospace Revenue Sharing Programs).
4.	The “As Certified 2021 Operating Profit” performance measure for the segment-specific portion of Mr. Moule’s annual cash incentive compensation is based on operating profit amounts for the Industrial Segment. The “As Certified 2021 Operating Profit” performance measure for the segment-specific portion of Mr. Beck’s annual cash incentive compensation is based on operating profit amounts for the Aerospace Segment (excluding Barnes Aerospace Revenue Sharing Programs). The “As Certified 2021 Operating Profit” for both the Industrial and Aerospace segments excludes the impact of restructuring/severance costs.

The annual cash incentive payouts are generally paid in February of the following calendar year, after the Compensation Committee certifies the results. The following cash incentive awards were paid to participating NEOs for 2021 performance based on the results certified by the Compensation Committee. Consistent with prior years, the base salary on which annual incentive payouts and these percentages were calculated for the 2021 award period was the base salary effective as of December 1, 2021.

Name of Executive	Annual Incentive Earned	Annual Incentive Earned as % of Base Salary in 2021
P. Dempsey	$1,861,758	207%
J. Streich[1]	$439,218	92%
M. Acker[2]	$294,434	97%
M. Beck[3]	$603,589	131%
S. Moule	$493,616	99%
P. Hurley, Ph.D.	$480,334	124%
1.	Ms. Streich joined the Company as Senior Vice President, Finance and Chief Financial Officer and as the Principal Financial Officer effective May 3, 2021. Ms. Streich’s incentive payout was prorated based upon her date of hire.
2.	Ms. Acker, Vice President, Controller of the Company, and the Company’s Principal Accounting Officer, served as the Company’s Interim Chief Financial Officer and Principal Financial Officer from January 1, 2021 – May 2, 2021. Ms. Acker resumed her role as Vice President, Controller of the Company, and the Company’s Principal Accounting Officer, as of May 3, 2021.
3.	Mr. Beck advised in November, 2021 that he will retire from the Company, effective April 30, 2022. In connection with his retirement, on March 11, 2022, Mr. Beck entered into a Covenant Agreement and Release of Claims with the Company as further detailed in the “Additional Information” section on page 46, and in the Form 8-K filed by the Company on March 15, 2022.

Additional Cash Awards

On occasion, NEOs may receive additional cash awards in conjunction with employment offers or based on special circumstances, extraordinary effort or events. In 2021, Ms. Acker received an additional award of $60,000 (less applicable withholdings) in recognition of her service as Interim Chief Financial Officer from January 1 - May 2, 2021. Ms. Streich received an additional cash award of $100,000 (less applicable withholding) as part of her new hire package in lieu of benefits for which she was eligible under her prior employer. Ms. Streich’s cash award is subject to full reimbursement should she voluntarily terminate her employment within one year of payment. These additional awards are reflected in the Summary Compensation Table.

Long-Term Incentive Equity Compensation

Long-term incentive equity award opportunities are potentially the largest component of the NEOs’ total compensation and constituted 75% of 2021 total direct compensation at target for our CEO and on average over 49% of 2021 total direct compensation at target for our other NEOs. These awards are designed to reward our NEOs for maximizing stockholder value over time, aligning the interests of our management with those of our stockholders. When coupled with the ownership requirements described on page 43, our long-term incentive equity awards encourage our NEOs to maintain a continuing stake in our long-term success and provide an effective way to tie a significant percentage of total direct compensation to increases or decreases in stockholder value.

In 2021, the Company used a combination of performance-based equity awards and time-based equity awards for our NEOs. There is particular emphasis on PSAs, which make up the largest portion of the value of equity awards at the time of grant, to focus executives on long-term performance objectives. For NEOs (other than the CEO), the same target mix for equity was used in 2021 as in prior years, with PSAs at 50%, RSUs at 30% and stock options at 20%. The CEO’s target mix and weighting for equity was the same as the prior year as follows: PSAs at 60%, RSUs at 20% and stock options at 20%, to continue an emphasis on performance-based PSAs for the CEO.

In determining the mix of equity grants, the Compensation Committee considered the Company’s pay-for-performance philosophy, aligning the NEOs’ interests with those of our stockholders, past practice, changes in business strategy, competitive practice (both generally and within the Peer Group), and the strategic impact of equity-based compensation (i.e., cost effectiveness, stockholder dilution, executive retention, a link to Company performance and relative TSR).

The 2021 awards are described in the following table:

Vehicle	Target Portion of Total Long-Term Incentive Equity Compensation	Vesting	Comments
PSAs	CEO: 60% Other NEOs: 50%	Performance-based vesting at the end of a 3-year period	●	Provides an opportunity to receive Common Stock if pre-defined performance goals are met over the 3-year performance period
			●	Settled in shares of Common Stock
			●	Accrued dividends are paid out in cash at the end of the 3-year period, adjusted for the number of shares actually earned
			●	For the 2021 grant, based on three equally- weighted performance measures
Stock Options	CEO: 20% Other NEOs: 20%	Time-based vesting; 18, 30, and 42 months from the grant	●	Provides compensation only if the Company’s stock price increases from the grant date
		date in equal installments	●	Grants have exercise prices equal to the fair market value on the grant date
RSUs	CEO: 20%	Time-based vesting; 18, 30,	●	Settled in shares of Common Stock
	Other NEOs: 30%	and 42 months from the grant date in equal installments	●	Pays out dividend equivalents in cash during vesting periods

The PSA reflects a mix of performance metrics, measured on a relative basis and on an absolute internal basis. The 2021 award will measure three equally-weighted metrics:

●	Three-year TSR performance relative to the performance of the Russell 2000 Index companies;
●	Three-year EBITDA growth relative to the Russell 2000 Index companies; and
●	Three-year ROIC performance against an absolute internal goal determined by the Compensation Committee.

Based on performance, following the end of the three-year period, the payout for PSAs, if any, is in the form of shares of Common Stock. The number of shares earned may range from zero for performance below the threshold level, to a maximum of 250% of target for exceptional performance.

Stock options and RSUs are subject to time-based vesting with staggered vesting dates to encourage NEO retention. In addition to the time-vesting requirements, stock options have value only when the Common Stock price at the time of exercise exceeds the exercise price which is based on the fair market value of the Common Stock on the date of grant. This directly correlates to our stockholders’ interests and focuses executives on the long-term growth of Company and stockholder value.

The chart below illustrates potential payouts at various levels of performance for the 2021 PSAs:

2021 PSAs

	Performance Levels[1]
3-Year Performance Measures	Threshold	Target	Maximum	Maximum+	Maximum++
Relative TSR (percentile vs. Russell 2000 Index)	33rd	50th	66th	75th	85th
Payout Level (as a % of Target)	33%	100%	150%	200%	250%
Relative EBITDA growth (percentile vs. Russell 2000 Index)	33rd	50th	66th	75th	85th
Payout Level (as a % of Target)	33%	100%	150%	200%	250%
ROIC (absolute internal measure)	5.70%	6.50%	7.30%	9.00%	9.30%
Payout Level (as a % of Target)	33%	100%	150%	200%	250%
1.	Results between performance levels are interpolated.

Setting ROIC Performance Goals. ROIC represents 33% of the performance measure for the 2021 Performance Share Award program. The PSA program represents one element of the Company’s three-pronged long-term equity incentive (LTI) award program.

For 2021, the 3-year target ROIC performance of 6.50% is based on the Company’s 3-year business plan and consideration of historical weighted average cost of capital (WACC) rates. The 3-year business plan established in 2021 reflects challenged expectations for the Company’s end markets including a multi-year post-pandemic recovery in our aerospace end market due to the reduction in OEM aircraft production levels, lower aircraft utilization, and weakened airline profitability and government-imposed travel restrictions, among other factors.

Other challenges in the Company’s end markets, including the semiconductor shortage, impacted the Company’s automotive end market, resulting in additional headwinds affecting the Company’s ability to return to pre-pandemic financial performance levels.

The target anticipates ROIC performance will trend closer to historical WACC rates by the third year of the 3-year performance period. The targets also include near-term impact on ROIC from recent acquisition and divestiture activity, including the acquisition of Gimatic in the fourth quarter of 2018. Typically acquisitions have a negative near-term impact on ROIC performance because of the level of intangible assets created in transactions.

Our target investment return criteria for acquisitions includes ROIC exceeding the Company’s’ WACC within 5 years. While 3-year goal setting is challenging, as noted above the ROIC measure represents just 33% of the performance under the 2021 Performance Share Award program. In addition, the PSA program represents just one element of the Company’s three-pronged LTI.

Setting Award Levels. LTI equity award opportunities are established by the Compensation Committee according to the NEO’s position and responsibilities, and are based on a comparison to the competitive data described earlier. In 2021, the Compensation Committee differentiated target awards based on individual NEO performance, experience and market positioning.

The Compensation Committee does not take into account existing NEO Common Stock holdings when determining awards because it believes that doing so could penalize success (if compensation were reduced based on the appreciation of past awards) or reward underperformance (if compensation were awarded to make up for lack of appreciation in stock price).

The Company’s practice is to make all LTI awards at the first regularly-scheduled meeting of the Compensation Committee each calendar year, which typically occurs in early February. The Company also makes “off-cycle” equity grants to NEOs in limited circumstances, generally for newly-hired executives, promotions, as retention incentives, or in recognition of special effort or events.

2021 Long-Term Incentive Equity Compensation1

Name of Executive	Target Values	Stock Option Grant	RSU Grant	PSA Grant
P. Dempsey	$4,625,000	76,300	17,300	52,000
J. Streich[2]	$625,000	10,314	3,658	6,098
M. Acker[3]	$390,000	6,400	2,200	3,700
M. Beck[4]	$700,000	11,600	3,900	6,600
S. Moule	$700,000	11,600	3,900	6,600
P. Hurley, Ph.D.	$550,000	9,100	3,100	5,200
1.	Grants made during February 2021 are shown, except as noted for Ms. Streich below. Amounts reflect the total economic value of long-term incentive equity compensation granted to NEOs in 2021. Target values may differ from actual values. For actual values and additional detail, see the Summary Compensation Table.
2.	Ms. Streich joined the Company as Senior Vice President, Finance and Chief Financial Officer and as the Principal Financial Officer effective May 3, 2021. These grants were awarded to Ms. Streich as of her start date of May 3, 2021. Ms. Streich will be eligible for annual long-term awards beginning with the 2022 grant cycle. Ms. Streich’s target value for annual long-term compensation is $625,000.
3.	Ms. Acker, Vice President, Controller of the Company, and the Company’s Principal Accounting Officer, served as the Company’s Interim Chief Financial Officer and Principal Financial Officer from January 1, 2021 – May 2, 2021. Ms. Acker resumed her role as Vice President, Controller of the Company, and the Company’s Principal Accounting Officer, as of May 3, 2021.
4.	Mr. Beck advised in November, 2021 that he will retire from the Company, effective April 30, 2022. In connection with his retirement, on March 11, 2022, Mr. Beck entered into a Covenant Agreement and Release of Claims with the Company as further detailed in the “Additional Information” section on page 46, and in the Form 8-K filed by the Company on March 15, 2022.

Termination Provisions. Detailed information on termination provisions for the Company’s stock options, RSUs and PSAs is on page 61.

LTI equity awards require a “double trigger” for accelerated vesting in the event of a change in control of the Company. In the event of a change in control as defined in the Stock and Incentive Award Plan, LTI will vest and accelerate only if an NEO’s employment is terminated by the Company without cause, or if the NEO resigns for good reason (as defined in the severance agreements) on or within two years following a change in control. Further information on terminations and change of control is on page 61.

Payouts for the 2018-2020 Performance Period. Payouts under the PSA program occurred in 2021 for the 2018-2020 three-year performance period ending December 31, 2020. In accordance with the plan, the Compensation Committee adjusted the reported or actual performance results to include or exclude certain unusual, non-recurring and other items under the terms of the program. Relative to the performance of the other companies in the Russell 2000 Index for EBITDA and TSR Growth and based on an absolute internal measure for ROIC as determined by the Compensation Committee, the PSA payout for the period ending December 31, 2020 resulted in a weighted average payout level of 22% calculated using the following results:

Performance Measure	As Certified 2017	As Certified 2020	3-Year Performance	Relative Performance Level (Percentile)	Payout Level
TSR[1]	$63.71	$51.90	-18.5%	33rd	33%
EBITDA Growth (in millions)[2,3]	$302.7	$241.7	-20.2%	34th	34%
ROIC[4]	N/A	N/A	8.57%	N/A	0%
1.	“TSR” represents the comparison between the average closing price for the 20 days before the start of the performance period and the average closing price for the final 20 days of the performance period, plus cumulative dividends during the performance period.
2.	“As Certified 2017 EBITDA Results” is based on EBITDA derived from reported amounts, adjusted for the effects of acquisitions comprised of short-term purchase accounting adjustments and other items pursuant to the terms of the PSA program.
3.	“As Certified 2020 EBITDA Results” is based on EBITDA derived from reported amounts, adjusted for the effects of the divestiture of the Seeger-Orbis business, the charges taken in 2020 related to the restructuring and workforce reduction actions across the business and other items pursuant to the terms of the PSA program.
4.	“ROIC” represents the ratio of the Company’s net income and the Company’s total average invested capital during the three-year performance period. Net income is the Company’s net income adjusted for accounting changes and after-tax interest expense. Total average invested capital is the sum of the Company’s average total debt, stockholders equity and any non-controlling interest for the performance period computed on a four-point basis. The “Three-Year ROIC Performance” of 8.57% represents the “As Certified” result and is derived from reported amounts, adjusted for the effects of acquisitions, the effects of the divestiture of the Seeger-Orbis business, the impact of tax or accounting changes and other unusual or non-recurring items. The results also exclude the effects of currency fluctuations.

Based on these results, the following payouts were made to NEOs who received a grant of PSAs in 2018:

Name of Executive	2018 PSAs Granted	Weighted Average Payout Level	Payout Shares	Payout of Accumulated Dividends
P. Dempsey	37,000	22%	8,419	$15,996
J. Streich[1]	N/A	N/A	N/A	N/A
M. Acker[2]	1,000	22%	223	$424
M. Beck[3]	4,000	22%	893	$1,697
S. Moule[4]	N/A	N/A	N/A	N/A
P. Hurley, Ph.D.[4]	N/A	N/A	N/A	N/A
1.	Ms. Streich joined the Company effective May 3, 2021 so was not issued PSA grants in 2018.
2.	Ms. Acker, Vice President, Controller of the Company, and the Company’s Principal Accounting Officer, served as the Company’s Interim Chief Financial Officer and Principal Financial Officer from January 1, 2021 – May 2, 2021. Ms. Acker resumed her role as Vice President, Controller of the Company, and the Company’s Principal Accounting Officer, as of May 3, 2021.
3.	Mr. Beck advised in November, 2021 that he will retire from the Company, effective April 30, 2022. In connection with his retirement, on March 11, 2022, Mr. Beck has entered into a Covenant Agreement and Release of Claims with the Company as further detailed in the “Additional Information” section on page 46, and in the Form 8-K filed by the Company on March 15, 2022.
4.	Mr. Moule joined the Company effective December 1, 2019 and Mr. Hurley joined the Company effective February 7, 2019. Therefore, they were not issued PSA grants in 2018.

NEO Stock Ownership Requirements

All of our NEOs, as well as certain other members of Company leadership, are subject to stock ownership requirements.

Two-thirds of the value of unvested RSUs count toward achieving ownership requirements. There is no deadline to achieve the ownership levels, but all net after-tax proceeds from Company equity grants, including stock option exercises, must be retained until ownership levels are met. Once ownership levels are met, the requirement is converted to a fixed number of shares.

As of the end of 2021, compliance with the requirements was as follows:

Name of Executive	Multiple of Annual Salary	Fully Met Ownership Requirement	In Progress
P. Dempsey	5x	X
J. Streich[1]	3x		X
M. Acker[2]	2x	X
M. Beck[3]	3x	X
S. Moule[4]	3x		X
P. Hurley, Ph.D.[5]	3x		X
1.	Ms. Streich joined the Company effective May 3, 2021.
2.	Marian Acker, Vice President, Controller of the Company, and the Company’s Principal Accounting Officer, served as the Company’s Interim Chief Financial Officer and Principal Financial Officer from January 1, 2021 – May 2, 2021. Ms. Acker resumed her role as Vice President, Controller of the Company, and the Company’s Principal Accounting Officer, as of May 3, 2021.
3.	Mr. Beck advised in November, 2021 that he will retire from the Company, effective April 30, 2022. In connection with his retirement, on March 11, 2022, Mr. Beck entered into a Covenant Agreement and Release of Claims with the Company as further detailed in the “Additional Information” section on page 46, and in the Form 8-K filed by the Company on March 15, 2022.
4.	Mr. Moule joined the Company effective December 1, 2019.
5.	Mr. Hurley joined the Company effective February 7, 2019.

Risk Considerations

Our executive compensation program is designed to motivate and reward our NEOs for their performance during the fiscal year and over the long term and for taking appropriate business risks consistent with our strategic objectives. Our executive compensation program is also designed to mitigate the likelihood that our NEOs would make business decisions that present undue risk, including in the following ways to provide balance and maintain appropriate risk-mitigation policies:

●	Our stock options and RSUs vest ratably over three or more years and the stock options have ten-year terms. Our PSAs vest based on performance at the end of the three-year performance period relative to several financial metrics, including ROIC, relative EBITDA growth, and relative TSR;
●	Annual cash incentive targets are tied to several financial metrics, including diluted EPS and/or Operating Profit, Revenue, and DWC;
●	Different financial metrics are applied for short- and long-term incentive awards;
●	The performance periods and vesting schedules for LTI awards overlap and, therefore, reduce the motivation to maximize performance in any one period;
●	Our stock ownership requirements require our NEOs to own equity representing a significant multiple of their base salary and to retain this equity throughout their tenures;
●	All NEOs have entered into clawback agreements that enable the Company to recover incentive compensation payouts in certain situations where the payouts earned by NEOs were based on the achievement of certain financial performance that is later restated and would therefore result in lower awards paid;
●	Our performance-based equity award agreements provide that awards may be cancelled if an employee engages in activity that is detrimental to the Company; and
●	Payouts under our annual and long-term incentive equity plans are subject to a cap. Our annual cash incentive payments are capped at 2.25 times base salary for the CEO and less for the other NEOs. Performance-based payouts under the PSAs are capped at 2.5 times the target level PSA grant.

Based on its most recent evaluation, the Compensation Committee concluded that the executive compensation program is designed with the appropriate balance of risk and reward in relation to the Company’s business strategy and is not reasonably likely to have a material adverse effect on the Company. For further discussion on risk oversight of the compensation programs for Company-wide employees, see the “Risk Oversight and Assessment Policies and Practices” section.

Pension and Other Retirement Plans

NEOs participate in both Qualified Retirement Plans and Nonqualified Retirement Plans as follows:

Qualified Retirement Plans (broad-based)

Plan	Summary of Features	Participants	Status
Consolidated Pension Plan (CPP)

The CPP is designed to provide income after retirement to eligible employees and their beneficiaries.

Under the CPP each eligible employee receives credit for benefit accrual and vesting purposes equal to the number of full months elapsed from the date the employee becomes a participant until the date the participant is no longer employed by the Company.

The formula for benefit purposes ranges from 0.5% to 2.45% of a participant’s highest five consecutive years of pensionable compensation (which generally includes base salary).

A participant is 100% vested after five years of service. Benefits are generally structured to be paid upon retirement.

		P. Dempsey M. Acker	Closed to new participants, effective 12/31/2012
Retirement Savings Plan (RSP)

The RSP is a defined contribution savings plan with a 401(k) elective deferral and matching contribution feature for all participants. 100% vesting in matching contributions upon 2 years of service.

The Retirement Contribution (RC) is an additional component of the RSP. Employees hired after 12/31/2012 who are not eligible to participate in the CPP receive an annual Retirement Contribution (RC) of 4% of eligible earnings subject to 5-year graded vesting.

		All NEOs may participate J. Streich M. Beck S. Moule P. Hurley, Ph.D.	Active Active

Nonqualified Retirement Plans

Plan	Summary of Features	Participants	Status
Retirement Benefit Equalization Plan (RBEP)

The RBEP provides benefits on base salary earnings in excess of Internal Revenue Service limits on qualified plans that apply to the CPP and RC component of the RSP for eligible salaried employees, officers and NEOs who do not meet MSSORP or DC Plan vesting requirements.

Vesting requirements for the DB RBEP are the same as in the CPP Plan. Vesting requirements for the DC RBEP are the same as the vesting under the RC portion of the RSP.

		DB RBEP: M. Acker DC RBEP: J. Streich M. Beck S. Moule P. Hurley, Ph.D.	DB RBEP: Closed to new participants, effective 12/31/2012 DC RBEP: Active
Modified Supplemental Senior Officer Retirement Plan (MSSORP)

The MSSORP provides a higher level of benefits than is available under the CPP to designated employees and senior level officers, including certain NEOs.

The MSSORP is structured to cover any gaps of coverage under the CPP and RBEP up to 55% of a participant’s final average compensation. Benefit is reduced for offsets from prior employer retirement benefits and other Company retirement benefits.

Vesting upon attaining age 55 and 10 years of service.

		P. Dempsey	Closed to new participants, effective 12/31/2008
Deferred Compensation Plan (DC Plan)

Provides an annual Company contribution based on a percent of base salary and annual incentive in excess of IRS limit on qualified plans.

In 2021, the contribution was based on 20% of base salary and annual incentive pay in excess of IRS limit; vesting upon attaining age 55 and 10 years of service.

		No NEOs currently participate	Closed to new participants, effective 4/1/2012

More details on the pension benefits payable to our NEOs are included in the Pension Benefits table and the narrative following the table.

Change in Control Employment Termination Benefits

The Company provides change-in-control benefits to retain key executives, including NEOs, during a potential change in control, to provide continuity of management and income continuation for NEOs who are particularly at risk of involuntary termination in the event of a change in control. These benefits are part of a competitive compensation package and keep our executive officers focused on our business goals and objectives. These agreements provide for payments and other benefits only if we terminate a NEO’s employment without “cause,” or if a NEO terminates employment for “good reason,” either on or after a change in control.

As discussed in more detail on page 47, none of the agreements for our NEOs include a gross-up for any taxes as a result of “excess parachute” payments under Section 4999 of the Internal Revenue Code. In addition, we generally do not provide change-in-control cash compensation benefits in excess of two times an executive’s base salary and annual cash incentive award. Our agreements with our NEOs also provide for continuation of group health, life insurance, and certain other benefits for 24 months following the executive’s termination. The terms of the change-in-control and incremental termination benefits payable to our NEOs are described in more detail in the section entitled “Potential Payments Upon Termination or Change in Control.”

Limited Perquisites

In 2021, the Company provided limited perquisites to our NEOs. The perquisites are described in footnotes to the Summary Compensation Table and generally fall into the categories of financial planning and tax preparation services and annual executive physical examination that are provided for convenience and/or well-being of the NEOs.

Additional Benefits

Life Insurance

Plan	Summary of Features	Participants	Status
Senior Executive Enhanced Life Insurance Program (SEELIP)	Company pays premiums for life insurance policy with a benefit of four times the NEO’s base salary. The NEO owns the policy but the Company pays the NEO’s income tax liability arising from our payment of premiums and taxes while employed.	P. Dempsey M. Acker	Closed to new participants, effective 04/1/2011
Executive Group Term Life Insurance Program (EGTLIP)	Company pays premiums for a term insurance policy with a benefit of four times the NEO’s or other eligible executive’s base salary. The Company owns the policy. No tax gross up is provided to the NEOs for the value of this benefit. Upon separation from service other than by death, the policy may be continued by the participant by taking over ownership of the policy and paying the full cost.	J. Streich M. Beck S. Moule P. Hurley, Ph.D.	Open

Each of our NEOs participates in other employee benefit plans generally available to all U.S.-based employees (e.g., health insurance) on the same terms as all other employees.

Additional Information

Employment Contracts

Generally, we have no employment contracts with our employees, unless required or customary based on local law or practice. None of our NEOs have an employment contract.

Retirement Arrangement with Michael A. Beck

As previously disclosed, Mr. Beck notified the Company that he would retire effective April 30, 2022. On March 11, 2022, Mr. Beck entered into a Covenant Agreement and Release of Claims with the Company (the “Covenant Agreement”), under which, following his retirement, Mr. Beck will continue to vest in certain equity granted to him prior to March 1, 2021. In consideration for the foregoing, Mr. Beck has agreed to certain restrictions on competing with the Company for two years and soliciting its employees and customers for five years, and to a general release of claims against the Company. On March 18, 2022, Mr. Beck transitioned his day-to-day duties to other employees as designated by the Company and will be available as needed until his retirement date. The Covenant Agreement and additional detail can be found in the Form 8-K filed by the Company on March 15, 2022. Please also see the “Potential Payments Upon Termination or Change in Control” table on page 61.

Clawback Agreements

Executives hired or promoted into corporate officer positions are required to enter into clawback agreements. These agreements permit the Company to recoup or “clawback” certain annual cash incentives and performance-based equity awards paid to those officers where the awards were based on financial performance that is later restated and would therefore have resulted in lower payments. The Company has entered into such agreements with all NEOs and other select key employees. In addition, all of the Company’s performance-based equity award agreements provide that awards may be forfeited if an employee engages in activity that is detrimental to the Company, including performing services for a competitor, disclosing confidential information, or otherwise violating the Company’s Code of Business Ethics and Conduct. The Audit Committee has discretion to make certain exceptions to the clawback requirements and ultimately determine whether any adjustment will be made.

Hedging and Pledging

The Company’s securities law compliance policy prohibits our directors and employees, including all executive officers from engaging in any hedging or non-monetized transactions involving the Company’s securities. The policy prohibits hedging transactions generally, including zero-cost collars and forward sales contracts. Without limiting the generality of the prohibition on hedging, the policy also specifically prohibits individuals who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, including all directors and executive officers, from engaging in short sales involving the Company’s securities.

The Company prohibits all directors, executive officers and other employees subject to the Company’s stock ownership requirements, from pledging or margin call arrangements involving the Company’s securities that are held to meet the Company’s stock ownership requirements. Such individuals are permitted to enter into pledging or margin call arrangements with respect to Company securities that are not held to satisfy the Company’s stock ownership requirements, only if the arrangement is pre-approved by the Corporate Governance Committee and certain other conditions are met. In addition, any such individual engaged in a pledge or margin call arrangement must provide an annual certification to the Corporate Governance Committee that the individual is in compliance with the policy. None of our NEOs has pledged Company securities or has Company securities subject to a margin call arrangement.

Tax and Accounting Considerations

Internal Revenue Code Section 162(m)

Our Compensation Committee considers the tax and accounting treatment associated with its cash and equity awards, although these considerations are not the overriding factor that the Compensation Committee uses in making its decisions. Section 162(m) of the Internal Revenue Code generally places a limit of $1 million on the compensation that the Company may deduct in any one year with respect to certain executive officers.

Despite the limits on deductibility, our Compensation Committee intends to continue to implement compensation programs that it believes are competitive and in the best interests of the Company and its stockholders. Accordingly, our Compensation Committee may approve compensation or changes to plans, programs or awards that may cause the compensation or awards to exceed the limitation under Section 162(m) if it determines that action is appropriate and consistent with the Company’s business needs.

Internal Revenue Code Section 280G

The Compensation Committee also periodically reviews the severance agreements entered into between the Company and the NEOs to assess the impact of Section 280G of the Internal Revenue Code. Currently, the severance agreements do not provide for any gross-up to compensate our NEOs for taxes incurred under Section 4999 of the Internal Revenue Code because of “excess parachute” payments upon a change-in-control. Nor do they preclude the possibility that, in certain circumstances, the compensation payable in the event of a change in control under the agreements or other plans and arrangements may be non-deductible by the Company under Section 280G of the Internal Revenue Code.

Accounting for Equity Compensation

The Company accounts for our stock-based employee compensation plans at fair value on the grant date and recognizes the related cost in our Consolidated Statement of Income in accordance with accounting standards related to share-based payments. The fair value of stock options is estimated using the Black-Scholes option-pricing model based on certain assumptions. The fair value of RSU awards and PSA awards with a performance condition are estimated based on the fair market value of the Company’s stock price on the grant date. The fair values of PSA awards with a market condition are estimated using a Monte Carlo valuation model based on certain assumptions.

COMPENSATION COMMITTEE REPORT

To Our Fellow Stockholders at Barnes Group Inc.

We, the Compensation and Management Development Committee of the Board of Directors of Barnes Group Inc., have reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement and, based on such review and discussion, have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

JoAnna L. Sohovich, Chair

Jakki L. Haussler

Richard J. Hipple

Mylle H. Mangum

RISK OVERSIGHT AND ASSESSMENT POLICIES AND PRACTICES

The Audit Committee has been designated by the Board to take the lead in overseeing risk management at the Board level, and each of the committees of the Board are tasked with assisting the Board with the oversight of certain categories of risk management within their respective areas of responsibility. See “Board Role in Risk Oversight” on page 23. The Compensation Committee evaluates and reviews our incentive compensation arrangements annually based on an inventory of all relevant compensation programs prepared by the Human Resources department which includes details of the principal features of the programs, including key risk mitigation factors to ensure that our employees, including our NEOs, are not encouraged to take unnecessary risks in managing our business. These factors include:

●	Our target total direct compensation mix represents a balance of short-term and long-term incentive based compensation that focuses on both short- and long-term goals and provides a mixture of cash and equity-based compensation;
●	Our annual long-term incentive awards vest over three or more years, with overlapping vesting and performance periods;
●	Our short-term incentive awards are tied to multiple performance-driven financial metrics;
●	Payments under our short-term and long-term incentive programs are capped;
●	We have stock ownership requirements for our executive officers, as well as certain other members of Company leadership, which ensure alignment with our stockholders’ interests over the long term;
●	On an annual basis, our executive officers confirm compliance with both our Code of Business Ethics and Conduct and our Securities Law Compliance Policy; and
●	We have formal clawback agreements with our executive officers and performance-based equity award agreements, stipulating that awards may be canceled if an employee engages in activity that is detrimental to the Company, unless the Compensation Committee in its sole discretion elects not to cancel such awards.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation earned by our NEOs for the fiscal years ended December 31, 2021, 2020 and 2019.

Name & Principal Position	Year	Salary[1]	Bonus[2]	Stock Awards[3]	Option Awards[4]	Non-Equity Incentive Plan Comp.[5]	Change in Pension Value & Nonqualified Deferred Comp. Earnings[6]	All Other Comp.[7]	Total
Patrick J. Dempsey	2021	$900,000	$0	$4,240,076	$1,322,973	$1,861,758	$1,981,776	$189,885	$10,496,468
President and Chief Executive Officer,	2020	720,000	0	4,138,485	865,240	135,000	2,146,937	149,195	8,154,857
Barnes Group Inc.	2019	893,750	0	4,015,352	879,613	182,250	2,133,602	149,625	8,254,192
Julie K. Streich[8]	2021	316,667	100,000	573,670	174,536	439,218	0	55,382	1,659,472
Senior Vice President, Finance and Chief	2020	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Financial Officer, Barnes Group Inc.	2019	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Marian Acker[8]	2021	305,000	60,000	352,874	110,970	294,434	0	82,831	1,206,109
Vice President, Controller,	2020	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Barnes Group Inc.	2019	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Michael A. Beck	2021	460,000	0	628,127	201,134	603,589	0	48,898	1,941,748
Senior Vice President, Barnes Group Inc.	2020	409,000	0	752,309	162,232	46,000	0	36,918	1,406,459
and President, Barnes Aerospace	2019	432,500	0	512,536	115,962	313,632	0	36,356	1,410,986
Stephen G. Moule	2021	500,000	170,000	628,127	201,134	493,616	0	47,474	2,040,351
Senior Vice President, Barnes Group Inc.	2020	450,000	0	632,462	0	50,000	0	20,910	1,153,372
and President, Barnes Industrial	2019	41,667	306,000	275,538	200,411	0	0	1,667	825,283
Patrick T. Hurley, Ph.D.	2021	387,000	0	496,350	157,786	480,334	0	32,562	1,554,032
Senior Vice President and Chief	2020	348,300	0	379,459	81,116	34,830	0	26,535	870,240
Technology Officer, Barnes Group Inc.	2019	348,796	407,000	912,087	216,609	42,156	0	38,706	1,965,354
1.	Ms. Streich’s 2021 salary represents a pro-rata portion of her $475,000 base salary since she joined the Company effective May 3, 2021. The 2020 amounts for Messrs. Dempsey, Beck, Moule and Hurley include voluntary downward adjustments to base salary from May 1, 2020 to December 31, 2020 as a response to the impact of COVID-19.
2.	The 2021 amounts listed in the column entitled “Bonus” for Mses. Streich and Acker and Mr. Moule represent one-time cash awards of $100,000, $60,000 and $170,000 (less applicable taxes), respectively, approved by the Compensation Committee. Ms. Streich’s bonus was in lieu of benefits she was eligible to receive from her prior employer. Ms. Acker’s bonus related to her service as Interim Chief Financial Officer and Principal Financial Officer from January 1 – May 2, 2021. Mr. Moule’s bonus represents an amount in lieu of benefits he was eligible to receive under his long-term cash equivalent plan from his prior employer. The cash awards to Ms. Streich and Mr. Moule are subject to full reimbursement to the Company should they voluntarily terminate employment within one year of payment.
3.	Amounts in the column entitled “Stock Awards” represent the aggregate grant date fair value of RSUs and PSAs granted to NEOs under the Stock and Incentive Award Plan. PSAs vest upon satisfying established performance and market goals. In addition to the RSU value, the value disclosed in this column for the PSAs represents the amount of compensation if the target goals are met. The maximum grant date fair value of the PSAs granted in 2021 was $6,071,836 for Mr. Dempsey, $699,426 for Ms. Streich, $432,006 for Ms. Acker, $770,660 for Mr. Beck, $770,660 for Mr. Moule and $607,156 for Mr. Hurley. The PSAs allow a NEO to receive up to 250% of the target amount. The fair value of the performance-based portion of the awards was determined based on the market value of Common Stock on the date of grant and the fair value of the market-based portion of awards was determined based on a Monte Carlo valuation method as described in the note on Stock-Based Compensation in the notes to the Company’s consolidated financial statements filed with the Annual Report on Form 10-K for the respective year-end. In the column entitled “Stock Awards,” the 2021 amount for Ms. Streich includes new hire awards, the 2020 and 2019 amounts for Mr. Moule includes new hire awards, the 2019 amount for Mr. Hurley includes new hire awards and the 2020 amount for Mr. Beck includes special recognition RSU and PSA awards.
4.	Amounts in the column entitled “Option Awards” represent the aggregate grant date fair value of stock options granted to NEOs under the Stock and Incentive Award Plan. The fair value was determined using the Black-Scholes option pricing model applied consistently with the Company’s practice, as described in the note on Stock-Based Compensation in the notes to the Company’s consolidated financial statements filed with the Annual Report on Form 10-K for the respective year-end. In the column entitled “Option Awards,” the 2021 amount for Ms. Streich includes new hire awards, the 2019 amounts for Messrs. Moule and Hurley include new hire awards and the 2020 amounts for Mr. Beck includes special recognition awards.
5.	Amounts in the column entitled “Non-Equity Incentive Plan Compensation” were earned under the annual cash incentive program for all NEOs in 2021 and paid in February 2022.

6.	Amounts listed in the column entitled “Change in Pension Value & Nonqualified Deferred Compensation Earnings” represent the annual increase in pension value for all of the Company’s defined benefit retirement programs. All assumptions are as detailed in the notes to the Company’s consolidated financial statements filed with the Annual Report on Form 10-K for the respective year-end, with the exception of the following: retirement age for all plans is assumed to be the older of the unreduced retirement age, as defined by each plan, or age as of December 31, 2021, December 31, 2020 or December 31, 2019, as applicable, and no pre-retirement mortality, disability, or termination is assumed. The U.S. discount rates of 2.95%, 2.65% and 3.40%, respectively, are detailed in the Management’s Discussion and Analysis filed with the Annual Report on Form 10-K for the respective year-end. Year-over-year changes in pension value generally are driven primarily due to changes in actuarial assumptions underlying the calculations as well as increases in service, age and compensation.Further, Ms. Acker has a pension value as shown in the below table, however, the change in pension value reflected a year over year decline and therefore the net amount was excluded from the table. The reduction in pension value resulting from actuarial assumption changes was larger than the pension value associated with the increase in overall benefit due to service, age and compensation.
Pension Values are segregated by plan in the following table:

Name of Executive	Year	CPP[b]	RBEP[a,b]	MSSORP[b]	Total
Patrick J. Dempsey	2021	$1,453,747	N/A	$12,040,759	$13,494,506
President and Chief Executive Officer,	2020	1,389,616	N/A	10,123,114	11,512,730
Barnes Group Inc.	2019	1,119,151	N/A	8,246,642	9,365,793
Marian Acker	2021	1,831,800	154,092	N/A	1,985,892
Vice President, Controller,	2020	N/A	N/A	N/A	N/A
Barnes Group Inc.	2019	N/A	N/A	N/A	N/A

Consistent with financial calculations in the notes to the Company’s consolidated financial statements filed with the Annual Report on Form 10-K for the fiscal years ending December 31, 2021, December 31, 2020 and December 31, 2019, it is assumed that the form of payment is a life annuity for the CPP, the RBEP and the MSSORP. The 2021, 2020 and 2019 qualified plan limits of $290,000, $285,000, and $280,000, respectively, have been incorporated.

a.	No amounts are listed for Mr. Dempsey as he has vested in the MSSORP and therefore would not be eligible to receive benefits under the RBEP.
b.	Messrs. Beck, Moule, Hurley and Ms. Streich do not participate in the CPP or MSSORP plans and therefore are not eligible to receive pension-related benefits under the RBEP. No amounts are listed for Ms. Acker, as she is not eligible to receive benefits under the MSSORP.

None of the NEOs received above-market or preferential earnings on compensation that is deferred on a basis that is not tax-qualified.

7.	The compensation represented by the amounts for 2021 set forth in the “All Other Compensation” column above for the NEOs is detailed in the following table:

Name and Principal Position	Year	Taxes Paid on All Other Compensation[a]	Life Insurance Premiums[b,c]	Charitable Contributions[d]	Relocation[e]	Other[f]	All Other Perquisites[g]	Total
Patrick J. Dempsey President and Chief Executive Officer, Barnes Group Inc.	2021	$64,994	$75,261	$33,700	$0	$8,550	$7,380	$189,885
Julie K. Streich Senior Vice President, Finance and Chief Financial Officer, Barnes Group Inc.	2021	9,162	2,527	2,000	20,476	21,217	0	55,382
Marian Acker Vice President, Controller, Barnes Group Inc.	2021	32,497	37,630	4,154	0	8,550	0	82,831
Michael A. Beck Senior Vice President, Barnes Group Inc. and President, Barnes Aerospace	2021	0	10,108	7,840	0	26,950	4,000	48,898
Stephen G. Moule Senior Vice President, Barnes Group Inc. and President, Barnes Industrial	2021	0	3,500	4,000	0	35,925	4,049	47,474
Patrick T. Hurley, Ph.D. Senior Vice President and Chief Technology Officer, Barnes Group Inc.	2021	0	2,628	0	0	24,030	5,904	32,562
	a.	This column represents the reimbursement of taxes paid on eligible compensation included in the “All Other Compensation” table for the NEOs in accordance with the Company’s policies and practices. For Mr. Dempsey and Ms. Acker, this balance includes taxes paid pursuant to the terms of the SEELIP, under which the Company pays the policy premiums and pays the income tax liability arising from its payment of the premiums and taxes. The SEELIP was closed to new participants effective April 1, 2011. For Ms. Streich, the amount includes a tax gross-up paid in 2021 on relocation expenses, which are reflected in the “All Other Compensation” column.
	b.	Payments made under the SEELIP for Mr. Dempsey and Ms. Acker. Under the SEELIP, the Company pays the premiums for the individual life insurance policies that are owned by the participants, with the life insurance coverage equal to four times base salary, and the Company pays the participating NEO’s income tax liability arising from its payment of the premiums and taxes, therefore, incurring no out-of-pocket expense for the policies. The Company will cease to pay policy premiums and taxes upon termination of employment or retirement.
	c.	Payments made under the EGTLIP for Messrs. Beck, Moule and Hurley and Ms. Streich. The SEELIP was closed to new or rehired executives effective April 1, 2011, and the Company established the EGTLIP for new NEOs and other eligible executives. Under the EGTLIP, the Company pays the premiums for individual life insurance policies that are owned by the participants, with the life insurance coverage equal to four times base salary. The employee owns the policy and is responsible for any tax liability (no tax gross-up) resulting from this program. The Company ceases to pay policy premiums on termination of employment.
	d.	Consists of matching gift donations provided by the Barnes Group Foundation Inc. pursuant to a charitable matching gifts program that is available to the Company’s full-time active U.S. employees, Directors and spouses of eligible employees or Directors.
	e.	Ms. Streich received relocation benefits consistent with Company policy and practices. The relocation costs served as an allowance for incidentals, costs of temporary living, and moving related expenses. In addition, Ms. Streich received a tax gross-up on all items considered to be taxable, which are reflected in the “Taxes Paid on All Other Compensation” column.
	f.	Consists of matching contributions made by the Company under the RSP which is a plan generally available to most U.S.-based employees, including the NEOs. For Messrs. Beck, Moule and Hurley, and Ms. Streich, who were not eligible to participate in the CPP, this also includes a retirement contribution of 4% eligible earnings under the RC component of the RSP. Contributions made by the Company under its health savings account plan, which is also a plan generally available to most U.S.-based employees, including the NEOs, are not included; the maximum allowable Company contributions under this plan were $1,500 in 2021.
	g.	Included in All Other Perquisites are payments made for financial planning and tax preparation services for Messrs. Dempsey, Beck and Hurley as well as executive physicals for Messrs. Dempsey, Moule and Hurley.
8.	Julie K. Streich joined the Company as Senior Vice President, Finance and Chief Financial Officer effective May 3, 2021. Marian Acker, Vice President, Controller of the Company, and the Company’s Principal Accounting Officer, served as the Company’s Interim Chief Financial Officer and Principal Financial Officer from January 1, 2021 – May 2, 2021. Ms. Acker resumed her role as Vice President, Controller of the Company, and the Company’s Principal Accounting Officer, as of May 3, 2021.

All NEOs are at-will employees pursuant to offer letters that have been filed with the Company’s SEC filings. Equity awards, incentive compensation and other compensation for NEOs are as described herein.

Grants of Plan Based Awards In 2021

For a discussion regarding the annual cash incentive program and the Stock and Incentive Award Plan, please see the “Compensation Discussion and Analysis” on page 28 The vesting schedules for outstanding PSAs, RSUs and stock option awards are set forth in the footnotes to the Outstanding Equity Awards At Fiscal Year End table.

		Estimated Future Payouts Under Non Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number	All Other Option Awards: Number of Securities	Exercise or Base Price of	Grant Date Fair Value of Stock &
Name of Executive	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	of Stock or Units[3]	Underlying Options[4]	Option Awards[5]	Option Awards
P. Dempsey	2/11/21	$168,750	$675,000	$2,025,000	17,160	52,000	130,000	17,300	76,300	$52.79	$5,563,049
J. Streich[6]	5/3/21	59,375	237,500	712,500	2,012	6,098	15,245	3,658	10,314	51.55	748,206
M. Acker[6]	2/11/21	26,688	106,750	320,250	1,221	3,700	9,250	2,200	6,400	52.79	463,844
M. Beck	2/11/21	57,500	230,000	690,000	2,178	6,600	16,500	3,900	11,600	52.79	829,261
S. Moule	2/11/21	62,500	250,000	750,000	2,178	6,600	16,500	3,900	11,600	52.79	829,261
P. Hurley, Ph.D.	2/11/21	43,538	174,150	522,450	1,716	5,200	13,000	3,100	9,100	52.79	654,136
1.	Sets forth the range of the potential amounts payable under the annual cash incentive program for all NEOs. If the Company’s performance does not meet the pre-established “Threshold” level performance targets, the NEOs bear the risk of no payout.
2.	Sets forth the range of the number of shares of Common Stock that could be issued under PSAs granted in 2021 under the Stock and Incentive Award Plan. If the Company’s performance does not meet the pre-established “Threshold” level performance targets, the NEOs bear the risk of no payout.
3.	The amounts depicted in this column reflect RSU awards granted under the Stock and Incentive Award Plan which are described in the Outstanding Equity Awards At Fiscal-Year End table.
4.	Stock options granted under the Stock and Incentive Award Plan are described in the Outstanding Equity Awards at Fiscal-Year End table.
5.	Each option has an exercise price equal to the fair market value of Common Stock at the time of grant, as determined by the last trading price per share of Common Stock during regular trading hours on the grant date of the option.
6.	Julie K. Streich joined the Company as Senior Vice President, Finance and Chief Financial Officer effective May 3, 2021. Marian Acker, Vice President, Controller of the Company, and the Company’s Principal Accounting Officer, served as the Company’s Interim Chief Financial Officer and Principal Financial Officer from January 1, 2021 – May 2, 2021. Ms. Acker resumed her role as Vice President, Controller of the Company, and the Company’s Principal Accounting Officer, as of May 3, 2021.

Outstanding Equity Awards At Fiscal Year End

The following table summarizes equity awards granted to the Company’s NEOs that remain outstanding as of December 31, 2021:

			Option Awards					Stock Awards
Name of Executive	Grant Date[1]	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable	Option Exercise Price ($)[2]	Option Expiration Date[3]	Number of Shares or Units of Stock That Have Not Vested (#)[1]	Market Value of Shares or Units of Stock That Have Not Vested ($)[4]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)[5]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[4]
P. Dempsey	2/11/21		76,300	52.79	2/11/31	17,009	792,449	52,000	2,422,680
	2/13/20	19,201	38,399	66.10	2/13/30	8,515	396,714	39,800	1,854,282
	2/13/19	41,467	20,733	60.72	2/13/29	4,362	203,226	43,100	2,008,029
	2/8/18	59,400		59.28	2/8/28
	2/8/17	67,800		47.04	2/8/27
	2/10/16	77,500		30.71	2/10/26
	2/11/15	65,700		36.31	2/11/25
Total		331,068	135,432			29,886	1,392,389	134,900	6,284,991
J. Streich	5/3/21		10,314	51.55	5/3/31	3,658	170,426	6,098	284,106
Total		0	10,314			3,658	170,426	6,098	284,106
M. Acker	2/11/21		6,400	52.79	2/11/31	2,163	100,774	3,700	172,383
	2/13/20	634	1,266	66.10	2/13/30	447	20,826	1,100	51,249
	2/13/19	1,467	733	60.72	2/13/29	243	11,321	1,300	60,567
	2/8/18	2,000		59.28	2/8/28
	2/8/17	2,500		47.04	2/8/27
	2/10/16	3,400		30.71	2/10/26
	2/11/15	2,900		36.31	2/11/25
	2/12/14	1,500		37.13	2/12/24
	2/12/14	1,900		37.13	2/12/24
Total		16,301	8,399			2,853	132,921	6,100	284,199
M. Beck	2/11/21		11,600	52.79	2/11/31	3,900	181,701	6,600	307,494
	2/13/20	3,601	7,199	66.10	2/13/30	2,466	114,891	6,200	288,858
	2/13/19	5,467	2,733	60.72	2/13/29	933	43,468	4,700	218,973
	2/8/18	7,500		59.28	2/8/28
	2/8/17	9,000		47.04	2/8/27
Total		25,568	21,532			7,299	340,060	17,500	815,325
S. Moule	2/11/21		11,600	52.79	2/11/31	3,900	181,701	6,600	307,494
	12/2/19	3,004	6,005	59.46	12/2/29	1,895	88,288	4,738	220,743
	12/2/19	1,893	3,783	59.46	12/2/29	1,193	55,582	2,985	139,071
Total		4,897	21,388			6,988	325,571	14,323	667,308
P. Hurley, Ph.D.	2/11/21		9,100	52.79	2/11/31	3,100	144,429	5,200	242,268
	2/13/20	1,801	3,599	66.10	2/13/30	1,266	58,983	3,100	144,429
	2/7/19	6,258	3,128	58.92	2/7/29	690	32,147	5,067	236,072
	2/7/19	4,267	2,132	58.92	2/7/29	1,013	47,196	3,455	160,968
Total		12,326	17,959			6,069	282,755	16,822	783,737
1.	The RSU awards and stock options vest one-third on the eighteenth month, thirtieth month and forty-second month anniversaries of the grant date. The number of shares for Mr. Dempsey and Ms. Acker exclude shares released to satisfy certain tax withholding requirements for retirement-eligible participants.
2.	Option exercise price is the last trading price during regular trading hours per share of Common Stock on the grant date.
3.	The options terminate 10 years after the grant date.
4.	Market value reflects the closing stock price on December 31, 2021, of $46.59.
5.	PSAs vest on the third anniversary of the grant date subject to the achievement of performance goals. Assumes target performance levels will be met for all performance periods; the actual payout will depend on actual performance, which will be determined following the end of the three-year performance period. See the “Components of our Executive Compensation Program – Long-Term Incentive Equity Compensation” section of the 2021 Compensation Discussion and Analysis, as well as the 2021 Summary Compensation Table, for a detailed description of the PSA program, including payout calculations. The PSAs granted to Mr. Moule on December 2, 2019 were part of the 2020 award for the three-year performance period ending December 31, 2022.

Option Exercises And Stock Vested

The following table provides information on the value realized by each of the NEOs as a result of the exercise of stock options and stock awards that vested during fiscal year 2021:

	Option Awards		Stock Awards
Name of Executive	Number of Shares Acquired on Exercise	Value Realized on Exercise[1]	Number of Shares Acquired on Vesting	Value Realized on Vesting[2]
P. Dempsey	N/A	N/A	21,572	$1,075,076
J. Streich	N/A	N/A	N/A	N/A
M. Acker[3]	N/A	N/A	906	45,281
M. Beck	25,105	$230,818	3,859	192,918
S. Moule	N/A	N/A	1,546	82,015
P. Hurley, Ph.D.	N/A	N/A	2,338	116,888
1.	Amount reflects the difference between the exercise price of the option and the market value at the time of exercise.
2.	For RSUs, the amount reflects the market value of the stock on the day the stock vested. For PSAs, the amount reflects the market value of the stock on the day the award is approved by the Compensation Committee.
3.	Marian Acker, Vice President, Controller of the Company, and the Company’s Principal Accounting Officer, served as the Company’s Interim Chief Financial Officer and Principal Financial Officer from January 1, 2021 – May 2, 2021. Ms. Acker resumed her role as Vice President, Controller of the Company, and the Company’s Principal Accounting Officer, as of May 3, 2021.

Pension Benefits

The following table sets forth pension or other benefits providing for payment at, following, or in connection with retirement granted or accrued to the Company’s NEOs in 20211:

Name of Executive	Plan Name	Number of Years Credited Service (12/31/21)	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
Patrick J. Dempsey	CPP	21.167	$1,453,747	$0
President and Chief Executive Officer,	RBEP	N/A	N/A	N/A
Barnes Group Inc.	MSSORP	21.167	12,040,759	0
Marian Acker[2]	CPP	28.583	1,831,800	0
Vice President, Controller,	RBEP	28.583	154,092	0
Barnes Group Inc.	MSSORP	N/A	N/A	N/A
1.	The other NEOs do not participate in these plans.
2.	Marian Acker, Vice President, Controller of the Company, and the Company’s Principal Accounting Officer, served as the Company’s Interim Chief Financial Officer and Principal Financial Officer from January 1, 2021 – May 2, 2021. Ms. Acker resumed her role as Vice President, Controller of the Company, and the Company’s Principal Accounting Officer, as of May 3, 2021.

All assumptions are as detailed in the notes to the consolidated financial statements for the fiscal year ended December 31, 2021, including a discount rate of 2.95% with the exception of the following:

●	Retirement age for all plans is assumed to be the later of unreduced retirement age, as defined by each plan, or age as of December 31, 2021.
●	No pre-retirement mortality, disability, or termination is assumed.
●	Consistent with financial disclosure calculations, it is assumed that the form of payment is a life annuity for the CPP, the RBEP and the MSSORP.
●	The 2021 qualified plan compensation limit of $290,000 has been incorporated.
●	The terms of (i) the RBEP plan document as amended and restated effective January 1, 2013, and (ii) the terms of the MSSORP plan document as amended and restated effective January 1, 2009, have been reflected in the exhibits to the Company’s 2021 Annual Report Form 10-K. Subsequent amendments as of December 30, 2009 and December 12, 2014 to the MSSORP plan document are likewise reflected in the exhibits to the Company’s 2021 Annual Report Form 10-K.
●	Internal Revenue Code Section 415 limits are not reflected for these calculations. Note that the limits would only affect the distribution of amounts between the qualified and non-qualified plans.
●	Messrs. Beck, Moule and Hurley and Ms. Streich do not participate in the CPP or MSSORP plans and therefore are not eligible to receive pension-related benefits under the RBEP.

Discussion Concerning Pension Benefits Table

We provide benefits to our NEOs under the following three pension plans:

●	Consolidated Pension Plan (CPP);
●	Retirement Benefit Equalization Plan (RBEP); and
●	Modified Supplemental Senior Officer Retirement Plan (MSSORP).

The CPP is a broad-based tax-qualified defined benefit pension plan. The RBEP and the MSSORP are non-tax-qualified supplemental executive retirement plans that provide more generous benefits than are available under the CPP to certain designated employees and senior-level officers, including certain of our NEOs as described below.

Consolidated Pension Plan

The CPP is a defined benefit pension plan designed to provide income after retirement to eligible employees and their beneficiaries. Mr. Dempsey and Ms. Acker participated in the CPP in 2021. As described below, given the closure of the CPP to employees hired on or after January 1, 2013, Messrs. Beck, Hurley and Moule and Ms. Streich were eligible in 2021 to receive an annual retirement contribution under the RSP of 4% of eligible earnings, subject to 5-year graded vesting.

Under the CPP, each eligible employee receives credit for benefit accrual and vesting purposes equal to the number of full months elapsed from the date the employee becomes a participant until the date the participant is no longer employed by the Company. The formula for benefit purposes ranges from 0.5% to 2.45% of a participant’s highest five consecutive years of pensionable compensation (which generally includes base salary). A participant is 100% vested after five years of service. Benefits are generally structured to be paid upon retirement.

The normal retirement date under the CPP is the first day of the month following (1) a participant’s 65th birthday or (2) if hired after age 60, the month the participant achieves five years of service. Participants are eligible for early retirement if they have completed 10 years of vesting service and have reached age 55. A participant whose employment terminates before he or she is eligible to retire on account of normal or early retirement but who has otherwise met the vesting requirements of the CPP is entitled to a deferred vested retirement benefit.

In 2006, the benefit formula for calculating benefits under the CPP was changed for credited service earned on and after January 1, 2007. The following table shows the calculation of the basic retirement benefit for credited service earned as of December 31, 2006 under the prior formula, and for credited service earned on and after January 1, 2007:

	Benefit Accrual Rate
	For Credited Service Earned as of 12/31/2006	For Credited Service Earned on and after 1/1/2007
Final Average Earnings up to Covered Compensation times Credited Service up to 25 years times	1.85%	1.5%
Plus
Final Average Earnings above Covered Compensation times Credited Service up to 25 years times	2.45%	2.0%
Plus
Final Average Earnings times Credited Service over 25 years times	0.5%	0.5%

“Final Average Earnings” is the average of a participant’s highest 5 consecutive years’ compensation within the 10 years before retirement or termination of employment with the Company. Compensation includes all earnings paid to the participant as reported to the IRS on the participant’s Form W-2, but excludes overtime pay, bonuses, director’s fees, reimbursed expenses and any other additional form of earnings, including contributions made to or under any other form of benefit plan (e.g., a 401(k) or profit sharing plan). The 2021 qualified plan compensation limit is $290,000.

“Covered Compensation” is the average annual earnings used to calculate a participant’s Social Security benefit. Covered Compensation is based on the year in which a participant reaches his or her Social Security retirement age. It assumes that the participant will earn the maximum amount taxable by Social Security up to that time. Covered Compensation for a participant who reached age 65 and retired in 2021 was $94,560.

“Credited Service” is the total time a participant spends working at the Company that counts toward his or her pension benefit. Credited Service most often is the number of months the participant works for the Company.

The basic retirement benefit is reduced by the monthly amount of income payable to the participant attributable to employer contributions under any other tax-qualified defined benefit pension plan under which the participant receives credit for service which also constitutes credited service under the CPP.

The normal retirement benefit of a participant will be his or her basic retirement benefit as determined above multiplied by 100% (minus any percentage attributable to the cost of a pre-retirement survivor annuity, if applicable) and multiplied by (a) the actuarial equivalent factor of the normal form of benefit for the participant or (b) the actuarial equivalent factor of any optional form of retirement benefit provided for under the CPP that the participant elects to receive instead of the normal form. Optional forms of benefit include Contingent Annuity of 25%, 50%, 75% or 100%, 120 Months Certain and Life Option, Level Income Option, and Level Income and Contingent Annuity Option.

Retirement Contribution

The Retirement Contribution (RC) is an additional component of the Barnes Group Inc. Retirement Savings Plan (RSP). Certain salaried employees hired on or after January 1, 2013, who are not eligible to participate in the CPP (which was closed to new participants effective December 31, 2012), receive an annual retirement contribution of 4% of eligible earnings subject to 5-year graded vesting. The RSP is a defined contribution savings plan with a 401(k) elective deferral and matching contribution feature for all participants. For the RSP, 100% vesting in matching contributions occurs upon 2 years of service. Among the NEOs, Messrs. Beck, Hurley and Moule and Ms. Streich are eligible for the RC component of the RSP.

Retirement Benefit Equalization Plan – Defined Benefit (DB) Component

The Retirement Benefit Equalization Plan (RBEP) provides defined benefits on base salary earnings in excess of Internal Revenue Service limits on qualified plans that apply to the CPP for eligible salaried employees, officers and NEOs who do not meet MSSORP or DC Plan vesting requirements. Examples of such limits are the Internal Revenue Code Section 415 limit (i.e., the annual contribution limit to a defined contribution plan ($58,000 through December 31, 2021) and the annual benefits payable limit from defined benefit plans ($230,000 through December 31, 2021)) and the Internal Revenue Code Section 401(a)(17) limit (i.e., earnings taken into account for tax-qualified plan purposes ($290,000 through December 31, 2021)).

Modified Supplemental Senior Officer Retirement Plan

The MSSORP provides supplemental retirement benefits to selected employees of the Company including Mr. Dempsey. The MSSORP was closed to new participants on December 31, 2008 and replaced by the 2009 Deferred Compensation Plan.

The MSSORP provides certain early or normal retirement benefits to participants as follows. The normal retirement benefits under the MSSORP are equal to (a) minus the sum of (b), (c) and (d), where:

(a)	equals 55% of the participant’s final average compensation (which generally includes base salary and annual incentive compensation) multiplied by the ratio (not to exceed 1.0) of his or her credited service to 15 years;
(b)	equals the participant’s Social Security benefit;
(c)	equals the participant’s prior employer benefit; and
(d)	equals the participant’s CPP benefit.

The early retirement benefits under the MSSORP are equal to (a) minus (b) minus (c), multiplied by a percentage factor (less than 100%) based on the participant’s age at the time benefits commence, minus (d),where:

(a)	equals 55% of the participant’s final average compensation (which generally includes base salary and annual incentive compensation) multiplied by the ratio (not to exceed 1.0) of his or her credited service to the greater of 15 years or the credited service the participant would have completed had credited service continued to age 62;
(b)	equals the participant’s Social Security benefit payable at age 62; and
(c)	equals the participant’s prior employer benefit payable at age 62; and
(d)	equals the participant’s CPP benefit based on the participant’s age at the time MSSORP benefits commence.

The MSSORP is structured to cover any gaps of coverage under the CPP and RBEP up to 55% of a participant’s final average compensation. This is because when an individual becomes eligible for the MSSORP, a portion of the benefits are based on amounts earned and vested under the CPP and RBEP, which all vest prior to the MSSORP benefits.

“Final average compensation” has the same meaning as Final Average Earnings under the CPP except that “final average compensation” is not subject to the IRS qualified plan compensation limits. In addition, “final average compensation” includes annual cash incentive awards. The “CPP benefit” is the annual pension benefit payable as a single life annuity upon the participant’s actual retirement date, excluding any portion of such annual pension benefit attributable to any period after, or any compensation earned after, the participant has a “separation from service” within the meaning of Internal Revenue Code Section 409A. “Social Security benefit” means the participant’s annual Social Security benefit. “Prior employer benefit” means any benefit paid or payable by any prior employer of the participant.

For participants who had attained age 55 as of January 1, 2009, distributions are made in the form of an annuity. For participants who had not attained age 55 as of January 1, 2009, distributions are made in 5 installments over a 4-year period following retirement; provided, however, that if the participant terminates employment before attaining age 55, the participant is instead entitled to benefits under the RBEP.

Nonqualified Deferred Compensation

The following table sets forth information with regard to defined contribution or other plans that provide for the deferral of compensation on a basis that is not tax-qualified:

Name of Executive[1]	Aggregate Beginning Balance in Last Fiscal Year	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year-End[2]
Julie K. Streich[3] Senior Vice President, Finance and Chief Financial Officer, Barnes Group Inc.	$0	$0	$1,267	$0	$0	$1,267
Michael A. Beck Senior Vice President, Barnes Group Inc. and President, Barnes Aerospace	30,287	0	7,000	3,316	0	40,603
Stephen G. Moule Senior Vice President, Barnes Group Inc. and President, Barnes Industrial	6,800	0	8,600	696	0	16,096
Patrick T. Hurley, Ph.D. Senior Vice President and Chief Technology Officer, Barnes Group Inc.	6,872	0	4,080	964	0	11,916
1.	Nonqualified deferred compensation plans and participants are described in the table on page 45.
2.	Prior year Summary Compensation tables include all contributions and earnings, with the exception of 2019, 2020 and 2021 earnings which are excluded from the Summary Compensation table.
3.	Julie K. Streich joined the Company as Senior Vice President, Finance and Chief Financial Officer effective May 3, 2021.

Deferred Compensation Plan

The Barnes Group 2009 Deferred Compensation Plan (DC Plan) was authorized by the Board in July 2009 effective September 1, 2009. Officers of the Company who were elected or appointed on or after January 1, 2009 until April 1, 2012 when the DC Plan was closed to any new or rehired otherwise eligible executive, were eligible to participate in the DC Plan at the Board’s discretion. The DC Plan replaced the MSSORP which was closed to new participants as of December 31, 2008. No NEOs participated in the DC Plan in 2021.

There are no participant contributions to the DC Plan; rather, for each DC Plan participant, the Company credits an annual contribution equal to 20% of the compensation above the Internal Revenue Code Section 401(a)(17) limit (i.e., earnings taken into account for tax-qualified plan purposes, which was $290,000 as of December 31, 2021) or such other amount determined by the Compensation Committee. The contributions credited are adjusted according to the performance of investment options provided under the DC Plan. Each participant in the DC Plan determines from the investment options available how his or her fund will be invested. The DC Plan provides most of the same investment options as the RSP. Subject to the Company’s amendment and termination rights and other DC Plan and trust provisions, participants generally vest upon attaining the age of 55 and 10 years of service; provided that the Board may reduce the required years of service to five years for any given participant; and provided further that, for death and defined disabilities, vesting occurs if a participant is at least 55 with five years of service. Distributions under the DC Plan generally are made in five installments over a four-year period. If, at separation from service or death, a participant has satisfied the age and service conditions for the payment of a benefit under the DC Plan, a benefit under the RBEP will not be paid to the participant.

Retirement Benefit Equalization Plan – Defined Contribution (DC) Component

In addition to the defined benefit RBEP described on page 56, the defined contribution RBEP provides defined contributions on base salary earnings in excess of IRS limits on qualified plans related to the RC component of the RSP for eligible salaried employees, officers and NEOs. Examples of such limits are the Internal Revenue Code Section 415 limit (i.e., the annual contribution limit to a defined contribution plan ($58,000 through December 31, 2021) and the annual benefits payable limit from defined benefit plans ($230,000 through December 31, 2021)) and the Internal Revenue Code Section 401(a)(17) limit (i.e., earnings taken into account for tax-qualified plan purposes ($290,000 through December 31, 2021)).

Messrs. Beck, Hurley and Moule and Ms. Streich are eligible to participate in the defined contribution RBEP. Generally, the defined contribution RBEP is structured to pay the participants the difference between the benefits paid under the RC component of the RSP and what the participant would have received but for the statutory limitations. The defined contribution RBEP takes into account base salary for purposes of determining the benefits accrued under the plan. NEOs that participate in the RC component of the RSP are eligible to receive a supplemental annual retirement contribution of 4% of eligible earnings under the defined contribution RBEP as a nonqualified contribution on base salary earnings in excess of IRS limits. The defined contribution RBEP, applicable to the RC component of the RSP, became effective January 1, 2013. The amount that the Company contributes under the defined contribution RBEP is also included in the “All Other Compensation” column of the Summary Compensation table for Messrs. Beck, Hurley and Moule and Ms. Streich (excluding 2021 earnings).

Post Termination And Change In Control Benefits

The Company has entered into certain agreements and maintains certain plans that will require the Company to provide compensation to the NEOs in the event of a termination of employment or a change in control of the Company. The key provisions of those arrangements are described below, and the values of potential payments that would be due if termination of employment or a change in control occurred on December 31, 2021 are set forth in the tables following the description.

Severance Agreement

All of our NEOs are eligible for certain severance benefits in connection with a change in control or a separation from service following a change in control under the terms of a severance agreement. Generally, our severance agreements are based on the same form agreement. The term of each severance agreement is one year with an automatic annual extension commencing on each January 1, unless the Company or the NEO provides written notice not later than September 30 of the preceding year of a determination not to extend the severance agreement. However, if a change in control occurs during the term of the severance agreement, the term will expire no earlier than 24 months after the month in which the change in control occurs. The Compensation Committee believes that the Company’s severance agreements for its NEOs help assure that the NEOs will act in the best interest of the stockholders in any proposed merger or acquisition transaction, even if they might face possible termination of employment as a result of such a transaction.

The severance agreements provide, among other things, that upon the occurrence of a change in control, NEOs are entitled to a cash payment equal to a prorated target annual bonus for the year in which the change in control occurs which will be credited against any annual bonus or incentive award that each NEO is otherwise entitled to receive with respect to such year.

In addition, if, following a change in control and during the applicable term of the severance agreement, a NEO’s employment is involuntarily terminated other than for cause or if the NEO voluntarily terminates employment for good reason, then the NEO is entitled to certain severance payments and benefits conditioned upon executing a release. These payments and benefits generally consist of the following:

●	An amount equal to two times the most recent base salary and two times the highest of (i) the annualized average bonus for up to three years prior (or such annualized year if applicable) to the (a) separation from service or (b) change in control; or (ii) the target bonus for the year in which the separation from service occurs;

●	Cash payment equal to a prorated target bonus for the year in which the separation from service occurs (less any pro rata bonus previously paid for the same period);
●	Twenty-four months of additional age credit, benefit accruals and vesting credit under the Company’s non- qualified and qualified retirement plans, with the resulting benefits payable either at the times provided by such plans or in an actuarially equivalent lump sum on March 1 of the year following the year in which the date of termination occurs;
●	Twenty-four months of continued financial planning assistance at the Company’s expense;
●	Twenty-four months continued participation in any welfare plans of the Company (including medical, dental, death, disability, and the Company’s executive life insurance plan, if applicable) in which the NEO was participating at the time of termination of employment or change in control; and
●	An additional payment each month during the 24-month period to gross-up the NEO for all taxes due on the medical and dental benefits payable under the severance agreement.

For purposes of the severance agreements, “good reason” generally includes a termination by a NEO, subject to an applicable cure period, for: (i) the assignment of any duties materially inconsistent with the NEO’s status as an executive officer or a material adverse alteration in the nature or status of the NEO’s responsibilities from such responsibilities in effect prior to the change in control, (ii) a reduction in the annual base salary of more than 5% or $20,000, (iii) greater than a 50-mile change in the location of Company executive offices, and (iv) the failure to follow procedures in the event of a termination for “cause.”

If, during the term of the severance agreement following a change in control, the Company disputes that a NEO’s employment has been involuntarily terminated other than for cause or that the NEO terminated employment for good reason, the Company may be obligated under the severance agreement to continue to pay the executive salary, bonus, benefits and perquisites as described above for the balance of the term of the severance agreement, in addition to the payments and benefits described above.

If NEOs become entitled to health, welfare, pension and other benefits of the same type as referred to above during the 24-month period following employment termination, the Company will stop providing these benefits and the NEO may be obligated to repay a portion of any benefits that were previously paid as described above in a lump sum.

The Company’s severance agreements also provide that, if any payment or benefit would be subject to excise tax imposed under Section 4999 of the Internal Revenue Code, the severance payments and benefits to the executive will be reduced if and to the extent that reducing the payments and benefits would result in the executive retaining a larger amount, on an after-tax basis, than if he or she had received the entire amount of such payments and benefits and paid the applicable excise tax (i.e., the Company does not provide a tax gross-up for any excise taxes as a result of change in control benefits).

Each NEO’s severance (change in control) agreement supersedes any other agreements and plans that apply in the event that the executive’s employment with the Company is terminated following a change in control without cause or by the executive for good reason. The superseded agreements and plans include the Barnes Group Inc. Executive Separation Pay Plan described below.

Barnes Group Inc. Executive Separation Pay Plan

During 2021, each of our NEOs was covered by the Executive Separation Pay Plan. The Executive Separation Pay Plan provides for severance payments and benefits to an eligible executive who experiences an involuntary separation from service without cause provided that, after December 31, 2008, such separation is not covered by a severance agreement. No payments or benefits are made to an executive whose employment is terminated due to misconduct of any type, including, but not limited to, violation of Company rules or policies or any activity which results in a conviction of a felony or if the employment termination is a result of the sale of a business unit of the Company and the employee is offered employment by the purchaser within 30 days after the closing of the sale, in a comparable position and for substantially equivalent compensation and benefits as before the sale.

Under the Executive Separation Pay Plan, a terminated eligible NEO is entitled to minimum severance of one month’s base salary or the amount of accrued vacation pay, whichever is greater. In order to receive the higher severance benefit of 12 months’ salary continuation (or, 24 months’ salary and pro rata actual bonus in the case of Mr. Dempsey) plus accrued vacation pay, the eligible NEO must execute a release of claims acceptable to the Company. The salary portion of such severance is to be paid on regular payroll dates but payments may be delayed until six months after separation from service if necessary to comply with Internal Revenue Code Section 409A. The vacation pay portion is to be paid in a lump sum. The pro rata actual bonus to be paid to Mr. Dempsey would be paid in a lump sum. During the severance period, benefits will continue to be provided pursuant to medical, dental, flexible benefit and premium payments and benefits under the SEELIP, ELIP or EGTLIP will be continued for NEOs.

Annual Incentive Plans

Participants in the annual cash incentive program for any year whose employment is involuntarily terminated by the Company other than for cause on or after November 1 and before awards are paid for such year are eligible to receive prorated awards for such year based on actual performance, as are participants who are terminated by reason of retirement, death or disability. A participant whose employment terminates for any other reason before awards are paid for a year is not eligible to receive an award.

Retirement Plans

The amount and form of pension benefits that would be paid upon a qualifying retirement under our CPP, the RBEP and the MSSORP are disclosed in the Pension Benefits table on page 54 above and the accompanying discussion. Any additional retirement benefits that would be payable in the event of termination of employment or a change in control are shown in the Potential Payment Upon Termination Or Change In Control table on page 61.

Awards Granted Under The Stock And Incentive Award Plan

The table below summarizes potential payments upon termination or change in control pursuant to each of the Company’s stock option, RSU and PSA standard agreements. The applicable agreement contains the complete and controlling terms and conditions that apply to each type of award, which may vary by individual. For awards granted after January 1, 2016, “retirement” refers to a termination of employment by an employee who has reached the age of 55 with 10 years of service. For awards granted prior to January 1, 2016, “retirement” refers to a termination of employment by an employee who has reached the age of 62 with 5 years of service.

Termination Scenario	Stock Options	Restricted Stock Units	Performance Share Awards
Involuntary termination without cause	Vested options will remain exercisable for one year from the date of termination. Unvested options will terminate.	Unvested portion of award will terminate.	For awards granted at least one year prior to termination, a pro rata payout will be made based on actual performance, at the end of the three-year performance period. All unearned PSAs will terminate.
Death	Grants 2016 or later: a pro rata portion of the stock options will immediately vest and remain exercisable for one year after termination.	A pro rata portion of unvested shares will immediately vest.	A pro rata payout will be made based on actual performance, at the end of the three-year performance period, and any unearned portion of the award will terminate.
Disability	Grants 2016 or later: unvested options continue to vest while executive is disabled. Upon a change in status, any unvested options will terminate. Any vested options remain exercisable for one year.	Shares will continue to vest while executive remains disabled. Upon a change in status, any unvested portion of the award will terminate.	A pro rata payout will be made based on actual performance, at the end of the three-year performance period, and any unearned portion of the award will terminate.
Retirement	Grants 2016 or later: a pro rata portion of the stock options will immediately vest and remain exercisable for five years after the termination date.	A pro rata portion of unvested shares will immediately vest.	A pro rata payout will be made based on actual performance, at the end of the three-year performance period, and any unearned portion of the award will terminate.
Termination for cause or voluntary resignation	All outstanding stock options will terminate.	Unvested portion of the award will terminate.	All unvested PSAs will terminate.
Change in control and termination other than for cause within two years	All unvested options will immediately vest and remain exercisable for two years after the termination date.	All unvested shares will immediately vest.	Vesting of PSAs based on actual performance will occur for full years that have been completed and based on target for any remaining period.

Potential Payment Upon Termination Or Change In Control

The amount of compensation payable to each NEO if termination of employment or a change in control occurs, assuming a December 31, 2021 triggering event, is listed in the table below1.

	Voluntary Termination[7]	For Cause Termination[8]	Without Cause/Good Reason Termination[9]	Death[10]	Disability[10,11]	Change in Control[12]	Change in Control with Termination[13]	Retirement[14]
P. Dempsey[14]
Cash Compensation/Severance			$3,661,758	$1,861,758	$1,861,758		$3,150,000	$1,861,758
Additional Retirement Benefits[2]							$1,444,918
Continuation of Other Benefits[3]			$365,454				$365,454
Stock Options[4]
Restricted Stock Units[5]				$744,042			$1,392,389	$744,042
Performance Share Awards[6]			$3,244,201	$4,050,302	$4,050,302		$6,284,991	$4,050,302
Total			$7,271,413	$6,656,102	$5,912,060		$12,637,752	$6,656,102
J. Streich
Cash Compensation/Severance			$914,218	$439,218	$439,218		$1,284,141
Additional Retirement Benefits[2]							$39,767
Continuation of Other Benefits[3]			$55,186				$95,372
Stock Options[4]
Restricted Stock Units[5]				$50,830			$170,426
Performance Share Awards[6]				$94,531	$94,531		$284,106
Total			$969,404	$584,579	$533,749		$1,873,812
M. Acker[14,15]
Cash Compensation/Severance			$599,434	$294,434	$294,434		$823,500	$294,434
Additional Retirement Benefits[2]							$95,214
Continuation of Other Benefits[3]			$111,793				$208,587
Stock Options[4]
Restricted Stock Units[5]				$63,409			$132,921	$63,409
Performance Share Awards[6]			$94,717	$152,070	$152,070		$284,199	$152,070
Total			$805,944	$509,913	$446,504		$1,544,421	$509,913
M. Beck[16]
Cash Compensation/Severance			$1,063,589	$603,589	$603,589		$1,430,973
Additional Retirement Benefits[2]							$53,600
Continuation of Other Benefits[3]			$60,085				$105,170
Stock Options[4]
Restricted Stock Units[5]				$182,679			$340,060
Performance Share Awards[6]			$411,529	$513,748	$513,748		$815,325
Total			$1,535,203	$1,300,016	$1,117,337		$2,745,128
S. Moule
Cash Compensation/Severance			$993,616	$493,616	$493,616		$1,008,892
Additional Retirement Benefits[2]							$56,232
Continuation of Other Benefits[3]			$45,267				$75,534
Stock Options[4]
Restricted Stock Units[5]				$175,318			$325,571
Performance Share Awards[6]			$239,845	$342,064	$342,064		$667,309
Total			$1,278,728	$1,010,998	$835,680		$2,133,538
P. Hurley, Ph.D.
Cash Compensation/Severance			$867,334	$480,334	$480,334		$851,279
Additional Retirement Benefits[2]							$49,663
Continuation of Other Benefits[3]			$57,001				$99,001
Stock Options[4]
Restricted Stock Units[5]				$161,574			$282,755
Performance Share Awards[6]			$493,295	$573,849	$573,849		$783,737
Total			$1,417,630	$1,215,757	$1,054,183		$2,066,435
1.	The value of equity awards vesting upon a change in control, retirement, death or disability is equal to the grant’s intrinsic value as of December 31, 2021 based on the closing market price of $46.59. Equity awards and non-equity incentive plan compensation that were fully vested by their terms as of December 31, 2021 are not included in the numbers shown above. For information on any outstanding fully-vested awards, see the “Outstanding Equity Awards at Fiscal Year End” Table.
2.	The value of these benefits is based upon provisions of the change in control severance agreements with our NEOs whereby the executives are entitled to the value of additional retirement benefits that would have been earned had they continued employment for two additional years after employment termination.

3.	The value of these benefits is based upon the Executive Separation Pay Plan and the change in control severance agreements with our NEOs whereby the executives are entitled to continued participation in the Company’s welfare and fringe benefit plans for 12 or 24 months upon covered terminations of employment, and continuation of premium payments and benefits under the SEELIP, ELIP or EGTLIP as applicable. Although continued participation may cease to the extent the NEO subsequently has coverage elsewhere, the numbers set forth in the table above reflect an estimate of coverage for the maximum applicable time period.
4.	Amounts reflect the difference between the exercise price of the options underlying the awards and the closing market price of $46.59 as of December 31, 2021. Options with an exercise price greater than $46.59 are shown as $0. Equity awards that were fully vested by their terms as of December 31, 2021 are not included in the numbers shown above. Calculation assumes that options are exercised immediately, although severance agreements allow 2 years to exercise following a Change in Control and qualified termination, 1 year in the case of death or disability and 5 years in the case of retirement. For information on any outstanding fully-vested awards, see the “Outstanding Equity Awards at Fiscal Year End” Table.
5.	Amounts reflect the market value of the shares underlying the awards as of December 31, 2021 at the closing market price of $46.59 and do not include any value for that portion of the award with respect to which the participants accrued a vested interest by or on December 31, 2021 . For information on any outstanding fully-vested awards, see the “Outstanding Equity Awards at Fiscal Year End” Table.
6.	Amounts reflect the market value of the shares underlying the awards as of December 31, 2021 at the closing market price of $46.59 and assume target level performance and do not include any value for that portion of the award with respect to which the participants accrued a vested interest by or on December 31, 2021. A change in control event with continued employment does not trigger any modifications related to performance share awards.
7.	No additional payment is due under the Annual Incentive Plans for the Cash Compensation/Severance row of the table; participants must be employed on the date of payment to receive an award.
8.	The Executive Separation Pay Plan stipulates no separation benefits are due if the executive is terminated for misconduct. Under the Annual Incentive Plans, the officer generally must be employed on the date of payment to receive an award. A retirement-eligible officer also gets no bonus under the Annual Incentive Plans if terminated for Cause.
9.	The amount in the Cash Compensation/Severance row of the table equals one year’s salary (or two years’ salary for Dempsey) and includes a pro-rated award under the Annual Incentive Plans for all executives. Under the Annual Incentive Plans, an executive terminated other than for cause after November 1, 2021 is entitled to a pro-rated payout based on actual performance. For Without Cause/Good Reason Termination, performance shares granted over a year prior to the termination date are pro-rated at target.
10.	No additional salary is due upon death or disability, but, under the Annual Incentive Plans, the participant would be entitled to a pro-rated award for a death or disability on December 31, 2021. Participants’ beneficiaries would also be entitled to life insurance benefits as well as certain pension plan death benefits not shown on this table. Prorated equity awards vest at date of death for awards granted on or after January 1, 2016. Proration is based on days worked in performance period and target performance is assumed for performance shares. Proration is based on days worked since grant date for other equity awards.
11.	Participants would be able to receive short-term disability and long-term disability payments available to all salaried employees for which amounts are not shown in the table above. Participants would also accrue service under some of the pension plans during a period of disability. Equity awards granted on or after January 1, 2016 (other than performance shares) are subject to continued vesting upon the occurrence, and continuation, of a qualifying disability event. No incremental value is shown for disability because vesting does not accelerate upon termination for disability. For information on any outstanding fully-vested awards, see the “Outstanding Equity Awards at Fiscal Year End” table.
12.	Upon a change in control event with continued employment, executives are entitled to a pro-rated target bonus. The table reflects a December 31, 2021 change in control event. Since a portion of the 2021 bonus is earned as of December 31, 2021, the Cash Compensation/Severance row includes the excess (if any) of the full-year target bonus over the amount actually awarded for the year. A change in control event with continued employment does not trigger any modifications related to performance share awards.
13.	Executives are entitled to two years salary and a pro-rated target bonus upon a change in control and qualifying termination. The table reflects a December 31, 2021 event. Since a portion of the 2021 bonus is earned as of December 31, 2021, the Cash Compensation/ Severance row includes the excess (if any) of the pro-rated target bonus over the amount actually earned for the year. Agreements separately provide for a bonus component of the severance benefit. For all NEOs, this is based on a 2x multiple of a 3-year average bonus or the target bonus if target is more favorable, for post-change in control termination. No reductions to the 2021 amounts were necessary for Mr. Dempsey, Ms. Acker or Mr. Beck, as none of their calculated amounts were in excess of the largest allowable after-tax payments. The severance benefits shown for Ms. Streich, Mr. Moule and Mr. Hurley for a post-change in control termination, however, have been reduced by $140,859, $491,108 and $271,021 respectively to the largest after-tax payments. Unvested stock options and restricted stock awards will immediately vest. Vesting of performance shares based on actual performance will occur for full years that have been completed and based on target for any remaining period.
14.	Equity awards allow for retirement treatment if an executive terminates employment at or after attaining age 55 with at least 10 years of service (for awards granted during or after 2016). Proration is based on days worked in performance period for performance shares and days worked since grant date for other equity awards. Retirement-eligible employees are also entitled to a pro-rated payout under the Annual Incentive Plans. Mr. Dempsey and Ms. Acker were retirement eligible as of December 31, 2021.
15.	Marian Acker, Vice President, Controller of the Company, and the Company’s Principal Accounting Officer, served as the Company’s Interim Chief Financial Officer and Principal Financial Officer from January 1, 2021 – May 2, 2021. Ms. Acker resumed her role as Vice President, Controller of the Company, and the Company’s Principal Accounting Officer, as of May 3, 2021.
16.	Michael A. Beck advised in November, 2021 that he will retire from the Company, effective April 30, 2022. In connection with his retirement, on March 11, 2022, Mr. Beck has entered into a Covenant Agreement and Release of Claims with the Company as further detailed in the “Additional Information” section on page 46, and in the Form 8-K filed by the Company on March 15, 2022. Pursuant to the Covenant Agreement, following his retirement, Mr. Beck will continue to vest in certain equity granted to him prior to March 1, 2021.

2021 CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of SEC Regulation S-K, we are providing the following information about the ratio of the annual total compensation, calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K (the “Annual Total Compensation”) of our median employee and the Annual Total Compensation of our CEO. For 2021, our last completed fiscal year:

●	the median of the Annual Total Compensation of all of our employees (other than our CEO) was $54,760 and
●	the Annual Total Compensation of our CEO was $10,496,468.

Accordingly, the ratio of our CEO’s Annual Total Compensation to the median employee’s Annual Total Compensation was 192 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s Annual Total Compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

There have been no changes in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to this pay ratio disclosure.

The median employee selected for 2020, however, is no longer employed by the Company. As permitted by the SEC rules, the Company substituted another employee whose compensation was comparable to the original median employee. This substitution was based on the consistently applied compensation methodology used to select the original median employee. Additional information about how we selected the median employee for 2020 is described in our 2021 proxy statement and consisted of the following methodology:

For 2020, to identify the median employee of our workforce, we used the following methodology and material assumptions and estimates:

●	As of October 1, 2020, the date we selected to identify the median employee, our employee population consisted of approximately 4,700 individuals.
●	We selected base salary/wages and overtime pay, plus actual annual cash incentive compensation (annual bonus) paid through October 1, 2020 as the compensation measure. We annualized the compensation of employees to cover the full calendar year, and also annualized pay for new hires in 2020.

Using the median employee, we then calculated that employee’s compensation for 2021 under Item 402(c)(2)(x) of Regulation S-K, resulting in the Annual Total Compensation shown above.

The Annual Total Compensation of our CEO shown above reflects the amount reported for Mr. Dempsey in the “Total” column for 2021 in the Summary Compensation Table included in this proxy statement.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information regarding securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2021:

Plan Category Equity Compensation Plans Approved by Security Holders:	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column a) (c)
Barnes Group Inc. Stock and Incentive Award Plan (2014 Plan)	1,218,470[1]	50.71[2]	2,488,316[3]
Employee Stock Purchase Plan (ESPP)			243,121
Non-Employee Director Deferred Stock Plan, As Further Amended	28,800
Total	1,247,270		2,731,437
1.	Included in this amount are 230,309 shares reserved for RSU awards, 261,312 shares reserved for PSAs assuming target performance, and (39,570) shares reserved for PSAs assuming below target performance.
2.	Weighted-average exercise price excludes 452,049 shares for restricted stock awards with a zero exercise price.
3.	The 2014 Plan allows for stock options and stock appreciation rights to be issued at a ratio of 1:1 and other types of incentive awards at a ratio of 2.84:1.

STOCK OWNERSHIP

Security Ownership Of Certain Beneficial Owners

The individuals and institutions set forth below are the only persons known by us to be beneficial owners of more than 5% of the outstanding shares of Common Stock as of March 1, 2022:

	BlackRock Inc.	The Vanguard Group Inc.	Bank of America Corporation	Champlain Investment Partners, LLC	Dimensional Fund Advisors LP	Wasatch Advisors, Inc.
Common Stock	7,394,143	5,072,289	3,137,584	3,105,605	2,921,589	2,534,712
Percent of Common Stock	14.6%	10.02%	6.2%	6.13%	5.8%	5.0%
Sole voting power	7,288,767	None	None	2,406,450	2,864,257	2,534,712
Shared voting power	None	37,900	3,133,736	None	None	None
Sole investment power	7,394,143	4,994,094	None	3,105,605	2,921,589	2,534,712
Shared investment power	None	78,195	3,135,973	None	None	None

The foregoing information is based solely on Schedules 13G/A filed by the following on the dates indicated: Schedule 13G/A filed by BlackRock, Inc., 55 East 52nd Street, New York, NY 10055, with the SEC on January 27, 2022; Schedule 13G/A filed by The Vanguard Group Inc., 100 Vanguard Blvd., Malvern, PA 19355, with the SEC on February 9, 2022; Schedule 13G/A filed by Bank of America Corporation, Bank of America Corporate Center, 100 N Tryon Street, Charlotte, NC 28255, with the SEC on January 31, 2022;Schedule 13G/A filed by Champlain Investment Partners, LLC, 180 Battery St., Burlington, Vermont 05401, with the SEC on February 11, 2022; Schedule 13G/A filed by Dimensional Fund Advisors LP, Building One, 6300 Bee Cave Road, Austin, TX 78746, with the SEC on February 8, 2022; and Schedule 13G/A filed by Wasatch Advisors, Inc., 505 Wakara Way, Salt Lake City, UT 84108, with the SEC on February 9, 2022.

Security Ownership Of Directors And Executive Officers

As of March 1, 2022, each of our directors and NEOs and all directors and executive officers as a group beneficially owned the number of shares of Common Stock shown below. The number of shares reported as beneficially owned has been determined in accordance with Rule 13d-3 under the Exchange Act.

Directors	Amount and Nature of Beneficial Ownership[1]	Percent of Common Stock
Thomas O. Barnes	507,324	1.00%
Elijah K. Barnes	535,587	1.06%
Jakki L. Haussler	1,238	0.00%
Richard J. Hipple	11,502	0.02%
Thomas J. Hook	11,061	0.02%
Daphne E. Jones	4,496	0.01%
Mylle H. Mangum	25,246	0.05%
Hans-Peter Männer	410,134	0.81%
William J. Morgan[2]	47,692	0.09%
Anthony V. Nicolosi	8,437	0.02%
JoAnna L. Sohovich	15,615	0.03%
Total	1,578,332	3.11%

Officers	Amount and Nature of Beneficial Ownership[1]	Percent of Common Stock
Patrick J. Dempsey	714,356	1.40%
Julie K. Streich	0	0.00%
Marian Acker[3]	41,694	0.08%
Michael A. Beck	54,336	0.11%
Stephen G. Moule	5,957	0.01%
Patrick T. Hurley, Ph.D.	14,891	0.03%
Total	831,234	1.63%

	Amount and Nature of Beneficial Ownership[1]	Percent of Common Stock
Current directors & executive officers as a group (20)	2,588,676	5.10%
1.	The named person or group has sole voting and investment power with respect to the shares listed in this column, except as set forth in this note.
2.	Director Morgan will retire from the Board effective as of the 2022 Annual Meeting in accordance with the mandatory retirement provisions of our Corporate Governance Guidelines.
3.	Marian Acker, Vice President, Controller of the Company, and the Company’s Principal Accounting Officer, served as the Company’s Interim Chief Financial Officer and Principal Financial Officer from January 1, 2021 – May 2, 2021. Ms. Acker resumed her role as Vice President, Controller of the Company, and the Company’s Principal Accounting Officer, as of May 3, 2021.

Director T. Barnes has sole voting power with respect to 507,423 shares; sole investment power with respect to 349,733 shares, and shared investment power with respect to 157,591 shares. Of the shares of Common Stock owned by Director T. Barnes, 100,000 shares are pledged.

The shares listed for Messrs. Dempsey, Beck, Moule and Hurley and Mses. Streich and Acker and all directors and executive officers as a group include 331,068; 25,568; 4,897; 12,326; 0; 16,301; and 454,429 shares, respectively, which they have the right to acquire within 60 days after March 1, 2022.

The shares listed for Mr. Dempsey, Ms. Acker and all executive officers as a group include 4,316; 4; and 30,263 shares, respectively, over which they have shared investment power. These shares are held under the Company’s Retirement Savings Plan.

The shares listed for Directors T. Barnes and Mangum include 12,000 shares that each of them has the right to receive under the Non-Employee Director Deferred Stock Plan described in “Deferred Compensation” on page 26.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC.

Delinquent Section 16(a) Reports

Based solely on a review of the reports filed with the SEC, or written representations from our directors and executive officers, we believe that during 2021, all filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is comprised entirely of independent directors. During 2021, no member of the Compensation Committee had a relationship with the Company or any of our subsidiaries, other than as directors and stockholders, and no member was an officer or employee of the Company or any of our subsidiaries, a participant in a related person transaction or an executive officer of another entity, where one of our executive officers serves on the board of directors that would constitute a related person transaction or raise concerns of a Compensation Committee interlock.

RELATED PERSON TRANSACTIONS

Policies And Procedures For Related Person Transactions

The Company has a written policy regarding related person transactions. The policy covers all related person transactions or series of similar transactions. All related person transactions are to be in the best interests of the Company and its stockholders and, unless different terms are specifically approved or ratified by the Corporate Governance Committee, must be on terms that are no less favorable to the Company than would be obtained in a similar transaction with an unaffiliated third party under the same or similar circumstances. The Corporate Governance Committee may consider the following:

●	the extent of the related person’s interest in the transaction;
●	whether the transaction would create an actual or apparent conflict of interest;
●	the availability of other sources or comparable products or services, if applicable;
●	whether the item is generally available to substantially all employees, if applicable;
●	the benefit to the Company; and
●	the aggregate value of the transaction.

Our General Counsel is responsible for reviewing all related person transactions and taking all reasonable steps to ensure that all “material” related person transactions (those required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC) are presented to the Corporate Governance Committee for pre-approval or ratification in its discretion. Each director and executive officer is responsible for promptly notifying our General Counsel of any related person transaction in which such director or executive officer may be directly or indirectly involved as soon he or she becomes aware of a possible transaction.

For related person transactions that are not material, our General Counsel is to determine whether the transaction is in compliance with the policy. If a non-material related person transaction involves the General Counsel, the Chief Financial Officer assumes the responsibilities of the General Counsel with respect to the policy.

Related Person Transactions For 2021

There were no related person transactions for 2021.

AUDIT MATTERS

Audit Committee Report

The Audit Committee of the Board of Directors is comprised of independent directors functioning in accordance with a written charter adopted and approved by the Board of Directors, reviewed at least annually by the Audit Committee and available on the Company’s website. As provided in its charter, the Audit Committee’s purpose is to assist the Board of Directors in fulfilling specified responsibilities, including oversight of the process for external financial reporting. The Audit Committee relies on the expertise and knowledge of management and the Company’s independent registered public accounting firm in carrying out its oversight responsibilities.

The Board of Directors has made an affirmative determination that each member of the Audit Committee is independent under the SEC and NYSE rules applicable to audit committee members. Further, the Board of Directors has made an affirmative determination that in light of their respective backgrounds and experiences, each member of the Audit Committee meets the financial literacy requirements for service on the Audit Committee and at least one member is an “audit committee financial expert” as such term is defined in the SEC rules.

Through regularly scheduled meetings, the Audit Committee facilitates open communication with the Board of Directors, Company management and the Company’s independent and internal auditors. Management has the primary responsibility for establishing and maintaining effective systems of internal and disclosure controls for preparing financial statements and for the public reporting process. The Company’s independent registered public accounting firm for 2021, PricewaterhouseCoopers LLP (PwC), was responsible for expressing opinions on the conformity of the Company’s audited financial statements for the year ended December 31, 2021 with generally accepted accounting principles and on the effectiveness of internal control over the Company’s financial reporting.

With respect to the fiscal year ended December 31, 2021, the Audit Committee, among other things:

●	discussed with the Company’s internal auditor and PwC the overall scope and plans for their respective audits, and
●	reviewed and discussed with management, internal audit, and PwC the Company’s: (i) financial reporting process, (ii) internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act, (iii) the audited financial statements, (iv) management’s report on the operating effectiveness of internal control over financial reporting, and (v) PwC’s audit report and attestation report on the Company’s internal control over financial reporting included in the Company’s Annual Report on Form 10-K.

This review and discussion included a discussion of the quality and acceptability of the accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and, with regard to PwC, the additional matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard (AS) No. 1301.

The Audit Committee reviewed and discussed the qualifications, performance and independence of PwC. In conjunction with the review of PwC’s independence, the Audit Committee received from PwC the written disclosures and letter required by PCAOB’s Rule 3526, Communication with Audit Committees Concerning Independence, and discussed with PwC the firm’s independence from the Company and management, including among other things, the compatibility of non-audit services with maintaining PwC’s independence. Based on the foregoing discussions and reviews, the Audit Committee has determined that PwC’s provision of non-audit services is compatible with PwC’s conclusion regarding their independence.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors and the Board of Directors approved inclusion of the audited financial statements for the fiscal year ended December 31, 2021 in the Company’s Annual Report on Form 10-K for 2021 as filed with the SEC.

The Audit Committee

Anthony V. Nicolosi, Chair
Thomas J. Hook
Daphne E. Jones
Hans-Peter Männer
William J. Morgan

Principal Accounting Fees And Services

The following table summarizes the fees for professional services provided by PricewaterhouseCoopers LLP for the years ended December 31, 2021 and 2020:

Type of Fees	2021	2020
Audit Fees[1]	$3,009,775	$2,731,674
Audit-Related Fees[2]	157,563	19,536
Tax Fees[3]	556,394	377,386
All Other Fees[4]	1,818	1,818
Total Fees	3,725,550	3,130,414
1.	Fees for services provided for the integrated audit of the Company’s annual consolidated financial statements and internal controls over financial reporting and reviews of consolidated financial statements included in the Company’s Form 10-Qs relating to periods in the respective years as well as for services provided for statutory and regulatory filings for the respective years.
2.	Fees for services related to due diligence and audits of employee benefit plans.
3.	Fees for tax compliance and domestic and international consulting and planning services. 4. Fees for the license fees for PricewaterhouseCoopers LLP’s online research software.

Our policy is to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Under our Audit Committee’s policy, pre-approval is generally provided for particular services or categories of services, including planned services, project-based services and consultations. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. Our Audit Committee approved all services that our independent registered public accounting firms provided to us in the past two years.

Proposal 3 – Ratify The Selection Of PricewaterhouseCoopers LLP As The Company’s Independent Auditor For 2022

The Audit Committee is directly responsible for the appointment, compensation, retention, evaluation and oversight of the Company’s independent registered public accounting firm. As part of this responsibility, the Audit Committee annually evaluates, among other factors, the independent registered public accounting firm’s qualifications, performance and independence and assesses whether to continue to retain the firm or select a different firm.

The Audit Committee of the Board has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. PricewaterhouseCoopers LLP has served in that capacity for the Company since 1994. Although not required by the Company’s Charter or Bylaws, the Company has determined to ask stockholders to ratify this selection as a matter of good corporate practice. If the appointment of PricewaterhouseCoopers LLP is not ratified, the Audit Committee will consider the stockholders’ vote when determining whether to continue the firm’s engagement, but may ultimately determine to continue the engagement of the firm or another audit firm without re-submitting the matter to stockholders. Even if the appointment of PricewaterhouseCoopers LLP is ratified, the Audit Committee may in its sole discretion terminate the engagement of the firm and direct the appointment of another independent registered public accounting firm at any time during the year if it determines that such an appointment would be in the best interests of our Company and our stockholders.

One or more representatives of PricewaterhouseCoopers LLP is expected to be present at the 2022 Annual Meeting, have the opportunity to make a statement, if desired, and be available to respond to appropriate questions.

The Board recommends a vote FOR this proposal.

VOTING INFORMATION

Who Can Vote

Only stockholders of record at the close of business on the Record Date, which is March 11, 2022, will be entitled to vote at the 2022 Annual Meeting. As of March 11, 2022, the Company had 50,694,661 outstanding shares of Common Stock, par value $.01 per share, each of which is entitled to one vote.

Voting Your Shares

Stockholders of record as of the Record Date are entitled to vote at the 2022 Annual Meeting, either in person or virtually by live audio webcast. Stockholders of record as of the Record Date may also vote before the 2022 Annual Meeting in the following ways:

Vote by Phone: 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. E.T. the day prior to the 2022 Annual Meeting date. Have your proxy card in hand when you call and then follow the instructions.

Vote by Mail: Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Vote by Internet:

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. E.T. the day prior to the 2022 Annual Meeting date. Go to www.proxyvote.com or scan the QR Barcode in the proxy card you received.

Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

If you vote by Internet or telephone, you should not return your proxy card. If you hold your shares through a broker, bank or other nominee, you will receive separate instructions from the nominee describing how to vote your shares. Proxies will be solicited on behalf of the Board by mail and other electronic means or in person, and we will pay the solicitation costs.

How to Attend and Vote Virtually During the Live Audio Webcast of the 2022 Annual Meeting

If you choose to vote at the 2022 Annual Meeting virtually during the live audio webcast, go to www.virtualshareholdermeeting.com/B2022 and follow the instructions below:

●	To be admitted to the live audio webcast of the 2022 Annual Meeting, use the following link: www.virtualshareholdermeeting.com/B2022.
●	Enter the control number found on your proxy card, voting instruction form or notice you received with the proxy materials. If you are a beneficial shareholder, you may contact the bank, broker or other institution where you hold your account if you have questions about obtaining your control number.
●	Once admitted to the live audio webcast of the 2022 Annual Meeting, you may vote and/ or submit questions by following the instructions available on the 2022 Annual Meeting website, www.virtualshareholdermeeting.com/B2022.
●	If you do not have your control number, you may attend the 2022 Annual Meeting as a guest (non-stockholder). As a guest, you will not have the option to vote your shares at the 2022 Annual Meeting.

Revocation Of Proxy

A stockholder who executes and delivers a proxy may revoke it at any time before it is exercised by voting in person or virtually by live audio webcast at the 2022 Annual Meeting, by delivering a subsequent proxy, by notifying the inspectors of the election live by audio webcast or in writing or, if previous instructions were given through the Internet or by telephone, by providing new instructions by the same means.

Quorum

For the business of the 2022 Annual Meeting to be conducted, a minimum number of shares constituting a quorum must be present. The holders of a majority of the outstanding shares of Common Stock entitled to vote at the 2022 Annual Meeting must be present in person or virtually by live audio webcast, or represented by proxy at the 2022 Annual Meeting to have a quorum. Thus, 25,347,331 shares must be represented live by audio webcast or by proxy to have a quorum at the 2022 Annual Meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person or virtually by live by audio webcast at the 2022 Annual Meeting. Shares represented at the meeting by proxies including abstentions and broker non-votes are treated as present at the meeting for purposes of determining a quorum. Shares owned by the Company are not considered outstanding or considered to be present at the 2022 Annual Meeting. If there is not a quorum at the 2022 Annual Meeting, either the chairperson of the 2022 Annual Meeting or our stockholders entitled to vote at the 2022 Annual Meeting may adjourn the 2022 Annual Meeting.

Voting Standards And Board Recommendations

Proposals	Voting Standard	Board Vote Recommendation
1. Election of 11 directors (page 13)	Affirmative vote of a majority of shares of Common Stock represented in person or virtually, by live audio webcast, or by proxy and entitled to vote on the matter. Proxies may not be voted for more than the number of nominees named by the Board.	FOR each of the nominees
2. Advisory vote for the resolution to approve the Company’s executive compensation (page 28)	Affirmative vote of a majority of shares of Common Stock represented in person or virtually, by live audio webcast, or by proxy and entitled to vote on the matter.	FOR
3. Ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2022 (page 68)	Affirmative vote of a majority of shares of Common Stock represented in person or virtually, by live audio webcast, or by proxy and entitled to vote on the matter.	FOR

Broker Non-votes

A broker non-vote occurs when a stockholder who holds his or her shares through a bank or brokerage firm does not instruct that bank or brokerage firm how to vote the shares and, as a result, the broker is prevented from voting the shares held in the stockholder’s account on certain proposals. Under applicable NYSE rules, if you hold your shares through a bank or brokerage firm and your broker delivers the Notice of Internet Availability or the printed proxy materials to you, the broker has discretion to vote on “routine” matters only. Of the matters to be voted on as described in this proxy statement, only the ratification of the selection of our independent registered public accounting firm is considered “routine” and therefore eligible to be voted on by your bank or brokerage firm without instructions from you.

Effect Of Broker Non-votes And Abstentions

Abstentions and broker non-votes are not counted as votes cast and thus will not have an effect on the outcome of Proposal 1 (election of directors). Abstentions will have the effect of a vote against Proposal 2 (executive compensation) and Proposal 3 (independent auditor), while broker non-votes will have no effect on the outcome of the vote on Proposal 2 (executive compensation). There will not be any broker non-votes for Proposal 3 (independent auditor).

Dissenters’ Rights of Appraisal

Stockholders do not have appraisal rights under Delaware law or under the Company’s governing documents with respect to the matters to be voted upon at the 2022 Annual Meeting.

Interests of the Company’s Officers and Directors

Members of the Board have an interest in Proposal 1, the election to the Board of the eleven director nominees set forth herein, as each of the nominees is currently a member of the Board. Members of the Board and executive officers of Barnes have an interest in Proposal 2 to the extent they are compensated by the Company. Members of the Board and executive officers of the Company do not have any interest in Proposal 3, the ratification of the appointment of our independent registered public accounting firm.

Participants In The Barnes Group Inc. Retirement Savings Plan

You must provide the trustee of the Barnes Group Inc. Retirement Savings Plan with your voting instructions in advance of the meeting. You may do so by returning your voting instructions by mail, or submitting them by telephone or electronically, using the Internet. You cannot vote your shares in person at the 2022 Annual Meeting; the trustee is the only one who can vote your shares. The trustee will vote your shares as you have instructed. Except as otherwise required by law, if the trustee does not receive your instructions, the trustee will vote your shares in the same proportion on each issue as it votes those shares for which it has received voting instructions. To allow sufficient time for voting by the trustee, your voting instructions must be received by 11:59 P.M. E.T. on May 3, 2022.

Results of the Meeting

Preliminary voting results will be announced at the 2022 Annual Meeting. In addition, final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the 2022 Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the 2022 Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

DOCUMENT REQUEST INFORMATION

E-Proxy Process

According to the rules of the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record or beneficial owner, we are furnishing our proxy materials (proxy statement for the 2022 Annual Meeting, the proxy card and the 2021 Annual Report to Stockholders) by providing access to these materials on the Internet.

A Notice of Meeting and Internet Availability of Proxy Materials will be mailed to stockholders on or about March 25, 2022. We are providing this notice in lieu of mailing the printed proxy materials and instructing stockholders as to how they may: (1) access and review the proxy materials on the Internet; (2) submit their proxy; and (3) receive printed proxy materials.

Stockholders may request to receive printed proxy materials by mail or electronically by e-mail on an ongoing basis at no charge by following the instructions in the notice. A request to receive proxy materials in printed form by mail or by e-mail will remain in effect until such time as the submitting stockholder elects to terminate it.

The proxy statement and annual report to stockholders are available at www.barnesgroupinc.com.

Stockholders Requesting Copies Of 2021 Annual Report

Stockholders may request and we will promptly mail without charge a copy of the 2021 Annual Report by writing to: Manager, Stockholder Relations, Legal Services, Barnes Group Inc., 123 Main Street, Bristol, Connecticut 06010.

Householding Of 2022 Annual Meeting Materials

Some banks, brokers, broker-dealers and other similar organizations acting as nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement and the 2021 Annual Report may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of a proxy statement or annual report for other stockholders in your household, either now or in the future, please contact your bank, broker, broker-dealer or other similar organization serving as your nominee.

Upon written or oral request to Legal Services, Barnes Group Inc., 123 Main Street, Bristol, Connecticut 06010, or via telephone to the Investor Relations department at (800) 877-8803, we will promptly provide separate copies of the 2021 Annual Report and/or this proxy statement. Stockholders sharing an address who are receiving multiple copies of this proxy statement and/or the 2021 Annual Report and who wish to receive a single copy of these materials in the future will need to contact their bank, broker, broker-dealer or other similar organization serving as their nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

Other Matters

The Board does not know of any matters to be presented for consideration at the meeting other than the matters described in Proposals 1, 2, and 3 of the Notice of 2022 Annual Meeting. However, if other matters are presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment. All shares represented by the accompanying proxy, if the proxy is given before the meeting, will be voted in the manner specified therein.

Stockholder Recommended Director Candidates

In accordance with the Company’s Corporate Governance Guidelines and Process and Procedure for Identifying Director Candidates, the Corporate Governance Committee will consider director candidates recommended by stockholders of the Company. The Corporate Governance Committee evaluates stockholder-recommended candidates in the same manner as all other candidates. Any stockholder wishing to submit a recommendation should do so in writing addressed to:

Chairperson, Corporate Governance Committee
c/o Senior Vice President, General Counsel and Secretary
Barnes Group Inc.
123 Main Street
Bristol, Connecticut 06010

Stockholder recommendations must comply with the information requirements of the notice provisions contained in the Company’s Bylaws in order to be considered. Letters recommending a director candidate must include, among other things, the stockholder’s name, address, and stock ownership information (if the stockholder is not the registered holder of shares, a written statement from the record holder of shares (e.g., a broker or bank) verifying the stockholder’s beneficial ownership must be provided); the stockholder’s opinion as to whether the recommended candidate meets the definition of “independent” under the Company’s Corporate Governance Guidelines and is “financially literate” as contemplated by the NYSE rules; a description of all agreements, arrangements and understandings between the nominee and any other person regarding the nomination by such stockholder, and any direct or indirect interest of such stockholder in any contract with the Company, any affiliate of the Company or any principal competitor of the Company; and the other disclosure requirements set forth in Section 7 of Article II of the Bylaws. The recommendation letter must also include similar information regarding the director candidate and other information, if any, that would be required to be disclosed with regard to a nominee for director in the solicitation of proxies for election of directors under federal securities laws, and the stockholder must include a completed questionnaire, representation and agreement signed by the candidate (which are provided by the Secretary of the Company upon written request). Stockholder nominations must also comply with the deadlines for submitting director nominations set forth in the Company’s Bylaws. A summary of these procedures is set forth below under the caption “Stockholder Proposals for 2023 Annual Meeting.”

STOCKHOLDER PROPOSALS FOR 2023 ANNUAL MEETING

A proposal for action to be presented by any stockholder at the 2023 Annual Meeting of Stockholders will be acted upon only:

If the proposal is to be included in the proxy statement and form of proxy, the proposal is received at the Company’s Office of the Secretary at the address below on or before November 25, 2022; or

If the proposal is not to be included in the proxy statement, or to nominate candidates for election as directors, it must be in accordance with our Bylaws, which provide that they may be made only by a stockholder of record as of the date such notice is given and as of the date for determination of stockholders entitled to vote at such meeting, who shall have given notice of the proposed business or nomination which is received by us between December 7, 2022 and January 6, 2023.

The notice must contain, among other things, the name and address of the stockholder, a brief description of the business desired to be brought before the 2023 Annual Meeting, the reasons for conducting the business at the 2023 Annual Meeting and the stockholder’s ownership of the Company’s capital stock. The requirements for the notice are set forth in the Bylaws, which are available on the Company’s website, www.barnesgroupinc.com. Stockholders may also obtain a copy by writing to the Company at:

Legal Services
Barnes Group Inc.
123 Main Street
Bristol, Connecticut 06010

To comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 7, 2023.

March 25, 2022

Forward-Looking Statement:

The information covered by this proxy statement may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding our environmental, social, and governance goals, commitments, and strategies. Forward-looking statements often contain words such as “anticipate,” “believe,” “expect,” “plan,” “estimate,” “project,” “continue,” “will,” “should,” “may,” and similar terms. These forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that may cause actual results to differ materially from any future results expressed or implied by the forward-looking statements. In addition, we have based some of these forward-looking statements on assumptions about future events that may prove to be inaccurate. A detailed discussion of these risks, uncertainties, and other potential factors that could affect our business and performance and cause actual results or outcomes to differ materially from the results, performance or achievements addressed in our forward-looking statements is included in our other filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update its forward-looking statements, which speak as of their respective dates, whether as a result of new information, future events, or otherwise.

BARNES GROUP INC. RESOURCES

The following materials are available on our website at www.barnesgroupinc.com.

Annual Reports	http://ir.barnesgroupinc.com/financials/annual-reports/default.aspx
Board Committees	http://ir.barnesgroupinc.com/governance/committee-composition/default.aspx
Audit Committee Charter	https://s24.q4cdn.com/605164115/files/doc_downloads/doc_govs/2022/Audit-Committee-Charter-revised-2-11-22.pdf
Compensation and Management Development Committee Charter	https://s24.q4cdn.com/605164115/files/doc_downloads/doc_govs/2022/CMDC-Charter-revised-and-Board-Approved-on-Feb-11-2022.pdf
Corporate Governance Committee Charter	https://s24.q4cdn.com/605164115/files/doc_downloads/doc_govs/2022/Corp-Governance-Charter-bod-appr-021122.pdf
Barnes Enterprise System (BES)	https://www.barnesgroupinc.com/about/barnes-enterprise-system/
Board of Directors	http://ir.barnesgroupinc.com/governance/board-of-directors/default.aspx
California Transparency in Supply Chains Act Disclosure	http://s24.q4cdn.com/605164115/files/doc_downloads/doc_govs/2021/California-Transparency-in-Supply-Chains-Act-Statement-April-2015.pdf
Certificate of Incorporation	https://s24.q4cdn.com/605164115/files/doc_downloads/barnes_group_inc/Restated-Certificate-of- Incorporation-05032013.pdf
Code of Business Ethics and Conduct	https://s24.q4cdn.com/605164115/files/doc_downloads/code_of_business/2022/03/Code_of_Conduct_03-2022_English-new.pdf
Code of Business Ethics and Conduct for Suppliers	https://s24.q4cdn.com/605164115/files/doc_downloads/doc_govs/Code-of-Business-Ethics-and-Conduct-for-Suppliers-11-6-2018.pdf
Communicating Concerns to Directors	http://www.compliance-helpline.com/welcomepagebarnesgroup.jsp
Company Bylaws	http://s24.q4cdn.com/605164115/files/doc_downloads/barnes_group_inc/By-Laws- Effective-7-28-2016.pdf
Conflict Minerals Policy	http://s24.q4cdn.com/605164115/files/doc_downloads/doc_govs/Conflict-Minerals-Policy.pdf
Corporate	http://www.barnesgroupinc.com/
Corporate Governance Guidelines	http://s24.q4cdn.com/605164115/files/doc_downloads/doc_govs/Corporate-Governance-Guidelines- Approved-February-12-2021-PDF.pdf
Environmental Social and Governance Report	https://www.barnesgroupinc.com/wp-content/uploads/2022/03/ESG-Report-2021-FINAL.pdf
Events and Presentations	http://ir.barnesgroupinc.com/events-and-presentations/default.aspx
Human Rights Policy	www.barnesgroupinc.com/wp-content/uploads/2022/03/Barnes-Human-Rights-Policy-Final.pdf
Investor Relations	http://ir.barnesgroupinc.com/home/default.aspx
Leadership Team	http://ir.barnesgroupinc.com/governance/executive-management/default.aspx
Proxy Statements	http://ir.barnesgroupinc.com/financials/proxy-statements/default.aspx
Quarterly Reports	http://ir.barnesgroupinc.com/financials/quarterly-results/default.aspx
SEC Filings	http://ir.barnesgroupinc.com/financials/sec-filings/default.aspx
Stock Quote and Chart	http://ir.barnesgroupinc.com/stock-info/default.aspx

ACRONYMS

AC	Audit Committee	NEO	Named Executive Officer
BOD	Board of Directors	NYSE	New York Stock Exchange
CD&A	Compensation Discussion and Analysis	OM	Operating Margin
CG	Corporate Governance Committee	PCAOB	Public Company Accounting Oversight Board
CMDC or Compensation Committee	Compensation and Management Development Committee	PLBP	Performance-Linked Bonus Plan
DC Plan	Deferred Compensation Plan	PSAs	Performance Share Awards
DWC	Days Working Capital	RBEP	Retirement Benefit Equalization Plan
EBITDA	Earnings Before Interest, Taxes, Depreciation and Amortization	ROIC	Return on Invested Capital
EGTLIP	Executive Group Term Life Insurance Program	RSUs	Restricted Stock Units
ELIP	Enhanced Life Insurance Program	SEC	Securities and Exchange Commission
EPS	Earnings Per Share	SEELIP	Senior Executive Enhanced Life Insurance Program
ESPP	Employee Stock Purchase Plan	CPP	Consolidated Pension Plan
MSSORP	Modified Supplemental Senior Officer Retirement Plan	TSR	Total Shareholder Return

Barnes Group Inc.

Corporate Office 123 Main Street Bristol, CT 06010-6376 USA www.Barnesgroupinc.com

123 MAIN STREET BRISTOL, CT 06010

VOTE BY INTERNET

Before The 2022 Annual Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day prior to the 2022 Annual Meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The 2022 Annual Meeting – Go to www.virtualshareholdermeeting.com/B2022

If you choose to attend the 2022 Annual Meeting virtually via the live audio webcast, you may vote virtually. Have the information that is printed in the box marked by the arrow available and follow the instructions on the website.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day prior to the 2022 Annual Meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BARNES GROUP INC.
VOTE ON DIRECTORS
The Board of Directors recommends you vote FOR all of the following director nominees:
1.	Election of Directors			For	Against	Abstain
	1a. Thomas O. Barnes			☐	☐	☐
	1b. Elijah K. Barnes			☐	☐	☐
	1c. Patrick J. Dempsey			☐	☐	☐
	1d. Jakki L. Haussler			☐	☐	☐
	1e. Richard J. Hipple			☐	☐	☐
	1f. Thomas J. Hook			☐	☐	☐
	1g. Daphne E. Jones			☐	☐	☐
	1h. Mylle H. Mangum			☐	☐	☐
	1i. Hans-Peter Männer			☐	☐	☐
	1j. Anthony V. Nicolosi			☐	☐	☐
	1k. JoAnna L. Sohovich			☐	☐	☐
VOTE ON PROPOSALS
The Board of Directors recommends you vote FOR proposal 2:				For	Against	Abstain
2.	Advisory vote for the resolution to approve the Company’s executive compensation.			☐	☐	☐

The Board of Directors recommends you vote FOR proposal 3:				For	Against	Abstain
3.	Ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2022.			☐	☐	☐

NOTE: To conduct such other business that may properly come before the meeting or any adjournment thereof.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials
for the 2022 Annual Meeting:

The Notice and Proxy Statement and 2021 Annual Report are available at
www.proxyvote.com.

E01099-Z67242-P73989

BARNES GROUP INC.

2022 Annual Meeting of Stockholders

May 6, 2022 11:00 A.M. Eastern Time

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Thomas O. Barnes and Julie K. Streich, each individually or jointly, and each with the power to appoint his or her substitute, as proxies and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BARNES GROUP INC. that the stockholder(s) is/are entitled to vote at the 2022 Annual Meeting of Stockholders to be held at 11:00 A.M. Eastern Time on May 6, 2022, in person at the DoubleTree by Hilton, 42 Century Drive, Bristol, CT 06010 and live by audio webcast at www.virtualshareholdermeeting.com/B2022, and any adjournment or postponement thereof. The shares represented by this proxy will be voted as directed by the undersigned stockholder(s) in this proxy card. If no direction is given when this proxy is returned, such shares will be voted “FOR” all of the director nominees listed in proposal 1 and “FOR” proposals 2 and 3. In their discretion, the proxies are authorized to vote upon any other matter that may properly come before the meeting. This card also provides confidential voting instructions to the Trustee for shares held in the Barnes Group Inc. Retirement Savings Plan. If you are a participant and have shares of Barnes Group Inc. common stock allocated to the account under this plan, please read the following as to the voting of such shares: if you do not provide voting instructions to the Trustee by 11:59 P.M. Eastern Time on May 3, 2022, these shares will be voted in the same manner and proportion as shares for which instructions are timely received from other plan participants.

Continued and to be signed on reverse side